                               FINANCING AGREEMENT

                            DATED AS OF MAY 11, 2005

                                  BY AND AMONG

                                 AAIPHARMA INC.,
                       AS DEBTOR AND DEBTOR-IN-POSSESSION,
                                    AS PARENT

                                       AND

  EACH SUBSIDIARY OF PARENT LISTED AS A BORROWER ON THE SIGNATURE PAGES HERETO,
                       AS DEBTOR AND DEBTOR-IN-POSSESSION,
                                  AS BORROWERS,

           THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
                                   AS LENDERS,

                           SILVER POINT FINANCE, LLC,
                              AS COLLATERAL AGENT,

                                       AND

                              BANK OF AMERICA, N.A.
                             AS ADMINISTRATIVE AGENT

                                TABLE OF CONTENTS

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                                                                            ----
ARTICLE I DEFINITIONS; CERTAIN TERMS.....................................      2
   Section 1.01    Definitions...........................................      2
   Section 1.02    Terms Generally.......................................     30
   Section 1.03    Accounting and Other Terms............................     31
   Section 1.04    Time References.......................................     31

ARTICLE II THE LOANS.....................................................     31
   Section 2.01    Commitments...........................................     31
   Section 2.02    Making the Loans......................................     32
   Section 2.03    Repayment of Loans; Evidence of Debt..................     35
   Section 2.04    Interest..............................................     36
   Section 2.05    Reduction of Commitment; Prepayment of Loans..........     37
   Section 2.06    Fees..................................................     42
   Section 2.07    Securitization........................................     42
   Section 2.08    Taxes.................................................     43
   Section 2.09    LIBOR Option..........................................     45

ARTICLE III LETTERS OF CREDIT............................................     47
   Section 3.01    Letters of Credit.....................................     47
   Section 3.02    Letter of Credit Fees.................................     53

ARTICLE IV SECURITY AND ADMINISTRATIVE PRIORITY..........................     54
   Section 4.01    Pre-Petition Obligations..............................     54
   Section 4.02    Acknowledgment of Security Interests..................     54
   Section 4.03    Binding Effect of Documents...........................     54
   Section 4.04    Collateral; Grant of Lien and Security Interest.......     55
   Section 4.05    Administrative Priority...............................     55
   Section 4.06    Grants, Rights and Remedies...........................     56
   Section 4.07    No Filings Required...................................     56
   Section 4.08    Survival..............................................     56

ARTICLE V FEES, PAYMENTS AND OTHER COMPENSATION..........................     57
   Section 5.01    Audit and Collateral Monitoring Fees..................     57
   Section 5.02    Payments; Computations and Statements.................     57
   Section 5.03    Sharing of Payments, Etc..............................     58
   Section 5.04    Apportionment of Payments.............................     59
   Section 5.05    Increased Costs and Reduced Return....................     60
   Section 5.06    Joint and Several Liability of the Borrowers..........     61

ARTICLE VI CONDITIONS TO LOANS...........................................     62
   Section 6.01    Conditions Precedent to Interim Facility..............     62
   Section 6.02    Conditions Precedent to Final Facility
                      Effectiveness......................................     66
   Section 6.03    Conditions Precedent to All Loans and Letters of
                      Credit.............................................     68
   Section 6.04    Conditions Subsequent to Effectiveness................     69

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                                                                            ----
ARTICLE VII REPRESENTATIONS AND WARRANTIES...............................     70
   Section 7.01    Representations and Warranties........................     70

ARTICLE VIII COVENANTS OF THE LOAN PARTIES...............................     79
   Section 8.01    Affirmative Covenants.................................     79
   Section 8.02    Negative Covenants....................................     90

ARTICLE IX MANAGEMENT, COLLECTION AND STATUS OF ACCOUNTS RECEIVABLE
              AND OTHER COLLATERAL.......................................     97
   Section 9.01    Collection of Accounts Receivable; Management of
                      Collateral.........................................     97
   Section 9.02    Accounts Receivable Documentation.....................    100
   Section 9.03    Status of Accounts Receivable and Other Collateral....    100
   Section 9.04    Collateral Custodian..................................    101

ARTICLE X EVENTS OF DEFAULT..............................................    101
   Section 10.01   Events of Default.....................................    101

ARTICLE XI AGENTS........................................................    106
   Section 11.01   Appointment...........................................    106
   Section 11.02   Nature of Duties......................................    107
   Section 11.03   Rights, Exculpation, Etc..............................    107
   Section 11.04   Reliance..............................................    108
   Section 11.05   Indemnification.......................................    108
   Section 11.06   Agents Individually...................................    109
   Section 11.07   Successor Agent.......................................    109
   Section 11.08   Collateral Matters....................................    110
   Section 11.09   Agency for Perfection.................................    111
   Section 11.10   Senior Subordinated Note Intercreditor Agreement......    112
   Section 11.11   Other Agents; Arrangers and Manager...................    112

ARTICLE XII MISCELLANEOUS................................................    112
   Section 12.01   Notices, Etc..........................................    112
   Section 12.02   Amendments, Etc.......................................    115
   Section 12.03   No Waiver; Remedies, Etc..............................    115
   Section 12.04   Expenses; Taxes; Attorneys' Fees......................    116
   Section 12.05   Right of Set-off......................................    117
   Section 12.06   Severability..........................................    117
   Section 12.07   Assignments and Participations........................    117
   Section 12.08   Counterparts..........................................    121
   Section 12.09   GOVERNING LAW.........................................    122
   Section 12.10   CONSENT TO JURISDICTION; SERVICE OF PROCESS AND
                      VENUE..............................................    122
   Section 12.11   WAIVER OF JURY TRIAL, ETC.............................    122
   Section 12.12   Consent by the Agents, the L/C Issuer and Lenders.....    123
   Section 12.13   No Party Deemed Drafter...............................    123
   Section 12.14   Reinstatement; Certain Payments.......................    123
   Section 12.15   Indemnification.......................................    123

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
   Section 12.16   Parent as Agent for Borrowers.........................    124
   Section 12.17   Records...............................................    125
   Section 12.18   Binding Effect........................................    125
   Section 12.19   Interest..............................................    126
   Section 12.20   Confidentiality.......................................    127
   Section 12.21   Integration...........................................    127
   Section 12.22   USA Patriot Act Notice................................    128

                              SCHEDULE AND EXHIBITS

Schedule 1.01(A)      Lenders and Lenders' Commitments
Schedule 1.01(B)      Licensing Agreements
Schedule 1.01(C)      Long-Term Budget
Schedule 1.01(D)      Carry-Forward Amount
Schedule 1.01(E)      Material Contracts
Schedule 1.01(F)      Net Cash Proceeds
Schedule 1.01(G)      Supplemental Disclosure
Schedule 3.01         Existing Letters of Credit
Schedule 7.01(e)      Subsidiaries
Schedule 7.01(f)      Litigation; Commercial Tort Claims
Schedule 7.01(g)(i)   Financial Condition
Schedule 7.01(h)      Compliance with Laws
Schedule 7.01(i)      ERISA
Schedule 7.01(o)      Real Property
Schedule 7.01(r)      Environmental Matters
Schedule 7.01(s)      Insurance
Schedule 7.01(u)      Bank Accounts
Schedule 7.01(v)      Intellectual Property
Schedule 7.01(w)      Material Contracts
Schedule 7.01(aa)     Name; Jurisdiction of Organization; Organizational ID
                      Number; Chief Place of Business; Chief Executive Office;
                      FEIN
Schedule 7.01(bb)     Tradenames
Schedule 7.01(cc)     Collateral Locations
Schedule 7.01(ff)     FDA and Other Governmental Notices
Schedule 8.02(a)      Existing Liens
Schedule 8.02(e)      Existing Investments
Schedule 8.02(j)      Transactions With Affiliates
Schedule 8.02(k)      Limitations on Dividends and Other Payment Restrictions
Schedule 8.02(o)      Compromise of Accounts Receivable
Schedule 8.02(v)      Pre-Petition Payments
Schedule 9.01         Lockbox Banks and Lockbox Accounts

Exhibit A   Form of Notice of Borrowing
Exhibit B   Form of LIBOR Notice
Exhibit C   Form of Opinion of Counsel
Exhibit D   Form of Assignment and Acceptance
Exhibit E   Form of Interim Facility Bankruptcy Court Order

                               FINANCING AGREEMENT

          Financing Agreement, dated as of May 11, 2005, by and among aaiPharma Inc., a Delaware corporation, as debtor and debtor-in-possession (the "Parent"), Applied Analytical Industries Learning Center, Inc., a Delaware corporation, as debtor and debtor-in-possession ("Applied Analytical"), AAI Technologies, Inc., a Delaware corporation, as debtor and debtor-in-possession ("AAI Technologies"), AAI Properties, Inc., a North Carolina corporation, as debtor and debtor-in-possession ("AAI Properties"), AAI Japan, Inc., a Delaware corporation, as debtor and debtor-in-possession ("AAI Japan"), Kansas City Analytical Services, Inc., a Kansas corporation, as debtor and debtor-in-possession ("Analytical Services"), AAI Development Services, Inc., a Massachusetts corporation, as debtor and debtor-in-possession ("AAI Development-MA"), aaiPharma LLC, a Delaware limited liability company, as debtor and debtor-in-possession ("Pharma LLC") and AAI Development Services, Inc., a Delaware corporation, as debtor and debtor-in-possession ("AAI Development-DE", and together with Parent, Applied Analytical, AAI Technologies, AAI Properties, AAI Japan, Analytical Services, AAI Development-MA and Pharma LLC, each a "Borrower" and collectively, the "Borrowers"), the financial institutions from time to time party hereto (each a "Lender" and collectively, the "Lenders"), Silver Point Finance, LLC, a Delaware limited liability company ("Silver Point"), as collateral agent for the Lenders (in such capacity, and any successor in such capacity, the "Collateral Agent"), and Bank of America, N.A. ("Bank of America"), administrative agent for the Lenders (in such capacity, and any successor in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

                                    RECITALS

          The Borrowers have commenced voluntary cases (the "Chapter 11 Cases") under Chapter 11 of the Bankruptcy Code (as hereinafter defined) in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), and the Borrowers continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

          The Borrowers have asked the Lenders to make post-petition loans and advances to the Borrowers consisting of (a) a term loan in the aggregate principal amount of $180,000,000 and (b) a revolving credit facility in an aggregate principal amount not to exceed $30,000,000 at any time outstanding, which will include a subfacility for the issuance of letters of credit, provided that until the Final Bankruptcy Court Order (as hereinafter defined) shall have been entered by the Bankruptcy Court, no loans or advances under the term loan or revolving credit facilities shall be made, and no letters of credit shall be issued, other than revolving credit loans in an aggregate principal amount not to exceed $15,000,000. The Lenders have severally, and not jointly, agreed to extend such credit to the Borrowers subject to the terms and conditions hereinafter set forth.

          In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

          Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

          "Account Debtor" means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

          "Account Receivable" means, with respect to any Person, any and all rights of such Person to payment for goods sold and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any supporting obligations in respect of the foregoing and any proceeds arising from or relating to the foregoing.

          "Acquisition" means the acquisition of (i) all of the Capital Stock of any Person, (ii) all or substantially all of the assets of any Person or (iii) all or substantially all of the intellectual property rights to a pharmaceutical product or product line of any Person, whether or not involving a merger or consolidation with such Person.

          "Action" has the meaning specified therefor in Section 12.12.

          "Administrative Agent" has the meaning specified therefor in the preamble hereto.

          "Administrative Agent's Account" means an account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents, L/C Issuer and the Lenders under this Agreement and the other Loan Documents.

          "Administrative Borrower" has the meaning specified therefor in
Section 12.16.

          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent, the L/C Issuer or any Lender be considered an "Affiliate" of any Loan Party.

          "After Acquired Property" has the meaning specified therefor in
Section 8.01(n).

          "Agent" has the meaning specified therefor in the preamble hereto.

          "Agent-Related Persons" means the Administrative Agent and the Collateral Agent, together with their Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agreed Administrative Expense Priorities" means that administrative expenses with respect to the Loan Parties and, with respect to sub-clause (ii) of clause "first", any official committee appointed by the Bankruptcy Court, shall have the following order of priority:

               first, (i) amounts then due and payable pursuant to 28 U.S.C.
          Section 1930(a)(6) and (ii) amounts then due and payable in respect of Carve-Out Expenses, provided that the amount entitled to priority under this sub-clause (ii) of this clause first ("Priority Professional Expenses") shall not exceed the lesser of (a) (1) during the Interim Period, $2,000,000 and (2) during the Final Period, $3,600,000 (in each case, inclusive of any holdbacks required by the Bankruptcy Court) and (b) the sum of (1) the aggregate amount of professional fees, costs and expenses (only to the extent approved and allowed as a claim by the Bankruptcy Court and not incurred in connection with any action or claim against the Existing Agents, the Existing Lenders, the Agents or the Lenders, including, without limitation, any claim challenging the amount, validity, priority or enforceability of the Pre-Petition Obligations or the Obligations) accrued and not paid immediately prior to the commencement of a Carve-Out Expense Reduction Period and (2) $1,000,000 (such lesser amount, the "Professional Expense Cap"); provided, further, however, that (A) during any Carve-Out Expense Reduction Period, any payments actually made in respect of Carve-Out Expenses shall reduce the Professional Expense Cap on a dollar-for-dollar basis, and (B) for the avoidance of doubt, so long as no Carve-Out Expense Reduction Period shall be continuing, the payment of Carve-Out Expenses shall not reduce the Professional Expense Cap, second, solely from the Net Cash Proceeds of the Pharma Sale, the Rothschild Success Fee (to the extent then due and payable),

               third, all Obligations then due and payable, and

               fourth, all other allowed administrative expenses (including Carve-Out Expenses other than Priority Professional Expenses) to the extent then due and payable.

          "Agreement" means this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Collateral Agent (and the Administrative Agent, if applicable), in accordance with Section
12.07 hereof and substantially in the form of Exhibit D hereto or such other form acceptable to the Collateral Agent.

          "Authorized Officer" means, with respect to any Person, the chief executive officer, chief operating officer, chief financial officer, president, executive vice president, controller or treasurer of such Person.

          "Availability" means, at any time, the difference between (i) the Total Revolving Credit Commitment and (ii) the sum of (A) the aggregate outstanding principal amount of all Revolving Loans, (B) all Letter of Credit Obligations and (C) the aggregate amount of all reserves established by the Administrative Agent at the direction of the Collateral Agent pursuant to the terms of this Agreement and the other Loan Documents, including, without limitation, a reserve solely during the Final Period in respect of the Professional Expense Cap in an amount equal to $3,600,000.

          "Avoidance Actions" means all causes of action arising under Sections 542, 544, 545, 547, 548, 550, 551, 553(b) or 724(a) of the Bankruptcy Code
and any proceeds therefrom.

          "Avoided Payments" has the meaning specified therefor in Section 2.05(c)(vi).

          "Bank of America" has the meaning specified therefor in the preamble hereto.

          "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. Section 101, et seq.), as amended, and any successor statute.

          "Bankruptcy Court" has the meaning specified therefor in the recitals hereto.

          "Bankruptcy Court Orders" means the Interim Bankruptcy Court Order and the Final Bankruptcy Court Order.

          "Board" means the Board of Governors of the Federal Reserve System of the United States.

          "Board of Directors" means, with respect to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of the board.

          "Borrower" has the meaning specified therefor in the preamble hereto.

          "Budget" means the Short Term Budget or the Long Term Budget, as the context requires.

          "Budget Period" means each 4-week period set forth in the Long-Term Budget commencing with the 4-week period ending June 3, 2005.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or the state where the Payment Office is located are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

          "Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period.

          "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

          "Capitalized Lease" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is (i) required under GAAP to be capitalized on the balance sheet of such Person or (ii) a transaction of a type commonly known as a "synthetic lease" (i.e. a lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

          "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

          "Carve-Out Expense Reduction Period" means any period during which an Event of Default under this Agreement or a default by any Loan Party in any of its obligations under any of the Bankruptcy Court Orders, in either such case, shall have occurred and be continuing, and as to which the Collateral Agent has provided written notice of the commencement thereof to the Administrative Borrower (it being understood and agreed that a Carve-Out Expense Reduction Period shall commence on the date of such notice).

          "Carve-Out Expenses" means any payments permitted to be made by the Bankruptcy Court in respect of (i) fees, costs and expenses of attorneys, accountants and other professionals retained in the Chapter 11 Cases pursuant to Sections 327, 328, 330, 331 and 1103 of the Bankruptcy Code, (ii) the hourly wages of employees of FTI Consulting Inc. retained by the Borrowers in the Chapter 11 Cases (or any other advisors retained by the Borrowers in compliance with Section 8.01(q)) and payable pursuant to Section 363(b)(i) of the Bankruptcy Code and (iii) from and after the Final Facility Effective Date, any restructuring fee payable by the Borrowers to FTI Consulting Inc. pursuant to that certain Engagement Letter, dated as of March 18, 2004 (as amended by an amendment dated as of February 24, 2005), between the Parent and FTI Consulting, Inc. in an aggregate amount not to exceed $750,000; provided, however, that nothing herein shall limit FTI Consulting Inc.'s right to receive any restructuring fee pursuant to the foregoing Engagement Letter after termination of the Total Commitment, payment in full in cash of all Obligations and the termination or cash collateralization of all outstanding Letters of Credit. For the avoidance of doubt, Carve-Out Expenses shall not include the fees, costs and expenses of attorneys, accountants and other professionals retained by the Agents, the Lenders or the L/C Issuer in connection with the Loan Documents or the Chapter 11 Cases.

          "Cash and Cash Equivalents" means all cash and any presently existing or hereafter arising deposit account balances, certificates of deposit or other financial instruments properly classified as cash equivalents under GAAP.

          "Change in Law" has the meaning specified therefor in Section 5.05(a).

          "Change of Control" means each occurrence of any of the following:

          (a) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of at least a majority the directors of the Parent then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of the Parent;

          (b) except as otherwise permitted by Section 8.02(c), the Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange
Act) of 100% of the aggregate voting power of the Capital Stock (other than directors' qualifying shares) of each other Loan Party, free and clear of all Liens (other than Permitted Liens); or

          (c) (i) any Loan Party consolidates or amalgamates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to another Person, except as otherwise permitted in Section 8.02(c)(i) or 8.02(c)(iii), or (ii) any entity consolidates or amalgamates with or merges into any Loan Party in a transaction pursuant to which the outstanding voting Capital Stock of such Loan Party is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described in this clause (ii) in which either (A) in the case of any such transaction involving the Parent, no person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than a Permitted Holder has, directly or indirectly, acquired beneficial ownership of more than 33% of the aggregate outstanding voting Capital Stock of the Parent or (B) in the case of any such transaction involving a Loan Party other than the Parent, the Parent has direct or indirect beneficial ownership of 100% of the aggregate voting power of all Capital Stock (other than director's qualifying shares) of the resulting, surviving or transferee entity.

          "Chapter 11 Cases" has the meaning specified therefor in the recitals hereto.

          "Collateral" has the meaning specified therefor in Section 4.04(a).

          "Collateral Agent" has the meaning specified therefor in the preamble hereto.

          "Collateral Agent Advances" has the meaning specified therefor in
Section 11.08(a).

          "Collection Account" and "Collection Accounts" have the meanings specified therefor in Section 9.01(a).

          "Commitments" means, with respect to each Lender, such Lender's Revolving Credit Commitment and Term Loan Commitment.

          "Contingent Obligation" means, with respect to any Person, any obligation of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business) or co-making by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product or service warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

          "Current Value" has the meaning specified therefor in Section 8.01(n).

          "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

          "Disposition" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets, whether now owned or hereafter acquired, to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding the sales, transfers or other dispositions set forth in Section 8.02(c)(ii)(A), (B), (D), (E), (G) and (H). Notwithstanding the foregoing, (x) Investments permitted by Section 8.02(e) and (y) Extraordinary Receipts shall not constitute "Dispositions" under this Agreement.

          "Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.

          "Domestic Subsidiary" means a Subsidiary organized under the laws of the United States, any of the states thereof or the District of Columbia.

          "Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliates.

          "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Person or Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

          "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Federal Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the Release, deposit or migration of any Hazardous Materials into the environment.

          "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by any Loan Party or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

          "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

          "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

          "Event of Default" means any of the events set forth in Section 10.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Agents" means Silver Point, as collateral agent for the Existing Lenders, and Bank of America, as administrative agent for the Existing Lenders.

          "Existing Credit Agreement" means that certain Financing Agreement, dated as of April 23, 2004, by and among the Parent and each subsidiary of the Parent listed as a borrower on the signature pages thereto, the Existing Agents and the Existing Lenders, as amended, restated, supplemented or otherwise modified from time to time prior to the Interim Facility Effective Date.

          "Existing Lenders" means the lenders party to the Existing Credit Agreement, including the L/C Issuer under and as defined in the Existing Credit Agreement.

          "Existing Letters of Credit" means the letter(s) of credit outstanding on the Filing Date and identified on Schedule 3.01.

          "Extraordinary Receipts" means any cash received by the Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(iii), (iv) or (vi) hereof or proceeds of any Permitted Indebtedness), including, without limitation, (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) indemnity payments and
(vii) any purchase price adjustments or deferred purchase price payments (including, without limitation, in the form of royalties and licensing fees) received in connection with any purchase agreement (it being understood that royalties and progress payments received by the Parent or any of its Subsidiaries in the ordinary course of business shall not constitute "Extraordinary Receipts").

          "Facility" means each parcel of real property identified on Schedule 7.01(o) that is identified with an asterisk (*), including, without limitation, the land on which such facility is located, all buildings and other improvements thereon, all fixtures located at or used in connection with such facility, all whether now or hereafter existing.

          "FDA" means the United States Food and Drug Administration and any successor agency.

          "FDA Notice" has the meaning set forth in Section 7.01(ff).

          "FDA Regulation" means any rule, regulation or administrative order promulgated or issued by the FDA.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

          "Fee Letter" means that certain fee letter, dated as of the Interim Facility Effective Date, by and among the Borrowers and the Agents, in form and substance satisfactory to the Agents, which Fee Letter supersedes the Fee/Expense Side Letter, dated as of April 29, 2005, between the Parent and Silver Point.

          "Field Survey and Audit" means a field survey and audit of the Loan Parties and an appraisal of the Collateral performed by auditors, examiners and/or appraisers selected by the Collateral Agent, at the sole cost and expense of the Borrowers.

          "Filing Date" means May 10, 2005.

          "Final Bankruptcy Court Order" means the final order of the Bankruptcy Court with respect to the Borrowers, in form and substance reasonably satisfactory to the Agents and in any event providing for the repayment in full of the Pre-Petition Obligations, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Agents and the Borrowers.

          "Final Bankruptcy Court Order Entry Date" means the date on which the Final Bankruptcy Court Order shall have been entered by the Bankruptcy Court.

          "Final Facility Effective Date" has the meaning specified therefor in
Section 6.02.

          "Final Maturity Date" means the date which is the earliest of (i) the date which is 30 days following the date of entry of the Interim Bankruptcy Court Order, if the Final Bankruptcy Court Order has not been entered by the Bankruptcy Court on or prior to such date, (ii) May 11, 2006, (iii) the earlier of the effective date and the date of the substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code), in each case, of a plan of reorganization in any of the Chapter 11 Cases that has been confirmed by an order of the Bankruptcy Court, and (iv) such earlier date on which all Loans and other Obligations for the payment of money shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

          "Final Period" means the period commencing on the Final Facility Effective Date and ending on the Final Maturity Date.

          "Financial Statements" means the audited consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended December 31, 2004, and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended.

          "Fiscal Year" means the fiscal year of the Parent and its Subsidiaries ending on December 31st of each year.

          "Food and Drug Act" means the Federal Food, Drug and Cosmetic Act, 21 USC Section 1 et seq. and any successor act.

          "Foreign Subsidiary" means a Subsidiary organized under the laws of a jurisdiction other than the United States, any of the states thereof or the District of Columbia.

          "Funding Losses" has the meaning set forth in Section 2.09(b)(ii).

          "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.

          "German Subsidiary" has the meaning specified therefor in Section 6.02(e)(v).

          "Government Acts" has the meaning specified therefor in Section 3.01(i)(i).

          "Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantor" means each Person which guarantees, pursuant to Section 8.01(b) or otherwise, all or any part of the Obligations.

          "Guaranty" means each guaranty, in form and substance satisfactory to the Collateral Agent, made by any Guarantor in favor of the Collateral Agent for the benefit of the Agents, L/C Issuer and the Lenders pursuant to Section 8.01(b) or otherwise.

          "Hazardous Material" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it violates any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

          "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

          "HHS" means the United States Department of Health and Human Services, or any successor agency thereof.

          "HHS Regulation" means any rule, regulation or administrative order promulgated or issued by the HHS.

          "Highest Lawful Rate" means, with respect to any Agent, the L/C Issuer or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent, the L/C Issuer or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

          "Indebtedness" means, with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than (x) accrued expenses (including salaries, accrued vacation and other compensation), trade payables, other accounts payable, royalty and licensing fee payables and other similar payment obligations incurred in the ordinary course of such Person's business and, to the extent that enforcement thereof is not stayed by virtue of the filing of the Chapter 11 Cases, not outstanding for more than 90 days after the date created and (y) contingent obligations for the deferred purchase price of property that mature or become fixed based upon the financial performance of the property acquired and that have not matured or become fixed); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person (other than customary reservations of rights (other than retentions of title) under agreements with suppliers entered into in the ordinary course of business); (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) the net termination obligations, calculated on any date, on a basis satisfactory to the Collateral Agent and in accordance with accepted practice as if the Hedging Agreement was terminated on such date, of such Person under Hedging Agreements;
(viii) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (ix) all Contingent Obligations; (x) liabilities incurred under Title IV of ERISA with respect to any plan (other than a Multiemployer Plan) covered by

Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates; (xi) withdrawal liability incurred under ERISA by such Person or any of its ERISA Affiliates with respect to any Multiemployer Plan; and (xii) all obligations referred to in clauses (i) through (xi) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

          "Indemnified Matters" has the meaning specified therefor in Section 12.15.

          "Indemnitees" has the meaning specified therefor in Section 12.15.

          "Interim Bankruptcy Court Order" means the order of the Bankruptcy Court with respect to the Borrowers, substantially in the form of Exhibit E hereto, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Agents and the Borrowers.

          "Interim Bankruptcy Court Order Entry Date" means the date on which the Interim Bankruptcy Court Order shall have been entered by the Bankruptcy Court.

          "Interim Facility Effective Date" means the date, on or before May 11, 2005, on which all of the conditions precedent set forth in Section 6.01 are satisfied.

          "Interim Period" means the period commencing on the Interim Facility Effective Date and ending on the earlier to occur of (i) the Final Facility Effective Date and (ii) the Final Maturity Date.

          "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Reference Rate Loan to a LIBOR Rate Loan) and ending 1, 2 or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2 or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Final Maturity Date.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

          "Inventory" means, with respect to any Person, all goods and merchandise of such Person, including, without limitation, all raw materials, work-in-process, packaging, supplies, materials and finished goods of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which in the ordinary course of business would give rise to an Account Receivable or cash.

          "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets (other than equipment, Inventory, supplies or other property in the ordinary course of business and other than any acquisition of assets constituting a Capital Expenditure), Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person, (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than security deposits under a lease, deposits made in connection with the purchase or manufacture of equipment, inventory and supplies in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Contingent Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person and any Disposition to such Person for consideration less than fair market value of the property disposed in such transaction, but excluding any payment to such Person permitted by Section 8.02(h). Investments which are capital contributions or purchases of Capital Stock which have a right to participate in the profits of the issuer thereof shall be valued at the amount actually contributed or paid to purchase such Capital Stock as of the date of such contribution or payment. Investments which are loans, advances, extensions of credit or Contingent Obligations shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination actually guaranteed by such Contingent Obligation.

          "ISP98" has the meaning specified therefor in Section 3.01(h).

          "L/C Issuer" means Bank of America or such other bank as the Administrative Agent may select in its sole and absolute discretion.

          "Lease" means any lease of real property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee.

          "Lender" has the meaning specified therefor in the preamble hereto.

          "Letter of Credit" means any Existing Letter of Credit and any letter of credit issued by the L/C Issuer for the account of a Borrower in accordance with the terms of Section 3.01(a).

          "Letter of Credit Application" has the meaning specified therefor in
Section 3.01(b).

          "Letter of Credit Committed Amount" has the meaning specified therefor in Section 3.01(a).

          "Letter of Credit Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

          "Letter of Credit Fee" has the meaning specified therefor in Section 3.02(a).

          "Letter of Credit Obligations" means, at any time, without duplication, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the L/C Issuer but not theretofore reimbursed by the Borrowers.

          "Liabilities" has the meaning specified therefor in Section 2.07.

          "LIBOR" means for any Interest Period with respect to a LIBOR Rate
Loan:

          (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Loan being made, continued or converted by the Reference Bank and with a term equivalent to such Interest Period would be offered by the Reference Bank's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

          "LIBOR Deadline" has the meaning set forth in Section 2.09(b)(i).

          "LIBOR Notice" means a written notice in the form of Exhibit B.

          "LIBOR Option" has the meaning set forth in Section 2.09(a).

          "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by the Administrative Agent (rounded upwards if necessary, to the next 1/100%) by dividing (a) LIBOR for such Interest Period by
(b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

          "LIBOR Rate Loan" means each portion of a Loan that bears interest at a rate determined by reference to the LIBOR Rate.

          "Licensing Agreements" means each of the licensing agreements constituting a Material Contract set forth on Schedule 1.01(B) hereto between any Loan Party or any of its Subsidiaries and any licensor with respect to the rights to manufacture, sell and/or distribute Inventory.

          "Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

          "Loan" means the Term Loan or any Revolving Loan made by an Agent or a Lender to the Borrowers pursuant to Article II hereof.

          "Loan Account" means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrowers, in which the Borrowers will be charged with all Loans made to, and all other Obligations incurred by, the Borrowers.

          "Loan Document" means this Agreement, the Fee Letter, any Guaranty, any Security Agreement, any Pledge Agreement, any Mortgage, any Letter of Credit Application, the Interim Bankruptcy Court Order, the Final Bankruptcy Court Order and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan, any Letter of Credit Obligation or any other Obligation.

          "Loan Party" means any Borrower and any Guarantor.

          "Lockbox Bank" has the meaning specified therefor in Section 9.01(a).

          "Lockboxes" has the meaning specified therefor in Section 9.01(a).

          "Long Term Budget" means the cash receipts and disbursements and Revolving Loan and Letter of Credit projections of the Loan Parties attached hereto as Schedule 1.01(C), and any supplement thereto delivered by the Parent to the Agents and the Lenders pursuant to Section 8.01(a)(vi), which is in form consistent with the Long-Term Budget attached hereto as

Schedule 1.01(C) and in substance reasonably satisfactory to the Agents at the time of delivery thereof.

          "Material Adverse Deviation" means, as of any date of determination, an adverse deviation of more than the Permitted Deviation from the amount set forth for any Budget Period in the line item of the Long-Term Budget entitled "Total Payments" or the line item of the Long-Term Budget entitled "Total Cash Generation/(Use)"; provided, that the Borrowers may carry forward amounts for any Budget Period under each such line item in the Long-Term Budget in an amount not greater than 25% of (i) in the case of "Total Payments", the difference between (A) the aggregate amount of total payments projected for such Budget Period under such line item in the Long-Term Budget plus the Permitted Deviation for such Budget Period and (B) the actual aggregate amount of total payments for such Budget Period (to the extent less than the projected amount therefor and after giving effect to the Permitted Deviation from the projected amount for such Budget Period) and (ii) in the case of "Total Cash Generation/(Use)", the difference between (A) the aggregate amount of cash generation or the aggregate amount of cash (use), as the case may be, projected for such Budget Period under such line item in the Long-Term Budget plus the Permitted Deviation for such Budget Period and (B) the actual aggregate amount of cash generation (to the extent more than the projected amount therefor and after giving effect to the Permitted Deviation from the projected amount for such Budget Period) or the actual aggregate amount of cash (use) (to the extent less than the projected amount therefor and after giving effect to the Permitted Deviation from the projected amount for such Budget Period), as the case may be, for such Budget Period (such amount, in each case, the "Carry-Forward Amount") from one Budget Period to succeeding Budget Periods (each a "Carry-Forward Period"), which Carry-Forward Amount shall be deemed to increase the amount of total payments or cash (use), or decrease the amount of cash generation, as the case may be, permitted in any Carry-Forward Period (after giving effect to the Permitted Deviation from the projected amount for such Carry-Forward Period) by the aggregate Carry-Forward Amount. Notwithstanding the foregoing, the calculation of the Permitted Deviation and the Carry-Forward Amount for any Budget Period shall, for purposes of this definition, exclude the line items entitled "Negotiated/Finance Payments" and "Transaction Costs" related to the Pharma Sale and the plan of reorganization projected in the Long-Term Budget. For illustrative purposes, a sample calculation of Carry-Forward Amounts is set forth on Schedule 1.01(D) hereto.

          "Material Adverse Effect" means a material adverse effect on any of
(i) the operations, business, assets, properties, condition (financial or otherwise) or prospects of the Loan Parties taken as a whole, except for the occurrence of the Pharma Sale, the commencement of the Chapter 11 Cases and the events resulting from the commencement of the Chapter 11 Cases, (ii) the ability of any Loan Party to perform any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of any Agent, the L/C Issuer or any Lender under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Agents, the L/C Issuer and the Lenders on any of the Collateral with an aggregate value in excess of $500,000 (it being understood that the grant by a Loan Party in favor of any Person of a Lien on any of the Collateral that is a Permitted Priority Lien would not have a material adverse effect on the priority of a Lien in favor of the Collateral Agent on such Collateral).

          "Material Contract" means, with respect to any Person, (i) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $500,000 per year or more (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium) and (ii) all other contracts or agreements material to the business, operations, condition (financial or otherwise), performance, prospects or properties of such Person and its Subsidiaries, taken as a whole; provided, that the contracts and agreements set forth on Schedule 1.01(E) shall not be Material Contracts for purposes of this Agreement.

          "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

          "Mortgage" means a mortgage (including, without limitation, a leasehold mortgage), deed of trust or deed to secure debt, in form and substance reasonably satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents, the L/C Issuer and the Lenders, securing the Obligations and delivered to the Collateral Agent pursuant to Section 6.01(e), Section 8.01(b), Section 8.01(n) or otherwise.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed to, or has been obligated to contribute, at any time during the preceding six (6) years.

          "Net Cash Proceeds" means, (a) with respect to any Disposition by any Person or any of its Subsidiaries, an amount equal to the result of (i) the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration (it being understood that payments received by such Person in respect of services provided by it in the ordinary course of business, for fair consideration and on ordinary business terms shall not constitute deferred consideration for purposes of this definition)) by or on behalf of such Person or such Subsidiary in connection therewith, minus (ii) the sum of (A) the amount of any Indebtedness secured by any Lien permitted by Section 8.02(a) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) costs and expenses related thereto incurred by such Person or such Subsidiary in connection therewith (including, without limitation, legal, accounting and investment banking fees, and underwriting discounts and commissions), (C) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (E) reasonable reserves for indemnification obligations in connection with such Disposition in an aggregate amount not to exceed $500,000 during the term of this Agreement, (b) with respect to any Extraordinary Receipts received by any Person or any of its Subsidiaries, an amount equal to the result of (i) the aggregate amount of cash received (directly or indirectly) from time to time by or on behalf of such Person or such Subsidiary in connection therewith, minus
(ii) the sum of (A) reasonable expenses related to the collection thereof incurred by such Person or such Subsidiary and (B) net income taxes to be paid in connection with such Extraordinary Receipts (after taking into account any tax credits or deductions and any tax sharing arrangements) and (c) with respect to the Pharma Sale, an amount equal to the result of (i) the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration (it being understood that payments received by such Person in respect of services provided by it in the ordinary course of business, for fair consideration and on ordinary business terms shall not constitute deferred consideration for purposes of this definition)) by or on behalf of such Person or such Subsidiary in connection therewith, minus (ii) the fees, costs and expenses set forth on Schedule 1.01(F) hereto to the extent that such costs and expenses are (A) required to be paid pursuant to the Pharma Purchase Agreement or, with respect to cure amounts and certain other liabilities, deemed by the Borrowers to be in the best interests of the Borrowers to be paid and (B) actually paid in connection with the Pharma Sale; in the case of each of clauses
(a), (b) and (c), to the extent, but only to the extent, that the amounts so deducted are (xx) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (yy) properly attributable to such transaction or to the asset that is the subject thereof, as the case may be.

          "Non-Consenting Lender" has the meaning specified therefor in Section 12.07(j).

          "Notice of Borrowing" has the meaning specified therefor in Section 2.02(a).

          "Obligations" means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agents, the L/C Issuer and the Lenders arising under this Agreement or any other Loan Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 10.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents,
(b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent, the L/C Issuer or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person in accordance with the terms of the Loan Documents, (c) any Hedging Agreement of the Borrower to which a Lender or Agent-Related Person is a party, and (d) all obligations under any Treasury Management Agreement between any Loan Party and any Agent-Related Person.

          "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

          "Parent" has the meaning specified therefor in the preamble hereto.

          "Participant Register" has the meaning specified therefor in Section 12.07(g).

          "Participation Interest" means a purchase by a Revolving Loan Lender of a participation in Letters of Credit or Letter of Credit Obligations as provided in Section 3.01.

          "Payment Office" means the Administrative Agent's office located at 90 Main Street, 14th Floor, Dallas, Texas 75202-3714, or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Administrative Borrower.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Period" means the Interim Period or the Final Period, as the context requires.

          "Permitted Deviation" means (i) prior to the 4 month anniversary of the Interim Bankruptcy Court Order Entry Date, 20%, and (ii) thereafter, 25%.

          "Permitted Holder" means Frederick D. Sancilio and any of his Related Parties.

          "Permitted Indebtedness" means:

          (a) any Indebtedness owing to any Agent or any Lender under this Agreement or any other Loan Document;

          (b) any Indebtedness existing on the Filing Date;

          (c) Indebtedness evidenced by Capitalized Lease Obligations entered into after the Filing Date in order to finance Capital Expenditures made by the Loan Parties in accordance with the provisions of Section 8.02(g), which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (c) and clause (d) of this definition, does not exceed $1,000,000 at any time outstanding;

          (d) Indebtedness permitted by clause (e) of the definition of "Permitted Lien";

          (e) Indebtedness permitted under Section 8.02(e);

          (f) obligations of the Parent in respect of Hedging Agreements entered into with any Agent-Related Person and with the prior written consent of each Agent in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

          (g) Contingent Obligations with respect to any Indebtedness described in this definition;

          (h) Indebtedness in respect of performance bonds and surety or appeal bonds entered into in the ordinary course of business;

          (i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is satisfied within 3 Business Days of incurrence;

          (j) endorsements in the ordinary course of business of negotiable instruments for deposit or collection;

          (k) Indebtedness owing to Xanodyne Pharmaceuticals, Inc. in respect of the development costs of certain pipeline pharmaceutical products pursuant to
Section 8.4 of the Xanodyne Agreement in an aggregate principal amount not to exceed $1,000,000 at any time outstanding; and

          (l) other Indebtedness not permitted under any of clauses (a) through
(j) of this definition in an aggregate principal amount not to exceed $1,000,000 at any time outstanding.

          "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof, (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; and (vi) tax exempt securities rated A or higher by Moody's or A+ or higher by Standard & Poor's.

          "Permitted Liens" means:

          (a) Liens securing the Obligations;

          (b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 8.01(c);

          (c) (i) Liens imposed by law or pursuant to customary reservations of rights (other than retentions of title), such as landlords', carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, or as to which payment and enforcement is stayed under the Bankruptcy Code or pursuant to orders of the Bankruptcy Court, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor (and as to which the assets or property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof) or (ii) Liens constituting rights of return or rights to discounts, rebates and chargebacks in the ordinary course of the business of, and consistent with the industry practices of, the Loan Parties and their Subsidiaries, to the extent that the exercise of such rights could not reasonably be expected to have a Material Adverse Effect;

          (d) Liens existing on the Filing Date, as described on Schedule 8.02(a) (other than the Liens described in clauses (j) and (p) below); provided, that (i) no such Lien shall at any time be extended to cover any additional property not subject thereto on the Filing Date and (ii) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced;

          (e) (i) purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries after the Filing Date in the ordinary course of its business to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment or (ii) Liens existing on such equipment at the time of its acquisition; provided, however, that (A) no such Lien shall extend to or cover any other property of any Loan Party or any of its Subsidiaries and (B) the aggregate principal amount of Indebtedness secured by any or all such Liens shall not exceed $1,000,000 at any time outstanding;

          (f) Liens (other than Liens created or imposed under ERISA the creation or incurrence of which would result in an Event of Default under
Section 10.01(w) or (x)), deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such Liens, deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due, or as to which payment and enforcement is stayed under the Bankruptcy Code or pursuant to orders of the Bankruptcy Court;

          (g) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that (i) in the case of any Facility, are exceptions to the Title Insurance Policy with respect to such Facility issued in connection with the Existing Credit Agreement or this Agreement, as accepted by the Existing Agents or the Agents, as the case may be, or (ii) in the case of any real property, do not (A) secure obligations for the payment of money or (B) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business;

          (h) Liens on real property or equipment securing Indebtedness permitted by subsection (c) of the definition of Permitted Indebtedness;

          (i) Liens resulting from any judgment or award so long as such judgment or award does not constitute an Event of Default under Section 10.01(q);

          (j) Liens securing the Senior Subordinated Notes, provided that such Liens are subject to the Senior Subordinated Note Intercreditor Agreement;

          (k) leases or subleases granted to others not interfering in any material respect with the business of any Loan Party;

          (l) any interest of title of a lessor or bailor under, and Liens arising from Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases or bailee arrangements permitted by this Agreement;

          (m) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

          (n) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

          (o) Liens in favor of customs and revenue authorities arising as a matter of law to secure non-delinquent customs duties in connection with the importation of goods;

          (p) Prior to the Final Facility Effective Date, Liens securing the Pre-Petition Obligations;

          (q) Prior to the Final Facility Effective Date, replacement Liens on the Collateral granted in favor of the Existing Agents to secure the Indebtedness evidenced by the Existing Credit Agreement to the extent provided in the Interim Bankruptcy Court Order;

          (r) replacement Liens on the Collateral granted in favor of the Trustee under the Senior Subordinated Note Indenture to secure the Senior Subordinated Notes to the extent provided in the Bankruptcy Court Orders;

          (s) Liens on insurance policies securing Indebtedness permitted by clause (l) of the definition of Permitted Indebtedness to the extent such Indebtedness is incurred in connection with financing insurance premiums for such insurance policies; and

          (t) other Liens not permitted under any of clauses (a) through (r) of this definition securing obligations of the Loan Parties and their Subsidiaries in an aggregate amount not to exceed $300,000 at any time outstanding.

          "Permitted Priority Liens" means Liens permitted under clauses (d),
(e), (f), (g), (h), (k), (l), (m), (n) and (o) of the definition of the term "Permitted Lien".

          "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

          "Pharma Purchase Agreement" means, collectively, one or more purchase agreements with respect to the Pharma Sale in form and substance reasonably satisfactory to the Agents (it being understood and agreed that the Xanodyne Agreement (as in effect on the date hereof) is reasonably satisfactory to the Agents).

          "Pharma Sale" means the marketing of, auction for, and sale of all or substantially all of the "pharmaceuticals division" of the Borrowers' "product sales business" (other than, in the case of the sale contemplated by the Xanodyne Agreement, the Excluded Assets (as defined in the Xanodyne Agreement)) (whether in one transaction or a series of related transactions) pursuant to Section 363 of the Bankruptcy Code, on terms and conditions reasonably satisfactory to, and pursuant to the Pharma Purchase Agreement or other documentation approved by, the Agents and the Required Lenders.

          "Plan" means any Employee Plan or Multiemployer Plan.

          "Pledge Agreement" means any pledge agreement or similar agreement or instrument made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents, the L/C Issuer and the Lenders, in each case, in substantially the same form and substance as the pledge agreements or similar agreements or instruments that secure the Pre-Petition Obligations and otherwise in form and substance reasonably satisfactory to the Collateral Agent.

          "Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2%, or, if a rate of interest is not otherwise in effect,
(i) in the case of the Term Loan and all Obligations with respect thereto (including, without limitation, the principal thereof, the interest thereon, and all fees, costs and expenses related thereto), the Reference Rate plus the Term Loan Reference Rate Margin plus 2% and (ii) in the case of all other Obligations, the Reference Rate plus the Revolving Loan Reference Rate Margin plus 2%.

          "Pre-Petition Obligations" means all indebtedness, obligations (including obligations in respect of any letters of credit) and liabilities of the Borrowers to the Existing Agents and the Existing Lenders incurred prior to the Filing Date arising from or related to the Existing Credit Agreement and the other agreements, instruments and other documents related thereto plus fees, premiums, expenses, indemnities and reimbursement obligations due thereunder and interest thereon accruing both before and after the Filing Date, whether such indebtedness, obligations or liabilities are direct or indirect, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising.

          "Priority Professional Expenses" means those Carve-Out Expenses entitled to a priority as set forth in sub-clause (ii) of the clause "first" of the definition of the term "Agreed Administrative Expense Priorities".

          "Product Recall Notice" means any written notice from the FDA stating that any product or product line of any Loan Party or any of its Subsidiaries has been or will be recalled.

          "Pro Rata Share" means:

               (a) with respect to a Lender's obligation to make Revolving Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment, by (ii) the Total Revolving Credit Commitment, provided, that, if the Total Revolving Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Collateral Agent Advances) and its interest in the Letter of Credit Obligations and the denominator shall be the aggregate unpaid principal amount of all Revolving Loans (including Collateral Agent Advances) and Letter of Credit Obligations,

               (b) with respect to a Lender's obligation to make the Term Loan and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan Commitment, by (ii) the Total Term Loan Commitment, provided that if the Total Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Term Loan and the denominator shall be the aggregate unpaid principal amount of the Term Loan, and

               (c) with respect to all other matters (including, without limitation, the indemnification obligations arising under Section 11.05), the percentage obtained by dividing (i) the sum of such Lender's Revolving Credit Commitment plus such Lender's Term Loan Commitment, by (ii) the sum of the Total Revolving Credit Commitment plus the Total Term Loan Commitment, provided, that, if such Lender's Revolving Credit Commitment or Term Loan Commitment shall have been terminated or reduced to zero, such Lender's Revolving Credit Commitment or Term Loan Commitment, as the case may be, shall be deemed to be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Collateral Agent Advances) and its interest in the Letter of Credit Obligations or the aggregate unpaid principal amount of such Lender's Term Loan, as the case may be, and if the Total Revolving Credit Commitment or Total Term Loan Commitment shall have been terminated or reduced to zero, the Total Revolving Credit Commitment or Total Term Loan Commitment, as the case may be, shall be deemed to be the aggregate unpaid principal amount of all Revolving Loans (including Collateral Agent Advances) and Letter of Credit Obligations or the aggregate unpaid principal amount of the Term Loan, as the case may be.

          "Professional Expense Cap" has the meaning specified therefor in subclause (ii) of clause "first" of the definition of the term "Agreed Administrative Expense Priorities".

          "Rating Agencies" has the meaning specified therefor in Section 2.07.

          "Reference Bank" means Bank of America, its successors or any other commercial bank designated by the Administrative Agent to the Administrative Borrower from time to time.

          "Reference Rate" means the greater of (x) the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base rate or prime rate and (y) the Federal Funds Rate plus 0.50%. The reference rate, base rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Reference Rate Loan" means a Loan bearing interest calculated based upon the Reference Rate.

          "Register" has the meaning specified therefor in Section 12.07(d).

          "Registered Loan" has the meaning specified therefor in Section 12.07(d).

          "Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

          "Related Fund" means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

          "Related Parties" means, with respect to an individual, spouses, lineal ancestors or descendants, natural or adopted, and spouses of lineal ancestors or descendants, or trusts for the sole benefit of any of such Persons.

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

          "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) perform any other actions authorized by 42 U.S.C. Section 9601.

          "Reportable Event" means an event described in Section 4043 of ERISA (other than the commencement of the Chapter 11 Cases and any event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

          "Required Lenders" means Lenders whose Pro Rata Shares aggregate at least 50.1%.

          "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

          "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrowers in the amount set forth opposite such Lender's name in Schedule 1.01(A) hereto, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

          "Revolving Loan" means a loan made by a Lender to the Borrowers pursuant to Section 2.01(a)(i).

          "Revolving Loan Lender" means a Lender with a Revolving Credit Commitment.

          "Revolving Loan LIBOR Rate Margin" means 5.00%; provided, that the Revolving Loan LIBOR Rate Margin shall increase (a) by 0.50 percentage points per annum on the earlier of (i) the date that is 3 months after the date of the consummation of the Pharma Sale and (ii) the 6 month anniversary of the Interim Facility Effective Date and (b) by an additional 0.50 percentage points per annum on each 3 month anniversary of the Interim Facility Effective Date thereafter.

          "Revolving Loan Reference Rate Margin" means 4.00%; provided, that the Revolving Loan Reference Rate Margin shall increase (a) by 0.50 percentage points per annum on the earlier of (i) the date that is 3 months after the date of the consummation of the Pharma Sale and (ii) the 6 month anniversary of the Interim Facility Effective Date and (b) by an additional 0.50 percentage points per annum on each 3 month anniversary of the Interim Facility Effective Date thereafter.

          "Rothschild Success Fee" means a success fee payable by the Parent to Rothschild, Inc. in an aggregate amount not to exceed 1.5% of the gross proceeds of the Pharma Sale.

          "Sale Procedure Motion" has the meaning specified therefor in Section 8.01(r).

          "Sale Procedure Order" has the meaning specified therefor in Section 8.01(r).

          "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

          "Securitization" has the meaning specified therefor in Section 2.07.

          "Securitization Parties" has the meaning specified therefor in Section 2.07.

          "Security Agreement" means any security agreement or similar agreement or instrument (including this Agreement) made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents, the L/C Issuer and the Lenders, in each case, in substantially the same form and substance as the security agreement or similar agreement or instrument that secures the Pre-Petition Obligations and otherwise in form and substance satisfactory to the Collateral Agent.

          "Senior Subordinated Note" means any one of the 11% Senior Subordinated Notes due 2010, issued by the Parent in favor of the Senior Subordinated Noteholders pursuant to the Senior Subordinated Note Indenture.

          "Senior Subordinated Note Indenture" means the Indenture, dated as of March 28, 2002, by and among the Parent and the Trustee for the Senior Subordinated Noteholders, as amended by the Supplemental Indenture dated as of April 20, 2004 and the Second Supplemental Indenture dated as of October 29, 2004.

          "Senior Subordinated Note Intercreditor Agreement" means the Intercreditor Agreement, dated as of April 23, 2004, between the Collateral Agent and the Trustee under the Senior Subordinated Note Indenture in its capacity as collateral agent thereunder and acknowledged by the Borrowers.

          "Senior Subordinated Noteholder" means any one of the holders from time to time of the Senior Subordinated Notes."

          "Settlement Period" has the meaning specified therefor in Section 2.02(d)(i).

          "Short Term Budget" means the rolling eight week cash requirements forecast setting forth cash receipts and disbursements and Revolving Loans and Letters of Credit of the Loan Parties for the periods covered thereby delivered by the Parent to the Agents and the Lenders on or before the Interim Facility Effective Date pursuant to Section 6.01(e)(x) hereto and each week thereafter pursuant to Section 8.01(a)(vi) hereto, which are in form consistent with the eight week cash requirement forecast heretofore delivered to the Agents and in substance reasonably satisfactory to the Agents at the time of delivery thereof.

          "Silver Point" has the meaning specified therefor in the preamble hereto.

          "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

          "Subordinated Indebtedness" means Indebtedness of any Loan Party the terms of which are satisfactory to the Collateral Agent and the Required Lenders which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents (i) by the execution and delivery of a subordination agreement, in form and substance satisfactory to the Collateral Agent and the Required Lenders, or (ii) otherwise on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) satisfactory to the Collateral Agent and the Required Lenders.

          "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

          "Success Fee" has the meaning specified therefor in the Fee Letter.

          "Supplemental Disclosure" has the meaning specified therefor in
Section 7.01(p).

          "Taxes" has the meaning specified therefor in Section 2.08(a).

          "Term Loan" means, collectively, the loans made by the Term Loan Lenders to the Borrowers pursuant to Section 2.01(a)(ii).

          "Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make the Term Loan to the Borrowers in the amount set forth in Schedule 1.01(A) hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

          "Term Loan Lender" means a Lender with a Term Loan Commitment.

          "Term Loan LIBOR Rate Margin" means 8.25%; provided, that the Term Loan LIBOR Rate Margin shall increase (a) by 1.00 percentage point per annum on the earlier of (i) the date that is 3 months after the date of the consummation of the Pharma Sale and (ii) the 6 month anniversary of the Interim Facility Effective Date and (b) by an additional 1.00 percentage point per annum on each 3 month anniversary of the Interim Facility Effective Date thereafter.

          "Term Loan Obligations" means any Obligations with respect to the Term Loan (including without limitation, the principal thereof, the interest thereon, and the fees, costs and expenses specifically related thereto).

          "Term Loan Reference Rate Margin" means 7.25%; provided, that the Term Loan Reference Rate Margin shall increase (a) by 1.00 percentage point per annum on the earlier of (i) the date that is 3 months after the date of the consummation of the Pharma Sale and (ii) the 6 month anniversary of the Interim Facility Effective Date and (b) by an additional 1.00 percentage point per annum on each 3 month anniversary of the Interim Facility Effective Date thereafter.

          "Termination Event" means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the
Internal Revenue Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan; provided, however, that no Termination Event shall be deemed to have occurred as a result of the commencement of the Chapter 11 Cases.

          "Title Insurance Policy" means a mortgagee's loan policy, in form and substance satisfactory to the Collateral Agent, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company reasonably satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage in an amount and on terms reasonably satisfactory to the Collateral Agent, delivered to the Collateral Agent (it being understood and agreed that with respect to any Facility for which a title insurance policy was obtained pursuant to the Existing Credit Agreement, a title insurance policy in substantially the same form and substance as such title insurance policy (and from the same title insurance company) shall be reasonably satisfactory to the Collateral Agent).

          "Total Commitment" means the sum of the Total Revolving Credit Commitment and the Total Term Loan Commitment.

          "Total Revolving Credit Commitment" means the sum of the amounts of the Lenders' Revolving Credit Commitments.

          "Total Term Loan Commitment" means the sum of the amounts of the Lenders' Term Loan Commitments.

          "Transferee" has the meaning specified therefor in Section 2.08(a).

          "Treasury Management Agreement" means any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting.

          "UCP" has the meaning specified therefor in Section 3.01(h).

          "Uniform Commercial Code" has the meaning specified therefor in
Section 1.03.

          "Unused Line Fee" has the meaning specified therefor in Section
2.06(a).

          "WARN" has the meaning specified therefor in Section 7.01(y).

          "Xanodyne Agreement" means that certain Asset Purchase Agreement, dated as of May 6, 2005, between Xanodyne Pharmaceuticals, Inc., the Parent and Pharma LLC.

          Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. References in this Agreement to "determination" by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations).

          Section 1.03 Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in
Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Uniform Commercial Code") and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine.

          Section 1.04 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to any Agent, any Lender or the L/C Issuer, such period shall in any event consist of at least one full day.

                                   ARTICLE II

                                    THE LOANS

          Section 2.01 Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

                    (i) each Revolving Loan Lender severally agrees to make Revolving Loans to the Borrowers at any time and from time to time from the Interim Facility Effective Date to the Final Maturity Date, or until the earlier reduction of its Revolving Credit Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Revolving Loans at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment; and

                    (ii) each Term Loan Lender severally agrees to make the Term Loan to the Borrowers on the Final Facility Effective Date in an aggregate principal amount not to exceed the amount of such Lender's Term Loan Commitment.

               (b) Notwithstanding the foregoing:

                    (i) The aggregate principal amount of Revolving Loans outstanding on any date to the Borrowers shall not exceed the difference between
(A) the Total Revolving Credit Commitment and (B) the sum of (1) the aggregate Letter of Credit Obligations and (2) the aggregate amount of all reserves established by the Administrative Agent in accordance with the definition of the term "Availability".

                    (ii) The aggregate principal amount of Revolving Loans and Letter of Credit Obligations outstanding at any time during any Budget Period to the Borrowers shall not exceed the maximum aggregate principal amount of Revolving Loans and Letter of Credit Obligations projected to be outstanding during such Budget Period (with the exception of the Budget Period containing the week ending September 30, 2005, as to which such maximum aggregate principal amount of Revolving Loans and Letter of Credit Obligations shall exclude the maximum aggregate principal amount of Revolving Loans and Letter of Credit Obligations projected to be outstanding during the week ending September 30,
2005) as set forth in the Long-Term Budget (after giving effect to the Permitted Deviation therefrom).

                    (iii) During the Interim Period, the aggregate principal amount of Revolving Loans and Letter of Credit Obligations outstanding at any time shall not exceed $15,000,000.

                    (iv) The Revolving Credit Commitment of each Lender (and the letter of credit subfacility) shall automatically and permanently be reduced to zero on the Final Maturity Date.

                    (v) Within the foregoing limits, the Borrowers may borrow, repay and reborrow Revolving Loans, on or after the Interim Facility Effective Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein.

                    (vi) The aggregate principal amount of the Term Loan made on the Final Facility Effective Date shall not exceed the Total Term Loan Commitment. Any principal amount of the Term Loan which is repaid or prepaid may not be reborrowed.

          Section 2.02 Making the Loans. (a) The Administrative Borrower shall give the Agents prior written notice (in substantially the form of Exhibit A hereto (a "Notice of Borrowing") not later than (x) in the case of a borrowing consisting of a Reference Rate Loan, 11:00 a.m. (New York City time) on the date of the proposed borrowing, and (y) in the case of a borrowing consisting of LIBOR Rate Loans, 11:00 a.m. (New York City time) on a date that is three (3) Business Days prior to the date of the proposed borrowing. Such Notice of Borrowing shall be irrevocable and shall (i) specify (A) the principal amount of the proposed Loan (which, in the case of a LIBOR Rate Loan, must be in a minimum amount of $1,000,000 and in integral multiples of $100,000 in excess thereof),
(B) whether such Loan is requested to be a Reference Rate Loan or a LIBOR Rate Loan and, in the case of a LIBOR Rate Loan, the initial Interest Period with respect thereto, (C) in the case of Loans requested on the Final Facility Effective Date, whether such Loan is requested to be a Revolving Loan or the Term Loan, (D) the use of the proceeds of such proposed Loan, and (E) the proposed borrowing date, which must be a Business Day, and, with respect to the Term Loan, must be the Final Facility Effective Date, and (ii) include a certification by an Authorized Officer of the Administrative Borrower that the aggregate principal amount of Revolving Loans and Letter of Credit Obligations outstanding on the date of the proposed Loan (after giving effect to the proposed borrowing) shall not exceed the maximum aggregate principal amount of Revolving Loans and Letter of Credit Obligations projected to be outstanding during the then current Budget Period as set forth in the Long-Term Budget (subject to the Permitted Deviation therefrom). The Agents and the Lenders may act without liability upon the basis of written or telecopied notice believed by the Agents in good faith to be from the Administrative Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Administrative Borrower to the Agents). Each Agent and each Lender shall be entitled to rely conclusively on (xx) any Authorized Officer's authority to request a Loan on behalf of the Borrowers until the Agents receive written notice to the contrary and (yy) any Authorized Officer's certification with respect to the matters set forth in clause (ii) above. The Agents and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing. Notwithstanding anything to the contrary herein, all Revolving Loans made prior to the Final Facility Effective Date and all Revolving Loans and the Term Loan made on the Final Facility Effective Date shall be Reference Rate Loans. Thereafter all or any portion of the Loans may be converted into LIBOR Rate Loans in accordance with the terms of Section 2.09.

               (b) Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith. Each Revolving Loan shall be made in a minimum amount of $250,000 and shall be in an integral multiple of $50,000.

               (c) (i) Except as otherwise provided in this Section 2.02(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Revolving Credit Commitment and the Total Term Loan Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

                    (ii) Notwithstanding any other provision of this Agreement, and in order to reduce the number of fund transfers among the Borrowers, the Agents and the Lenders, the Borrowers, the Agents and the Lenders agree that the Administrative Agent may (but shall not be obligated to), and the Borrowers and the Lenders hereby irrevocably authorize the Administrative Agent to, fund, on behalf of the Revolving Loan Lenders, Revolving Loans pursuant to Section 2.01, subject to the procedures for settlement set forth in subsection 2.02(d); provided, however, that (a) the Administrative Agent shall in no event fund any such Revolving Loans if the Administrative Agent shall have received written notice from the Collateral Agent or the Required Lenders on the Business Day prior to the date of the proposed Revolving Loan that one or more of the conditions precedent contained in Section 6.03 will not be satisfied at the time of the proposed Revolving Loan, and (b) the Administrative Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 6.03 have been satisfied. If either (x) the Administrative Borrower gives a Notice of Borrowing requesting a Revolving Loan that is a LIBOR Rate Loan or (y) the Administrative Agent elects not to fund a requested Revolving Loan that is a Reference Rate Loan on behalf of such Revolving Loan Lenders, then promptly after receipt of the Notice of Borrowing requesting such Revolving Loan, the Administrative Agent shall notify each Revolving Loan Lender of the specifics of the requested Revolving Loan and that it will not fund the requested Revolving Loan on behalf of the Revolving Loan Lenders. If the Administrative Agent notifies the Revolving Loan Lenders that it will not fund a requested Revolving Loan on behalf of the Revolving Loan Lenders, each

Revolving Loan Lender shall make its Pro Rata Share of the Revolving Loan available to the Administrative Agent, in immediately available funds, in the Administrative Agent's Account no later than 3:00 p.m. (New York City time) (provided that the Administrative Agent requests payment from such Revolving Loan Lender not later than 1:00 p.m. (New York City time)) on the date of the proposed Revolving Loan. The Administrative Agent will make the proceeds of such Revolving Loans available to the Borrowers on the day of the proposed Revolving Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Revolving Loans received by the Administrative Agent in the Administrative Agent's Account or the amount funded by the Administrative Agent on behalf of the Revolving Loan Lenders to be deposited in an account designated by the Administrative Borrower.

                    (iii) If the Administrative Agent has notified the Revolving Loan Lenders that the Administrative Agent, on behalf of the Revolving Loan Lenders, will fund a particular Revolving Loan pursuant to subsection 2.02(c)(ii), the Administrative Agent may assume that each such Revolving Loan Lender has made such amount available to the Administrative Agent on such day and the Administrative Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrowers on such day. If the Administrative Agent makes such corresponding amount available to the Borrowers and such corresponding amount is not in fact made available to the Administrative Agent by any such Revolving Loan Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrowers shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the ADMINISTRATIVE Agent, the Administrative Agent shall promptly thereafter notify the Administrative Borrower of such failure and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent for its own account.

                    (iv) Nothing in this subsection 2.02(c) shall be deemed to relieve any Revolving Loan Lender from its obligations to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrowers may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

               (d) (i) With respect to each LIBOR Rate Loan, on the first and the last date of each Interest Period, and with respect to all periods for which the Administrative Agent, on behalf of the Revolving Loan Lenders, has funded Revolving Loans that are Reference Rate Loans pursuant to subsection 2.02(c), on Friday of each week, or if the applicable Friday is not a Business Day, then on the following Business Day, or such shorter period as the Administrative Agent may from time to time select (any such Interest Period, week or shorter period being herein called a "Settlement Period"), the Administrative Agent shall notify each Revolving Loan Lender of the unpaid principal amount of the Revolving Loans outstanding as of the last day of each such Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Revolving Loans outstanding on the last day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Loans made on the date of such Revolving Loan Lender's initial funding), each Revolving Loan Lender shall promptly (and in any event not later than 2:00 p.m. (New York City time) if the Administrative Agent requests payment from such Lender not later than 12:00 noon (New York City time) on such day) make available to the Administrative Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Administrative Agent shall promptly pay over to each Revolving Loan Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Administrative Agent, at the direction of the Collateral Agent, shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Collateral Agent shall determine that it is desirable to present claims against the Borrowers for repayment, each Revolving Loan Lender shall promptly remit to the Administrative Agent or, as the case may be, the Administrative Agent shall promptly remit to each Revolving Loan Lender, sufficient funds to adjust the interests of the Revolving Loan Lenders in the then outstanding Revolving Loans to such an extent that, after giving effect to such adjustment, each such Revolving Loan Lender's interest in the then outstanding Revolving Loans will be equal to its Pro Rata Share thereof. The obligations of the Administrative Agent and each Revolving Loan Lender under this subsection 2.02(d) shall be absolute and unconditional. Each Revolving Loan Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Loans which have been funded by such Revolving Loan Lender.

                    (ii) In the event that any Revolving Loan Lender fails to make any payment required to be made by it pursuant to subsection 2.02(d)(i), the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrowers shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Administrative Borrower of such failure and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent for its own account. Nothing in this subsection 2.02(d)(ii) shall be deemed to relieve any Revolving Loan Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrowers may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

          Section 2.03 Repayment of Loans; Evidence of Debt.

               (a) The outstanding principal of all Revolving Loans shall be due and payable on the Final Maturity Date.

               (b) The outstanding principal of the Term Loan shall be repaid in full on the earlier of (i) the date of the termination of the Total Revolving Credit Commitment and (ii) the Final Maturity Date.

               (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

               (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

               (e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

               (f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Collateral Agent and reasonably acceptable to the Administrative Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          Section 2.04 Interest.

               (a) Revolving Loans. Each Revolving Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount becomes due, at a rate per annum equal to the Reference Rate plus the Revolving Loan Reference Rate Margin. Each Revolving Loan that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount is repaid, at a rate per annum equal to the LIBOR Rate plus the Revolving Loan LIBOR Rate Margin.

               (b) Term Loan. Each portion of the Term Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount is repaid, at a rate per annum equal to the Reference Rate plus the Term Loan Reference Rate Margin. Each portion of the Term Loan that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount is repaid, at a rate per annum equal to the LIBOR Rate plus the Term Loan LIBOR Rate Margin.

               (c) Default Interest. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, at the election of the Collateral Agent or the Required Lenders, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

               (d) Interest Payment. Interest on each Loan shall be payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. Each Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 5.02 with the amount of any interest payment due hereunder.

               (e) General. All computations of interest for Reference Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. All other computations of interest shall be made on the basis of a 360-day year and the actual number of days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).

          Section 2.05 Reduction of Commitment; Prepayment of Loans.

               (a) Reduction of Commitments.

                    (i) Revolving Credit Commitments. The Total Revolving Credit Commitment shall terminate on the Final Maturity Date. The Borrowers may reduce the Total Revolving Credit Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving Loans then outstanding, (B) the aggregate principal amount of all Revolving Loans not yet made as to which a Notice of Borrowing has been given by the Administrative Borrower under Section 2.02, (C) the Letter of Credit Obligations at such time and (D) the stated amount of all Letters of Credit not yet issued as to which a request has been made and not withdrawn. Each such reduction (w) shall be in an amount which is an integral multiple of $1,000,000 (unless the Total Revolving Credit Commitment in effect immediately prior to such reduction is less than $1,000,000), (x) shall be made by providing not less than five (5) Business Days' prior written notice to the Administrative Agent and (y) shall be irrevocable. Once reduced, the Total Revolving Credit Commitment may not be increased. Each such reduction of the Total Revolving Credit Commitment shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share thereof.

                    (ii) Term Loan. The Total Term Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the Final Facility Effective Date.

               (b) Optional Prepayment.

                    (i) Revolving Loans. The Borrowers may at any time and from time to time, prepay the principal of any Revolving Loan, in whole or in part.

                    (ii) Term Loan. The Borrowers may, at any time and from time to time after the Final Facility Effective Date, upon at least 3 Business Days' prior written notice to the Administrative Agent, prepay the principal of the Term Loan, in whole or in part. Each prepayment made pursuant to this clause
(b)(ii) shall be accompanied by the payment of (A) accrued interest to the date of such payment on the amount prepaid and (B) the Success Fee, if any, payable in connection with such prepayment of the Term Loan

                    (iii) Prepayment In Full. The Borrowers may, upon at least 3 Business Days prior written notice to the Administrative Agent, terminate this Agreement by paying to the Administrative Agent, in cash, the Obligations (including either (A) providing cash collateral to be held by the Administrative Agent for the benefit of the L/C Issuer and the other Revolving Loan Lenders in an amount equal to 110% of the aggregate undrawn amount of all outstanding Letters of Credit or (B) causing the original Letters of Credit to be returned to the L/C Issuer), in full, together with the Success Fee, if any. If the Administrative Borrower has sent a notice of termination pursuant to this clause
(iii), then the Lenders' obligations to extend credit hereunder shall terminate on the date set forth as the date of termination of this Agreement in such notice and the Borrowers shall be obligated to repay the Obligations (including either (A) providing cash collateral to be held by the Administrative Agent for the benefit of the L/C Issuer and the other Revolving Loan Lenders in an amount equal to 110% of the aggregate undrawn amount of all outstanding Letters of Credit or (B) causing the original Letters of Credit to be returned to the L/C Issuer), in full, together with the Success Fee, if any, on the date set forth as the date of termination of this Agreement in such notice.

               (c) Mandatory Prepayment.

                    (i) The Borrowers will immediately prepay the outstanding principal amount of the Term Loan in the event that the Total Revolving Credit Commitment is terminated for any reason.

                    (ii) The Borrowers will immediately prepay the Revolving Loans on any date that the aggregate principal amount of all Revolving Loans and Letter of Credit Obligations exceeds the lesser of (A) the difference between
(x) the Total Revolving Credit Commitment and (y) the aggregate amount of all reserves established by the Administrative Agent prior to such date in accordance with the definition of the term "Availability" and (B) the maximum aggregate principal amount of Revolving Loans and Letter of Credit Obligations projected to be outstanding during the then current Budget Period as set forth in the Long-Term Budget (subject to the Permitted Deviation therefrom), to the full extent of any such excess. On each day that any Revolving Loans or Letter of Credit Obligations are outstanding, the Borrowers shall hereby be deemed to represent and warrant to the Agents and the Lenders that (1) the difference between (x) the Total Revolving Credit Commitment and (y) the aggregate amount of all reserves established by the Administrative Agent prior to such day in accordance with the definition of the term "Availability" equals or exceeds the aggregate principal amount of all Revolving Loans and Letter of Credit Obligations outstanding on such day and (2) the aggregate principal amount of all Revolving Loans and Letter of Credit Obligations outstanding on such day does not exceed the maximum aggregate principal amount of Revolving Loans and Letter of Credit Obligations projected to be outstanding during the then current Budget Period as set forth in the Long-Term Budget (subject to the Permitted Deviation therefrom). If at any time after the Borrowers have complied with the first sentence of this Section 2.05(c)(ii), the aggregate principal amount of Letter of Credit Obligations is greater than (A) the difference between (x) the Total Revolving Credit Commitment and (y) the aggregate amount of all reserves established by the Administrative Agent in accordance with the definition of the term "Availability" or (B) the maximum aggregate principal amount of Revolving Loans and Letter of Credit Obligations projected to be outstanding during the then current Budget Period as set forth in the Long-Term Budget (subject to the Permitted Deviation therefrom), the Borrowers shall provide cash collateral to the Administrative Agent in an amount equal to 110% of such excess, and, provided that no Event of Default shall have occurred and be continuing, such cash collateral shall be returned by the Administrative Agent, at the direction of the Collateral Agent, to the Borrowers on the first date and to the extent that the aggregate principal amount of all outstanding Revolving Loans and Letter of Credit Obligations (after giving effect to such return) no longer exceeds the lesser of (A) the difference between (x) the Total Revolving Credit Commitment and (y) the aggregate amount of all reserves established by the Administrative Agent in accordance with the definition of the term "Availability" and (B) the maximum aggregate principal amount of Revolving Loans and Letter of Credit Obligations projected to be outstanding during the then current Budget Period as set forth in the Long-Term Budget (subject to the Permitted Deviation therefrom).

                    (iii) Within 3 days of any Disposition (other than the Pharma Sale) by any Loan Party or any of its Subsidiaries pursuant to Section 8.02(c)(ii), the Borrowers shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to the Administrative Agent as a prepayment of the Loans) shall exceed for all such Dispositions $500,000 in the aggregate during the term of this Agreement. Nothing contained in this clause
(iii) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 8.02(c)(ii). Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing on the date such Person receives Net Cash Proceeds in connection with a Disposition of equipment, such Net Cash Proceeds (in an amount not to exceed $500,000 in the aggregate during the term of this Agreement) received by such Person may, at the option of the Borrowers, be applied to acquire replacement equipment for the equipment so disposed of, provided, that (x) until so applied, such Net Cash Proceeds shall either be (1) deposited into a cash collateral account with a commercial bank designated by the Collateral Agent (and when so deposited such Net Cash Proceeds shall constitute Collateral for the Obligations then outstanding and shall remain in such cash collateral account until such Net Cash Proceeds are applied in accordance with either of clauses (y) or (z) of this clause (iii)) or (2) upon notification by the Administrative Borrower to the Agents, applied to the Revolving Loans (and concurrently with such application to the Revolving Loans, the Administrative Agent shall, at the direction of the Collateral Agent, establish and maintain a corresponding reserve to Availability in the amount so applied, which reserve shall be released at such time as the Borrowers re-borrow funds in such amount to be used in accordance with either of clauses (y) or (z) of this clause (iii)), (y) such Net Cash Proceeds must be applied and such equipment must be replaced within 90 days after the date of receipt thereof, and (z) upon (1) the occurrence and during the continuance of an Event of Default or (2) the expiration of such 90 day period, such Net Cash Proceeds, if not so applied, shall be applied to the prepayment of the Loans in accordance with Section 2.05(d).

                    (iv) Upon consummation of the Pharma Sale, the Borrowers shall prepay the outstanding principal amount of the Loans in accordance with
Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by the Borrowers in connection therewith.

                    (v) Within 3 days of the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts in excess of $500,000 in the aggregate during the term of this Agreement, the Borrowers shall prepay the outstanding principal of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds of such Extraordinary Receipts. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing on the date such Person receives Extraordinary Receipts consisting of insurance proceeds from one or more policies covering, or proceeds from any judgment, settlement, condemnation or other cause of action in respect of, the loss, damage, taking or theft of any real property or equipment having an aggregate market value of less than $1,500,000, such Extraordinary Receipts (in an amount not to exceed $1,500,000) received by such Person may, at the option of the Borrowers, be applied to repair or restore such real property or equipment or acquire replacement real property or equipment for the real property or equipment so lost, damaged or stolen or other real property or equipment used or useful in the business of such Person for the real property or equipment so lost, damaged or stolen, provided, that (x) until so applied, such Extraordinary Receipts shall either be (1) deposited into a cash collateral account with a commercial bank designated by the Collateral Agent (and when so deposited such Extraordinary Receipts shall constitute Collateral for the Obligations then outstanding and shall remain in such cash collateral account until such Extraordinary Receipts are applied in accordance with either of clauses (y) or (z) of this clause (v)) or (2) upon notification by the Administrative Borrower to the Agents, applied to the Revolving Loans (and concurrently with such application to the Revolving Loans, the Administrative Agent shall, at the direction of the Collateral Agent, establish and maintain a corresponding reserve to Availability in the amount so applied, which reserve shall be released by the Administrative Agent upon the request of the Administrative Borrower and at the direction of the Collateral Agent (which direction shall be given upon such request by the Administrative Borrower complying with this clause (v)) at such time as the Borrowers re-borrow funds in such amount to be applied in accordance with either of clauses (y) or (z) of this clause (v)), (y) such Extraordinary Receipts must be applied and such real property or equipment must be repaired, restored or replaced within 180 days after the date of receipt thereof, and (z) upon (1) the occurrence and during the continuance of an Event of Default or (2) the expiration of such 180 day period, such Extraordinary Receipts, if not so applied, shall be applied to the prepayment of the Loans in accordance with Section 2.05(d).

                    (vi) In the event that the Lenders are required to repay or disgorge to the Borrowers, or any representative of the Borrowers' estates, and have repaid, all or any portion of the Pre-Petition Obligations authorized and directed to be repaid pursuant to the Final Facility Bankruptcy Court Order, or any payment on account of the Pre-Petition

Obligations made to any Lender is rescinded for any reason whatsoever, including, but not limited to, as a result of any Avoidance Action, or any other action, suit, proceeding or claim brought under any other provision of the Bankruptcy Code or any applicable state law, or any other similar provisions under any other state or federal statutory or common law (all such amounts being hereafter referred to as the "Avoided Payments"), then, in such event, the Borrowers shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of such Avoided Payments immediately upon receipt of the Avoided Payments by the Borrowers or any representative of the Borrowers' estates.

                    (vii) Without limiting any other provision of this Agreement or any other Loan Document permitting or requiring prepayment of Loans in whole or in part, the Borrowers shall prepay the Loans in full without premium or penalty on the date which is 30 days following the entry of the Interim Facility Bankruptcy Court Order in the event the Final Bankruptcy Court Order shall not have been entered on or before such date.

               (d) Application of Payments. So long as no Event of Default shall have occurred and be continuing, each prepayment pursuant to subsections
(c)(iii), (c)(iv), (c)(v) and (c)(vi) above shall be applied as follows:

                    (i) if the proceeds of any event set forth in subsection
(c)(iii) or (c)(v) above are from (A) any Disposition of any Account Receivable or Inventory or (B) any Extraordinary Receipts arising from an insurance policy or condemnation award solely with respect to Accounts Receivable or Inventory, such proceeds shall be applied, first, ratably to the Revolving Loans, until paid in full, second, to the Term Loan, until paid in full, and third, ratably to all other Obligations, until paid in full;

                    (ii) if the proceeds of any event set forth in subsection
(c)(iii) or (c)(v) above are from any Disposition of any other assets of the Loan Parties not described in clauses (i) or (iii) of this Section 2.05(d), such proceeds shall be applied, first, to the Term Loan, until paid in full, second, ratably to the Revolving Loans, until paid in full, and third, ratably to all other Obligations, until paid in full;

                    (iii) if the proceeds of any event set forth in subsection
(c)(iii) or (c)(v) above are from a Disposition of all or substantially all of the assets or Capital Stock of any Person or any Extraordinary Receipts arising from insurance or casualty which Disposition or proceeds of insurance or casualty includes both (x) Accounts Receivable or Inventory and (y) other assets, such proceeds shall be applied as follows: (1) an amount equal to the net book value of such Accounts Receivable and Inventory (determined at the time of such Disposition or event resulting in such insurance or casualty proceeds) shall be applied ratably to the Revolving Loans, until paid in full, and (2) the remaining proceeds shall be applied, first, to the Term Loan, until paid in full, second, ratably to the Revolving Loans, until paid in full, and third, ratably to all other Obligations, until paid in full;

                    (iv) if the proceeds are from any event set forth in subsection (c)(iv), (c)(v) (to the extent not applied pursuant to clauses (i) or (iii) of this Section 2.05 (d)) or (c)(vi) above, such proceeds shall be applied, first, to the Term Loan, until paid in full, second, ratably to the Revolving Loans, until paid in full, and third, ratably to all other Obligations, until paid in full.

Notwithstanding anything to the contrary contained in this Section 2.05 (d), after the occurrence and during the continuance of an Event of Default, all prepayments of the Loans pursuant to Section 2.05(c) shall be applied (or, in the case of prepayments that have been temporarily applied to the Revolving Loans pending final application thereof as permitted under the relevant provisions of clauses (iii) and (iv) of Section 2.05(c), shall be re-credited) in accordance with Section 5.04(b).

               (e) Interest and Fees. Any prepayment made pursuant to this
Section 2.05 (other than subsection (c)(ii) hereof) shall be accompanied by (i) the payment of accrued interest on the principal amount being prepaid to the date of prepayment, (ii) the payment of any applicable fees payable pursuant to the terms of the Fee Letter, and (iii) if such prepayment would reduce the amount of the outstanding Loans to zero at a time when the Total Revolving Credit Commitment has been terminated, the payment of all other fees, costs and expenses accrued to such date.

               (f) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this
Section 2.05 are in addition to, but without duplication of, payments made or required to be made under any other subsection of this Section 2.05.

          Section 2.06 Fees.

               (a) Unused Line Fee. From and after the Interim Facility Effective Date and until the Final Maturity Date, the Borrowers shall pay to the Administrative Agent for the account of the Revolving Loan Lenders, in accordance with their Pro Rata Shares, an unused line fee (the "Unused Line Fee"), which shall accrue at the rate per annum of 0.75% on the actual daily excess, if any, of the Total Revolving Credit Commitment over the sum of the principal amount of all Revolving Loans and Letter of Credit Obligations outstanding from time to time and shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing June 30, 2005.

               (b) Fee Letter Fees. The Borrowers shall pay to the Administrative Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

          Section 2.07 Securitization. The Loan Parties hereby acknowledge that the Lenders and their Affiliates may sell or securitize the Loans (a "Securitization") through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies"). The Loan Parties shall cooperate with the Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the

Securitization, provided that (i) any such amendment or additional documentation does not impose costs in excess of $25,000 on the Loan Parties and (ii) any such amendment or additional documentation does not adversely affect the rights, or increase the obligations (other than ministerial obligations), of the Loan Parties under the Loan Documents or change or affect in a manner adverse to the Loan Parties the financial terms of the Loans, (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Loans or the Securitization, and (c) providing in connection with any rating of the Loans a certificate (i) agreeing to indemnify the Agents, the Lenders and their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "Securitization Parties") for any losses, claims, damages or liabilities (the "Liabilities") to which the Agents, the Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon a violation of the representation set forth in Section 7.01(p)hereof, and such indemnity shall survive any transfer by the Lenders or their successors or assigns of the Loans and (ii) agreeing to reimburse the Agents, the Lenders and their Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities.

          Section 2.08 Taxes. (a) Any and all payments by any Loan Party hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Agent, any Lender or the L/C Issuer (or any transferee or assignee thereof, including a participation holder (any such entity, a "Transferee")) (i) by the jurisdiction in which such Person is organized or has its principal lending office or any political subdivision thereof or (ii) by reason of any present or former connection between such Agent or such Lender or the L/C Issuer and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision thereof, other than such a connection arising in whole or in part (and to the extent arising) from such Agent or such Lender or the L/C Issuer having executed, delivered or performed its obligations or received a payment under, or enforced this Agreement or any other Loan Document (all such nonexcluded taxes, levies, imposts, deductions, charges withholdings and liabilities with respect to payments by any Loan Party hereunder, collectively or individually, "Taxes"). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Agent, any Lender or the L/C Issuer (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) such Agent, such Lender or the L/C Issuer (or such Transferee) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

               (b) In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement ("Other Taxes"). Each Loan Party shall deliver to each Agent, each Lender and the L/C Issuer official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

               (c) The Loan Parties hereby jointly and severally indemnify and agree to hold each Agent, each Lender and the L/C Issuer harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 2.08) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.

               (d) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Agents and the Administrative Borrower two properly completed and duly executed copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Parent and is not a controlled foreign corporation related to the Parent (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), in each case claiming complete exemption from U.S. Federal withholding tax on payments by the Loan Parties under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms within 20 days after receipt of a written request therefor from the Administrative Borrower or any Agent. Notwithstanding any other provision of this Section 2.08, a Non-U.S. Lender shall not be required to deliver after the date hereof any form pursuant to this
Section 2.08 that such Non-U.S. Lender is not legally able to deliver.

               (e) The Loan Parties shall not be required to indemnify any Non-U.S. Lender, or pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to this Agreement to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee or any Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Transferee or such Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation, (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of clause (d) above, or (iii) any of the representations or certifications made by a Non-U.S. Lender pursuant to clause (d) above are incorrect at the time a payment hereunder is made, other than by reason of any change in treaty, law or regulation having effect after the date such representations or certifications were made.

               (f) Any Agent, any Lender or the L/C Issuer (or Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section 2.08 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Administrative Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount which may thereafter accrue, would not require such Agent, such Lender or the L/C Issuer (or Transferee) to disclose any information such Agent, such Lender or the L/C Issuer (or Transferee) deems confidential and would not, in the reasonable determination of such Agent, such Lender or the L/C Issuer (or Transferee), be otherwise disadvantageous to such Agent, such Lender or the L/C Issuer (or Transferee).

               (g) If any Agent or any Lender or the L/C Issuer (or any Transferee) receives a refund of a tax for which a payment has been made by the Loan Parties pursuant to this Agreement, which refund in the sole judgment of such Agent or such Lender or the L/C Issuer (or Transferee) is attributable to such payment made by the Loan Parties, then such Agent or such Lender or the L/C Issuer (or Transferee) shall reimburse the Loan Parties for such amount. Nothing contained in this clause (g) shall require any Agent or any Lender or the L/C Issuer (or Transferee) to make available to any Loan Party or any other Person any of its tax returns (or any other information that it deems to be confidential in its sole discretion).

               (h) The obligations of the Loan Parties under this Section 2.08 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          Section 2.09 LIBOR Option. (a) In lieu of having interest charged at the rate based upon the Reference Rate, the Borrowers shall have the option (the "LIBOR Option") to have interest on all or a portion of the Loans be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable in accordance with Section 2.04(d). On the last day of each applicable Interest Period, unless the Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Reference Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, the Borrowers no longer shall have the option to request that Loans bear interest at the LIBOR Rate.

               (b) (i) The Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Administrative Agent prior to 11:00 a.m. (New York time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of the Administrative Borrower's election of the LIBOR Option for a permitted portion of the Loans and an Interest Period pursuant to this Section shall be made by delivery to the Administrative Agent of a LIBOR Notice received by the Administrative Agent before the LIBOR Deadline, or by telephonic notice received by the Administrative Agent before the LIBOR Deadline (to be confirmed by delivery to the Administrative Agent of a LIBOR Notice received by Administrative Agent prior to 5:00 p.m. (New York time) on the same day). Promptly upon its receipt of each such LIBOR Notice, the Administrative Agent shall provide a copy thereof to each of the Lenders having a Revolving Credit Commitment.

                    (ii) Each LIBOR Notice shall be irrevocable and binding on the Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold the Agents and the Lenders harmless against any loss, cost, or expense incurred by any Agent or any Lender as a result of (A) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to any Agent or any Lender, be deemed to equal the amount determined by such Agent or such Lender to be the excess, if any, of (1) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (2) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of an Agent or a Lender delivered to the Administrative Borrower setting forth any amount or amounts that such Agent or such Lender is entitled to receive pursuant to this
Section 2.09 shall be conclusive absent manifest error.

                    (iii) The Borrowers shall have not more than 8 LIBOR Rate Loans in effect at any given time. The Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $100,000 in excess thereof.

               (c) The Borrowers may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by the Administrative Agent of proceeds of Collateral in accordance with Section 5.04 or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold the Agents and the Lenders and their participants harmless against any and all Funding Losses in accordance with clause (b) above.

               (d) (i) The LIBOR Rate shall be adjusted by the Administrative Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give the Administrative Borrower and the Administrative Agent notice of such a determination and adjustment and the Administrative Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, the Administrative Borrower may, by notice to such affected Lender (A) require such Lender to furnish to the Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (B) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                    (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to the Administrative Agent and the Administrative Borrower and the Administrative Agent promptly shall transmit the notice to each other Lender and (A) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Loans that are Reference Rate Loans, and (B) the Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

               (e) Anything to the contrary contained herein notwithstanding, neither any Agent, nor any Lender, nor any of their participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

                                   ARTICLE III

                                LETTERS OF CREDIT

          Section 3.01 Letters of Credit. (a) The Existing Letters of Credit have previously been issued by the L/C Issuer prior to the Filing Date pursuant to the Existing Credit Agreement and, subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein and the agreements of the other Revolving Loan Lenders set forth in this Article III, the L/C Issuer agrees to issue, and each Revolving Loan Lender severally agrees to participate in the issuance by the L/C Issuer of, standby and trade Letters of Credit in Dollars from time to time from the Final Facility Effective Date until the date thirty (30) days prior to the Final Maturity Date as the Administrative Borrower may request, in a form acceptable to the L/C Issuer; provided, however, that (i) the Letter of Credit Obligations outstanding shall not at any time exceed Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Letter of Credit Committed Amount"), and (ii) the sum of the aggregate outstanding principal amount of Revolving Loans and Letter of Credit Obligations outstanding on any date shall not exceed the lesser of (A) the then current Availability and (B) the maximum aggregate principal amount of Revolving Loans and Letter of Credit Obligations projected to be outstanding during the then current Budget Period as set forth in the Long-Term Budget (subject to the Permitted Deviation therefrom). No Letter of Credit shall (x) have an original expiry date more than one hundred and eighty (180) days from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the date thirty (30) days prior to the Final Maturity Date. Each Letter of Credit shall comply with the related Letter of Credit Documents. The issuance date of each Letter of Credit shall be a Business Day. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Final Facility Effective Date shall be subject to and governed by the terms and conditions hereof. The L/C Issuer shall be under no obligation to issue any Letter of Credit if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any requirement of law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Interim Facility Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Interim Facility Effective Date and which the L/C Issuer in good faith deems material to it or (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to all applicants for letters of credit of the L/C Issuer generally.

               (b) The request for the issuance of a Letter of Credit (the "Letter of Credit Application") shall be submitted by the Administrative Borrower to the L/C Issuer, with a copy to the Administrative Agent, at least three (3) Business Days prior to the requested date of issuance. Each Letter of Credit Application shall be accompanied by a certification by an Authorized Officer of the Administrative Borrower that the aggregate principal amount of Revolving Loans and Letter of Credit Obligations outstanding on the date of issuance of the proposed Letter of Credit (after giving effect to the issuance thereof) shall not exceed the maximum aggregate principal amount of Revolving Loans and Letter of Credit Obligations projected to be outstanding during the then current Budget Period as set forth in the Long-Term Budget (subject to the Permitted Deviation therefrom). Each Agent, each Lender and the L/C Issuer shall be entitled to rely conclusively on any Authorized Officer's certification with respect to the matters set forth in the immediately preceding sentence. The Administrative Agent will, at least quarterly and more frequently upon request, disseminate to each of the Revolving Loan Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payment or expirations which may have occurred.

               (c) Each Revolving Loan Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a Participation Interest from the L/C Issuer in such Letter of Credit (including each Existing Letter of Credit) and the obligations arising thereunder and any Collateral relating thereto, in each case, in an amount equal to its Pro Rata Share of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to the L/C Issuer through the Administrative Agent and discharge when due, its Pro Rata Share of the obligations arising under such Letter of Credit (including each Existing Letter of Credit). Without limiting the scope and nature of each Revolving Loan Lender's Participation Interest in any Letter of Credit, to the extent that the L/C Issuer has not been reimbursed as required hereunder or under any such Letter of Credit, each such Revolving Loan Lender shall pay to the L/C Issuer its Pro Rata Share of such unreimbursed drawing in same day funds on the day of notification by the L/C Issuer of an unreimbursed drawing pursuant to the provisions of Section 3.01(d) below. The obligation of each Revolving Loan Lender to so reimburse the L/C Issuer shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer under any Letter of Credit, together with interest as hereinafter provided. Until each Revolving Loan Lender funds its Revolving Loan advance pursuant to this Section 3.01(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Loan Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer. If any Revolving Loan Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Loan Lender pursuant to the foregoing provisions of this Section 3.01(c), the L/C Issuer shall be entitled to recover from such Revolving Loan Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Revolving Loan Lender (through the Administrative Agent) with respect to any amounts owing under this clause (c) shall be conclusive absent manifest error.

               (d) In the event of any drawing under any Letter of Credit, the L/C Issuer will promptly notify the Administrative Borrower and the Administrative Agent. Unless the Administrative Borrower shall immediately notify the L/C Issuer that the Administrative Borrower intends to otherwise reimburse the L/C Issuer for such drawing, the Administrative Borrower shall be deemed to have requested that the Revolving Loan Lenders make a Revolving Loan in the amount of the drawing as provided in Section 3.01(e)below on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrowers promise to reimburse the L/C Issuer on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrowers shall fail to reimburse the L/C Issuer as provided hereinabove, the Borrowers promise to pay the L/C Issuer interest on the unreimbursed amount of such drawing on demand at a per annum rate equal to the Post-Default Rate. The Borrowers' reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment any Borrower may claim or have against the L/C Issuer, the Administrative Agent, the Revolving Loan Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including, without limitation, any defense based on any failure of a Borrower or any other Loan Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Administrative

Agent will promptly notify the other Revolving Loan Lenders of the amount of any unreimbursed drawing and each Revolving Loan Lender shall promptly pay to the Administrative Agent for the account of the L/C Issuer in Dollars and in immediately available funds, the amount of such Revolving Loan Lender's Pro Rata Share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Revolving Loan Lender from the L/C Issuer if such notice is received at or before 2:00 p.m. (New York City time), and otherwise such payment shall be made at or before 12:00 noon (New York City time) on the Business Day next succeeding the day such notice is received. If such Revolving Loan Lender does not pay such amount to the L/C Issuer in full upon such request, such Revolving Loan Lender shall, on demand, pay to the Administrative Agent for the account of the L/C Issuer interest on the unpaid amount during the period from the date of such drawing until such Revolving Loan Lender pays such amount to the L/C Issuer in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Revolving Loan Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Reference Rate. Each Revolving Loan Lender's obligation to make such payment to the L/C Issuer, and the right of the L/C Issuer to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrowers hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Revolving Loan Lender to the L/C Issuer, such Revolving Loan Lender shall, automatically and without any further action on the part of the L/C Issuer or such Revolving Loan Lender, acquire a Participation Interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the L/C Issuer) in the related unreimbursed drawing portion of the Letter of Credit Obligation and in the interest thereon and in the related Letter of Credit Documents, and shall have a claim against the Borrowers with respect thereto.

               (e) On any day on which the Administrative Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Loan Lenders that a Revolving Loan has been requested or deemed requested by the Administrative Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan comprised of Reference Rate Loans shall be immediately made to the Borrowers by all Revolving Loan Lenders (notwithstanding any termination of the Commitments pursuant to Section 10.01) based on the respective Pro Rata Shares of the Revolving Loan Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 10.01) and the proceeds thereof shall be paid directly to the L/C Issuer through the Administrative Agent for application to the respective Letter of Credit Obligations. Each such Revolving Loan Lender hereby irrevocably agrees to make its Pro Rata Share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 6.03 or Section 6.04 are then satisfied, (iii) whether a Default or an Event of Default then exists,
(iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to any Borrower or any other Loan Party), then each such Revolving Loan Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from the L/C Issuer such Participation Interests in the outstanding Letter of Credit Obligations as shall be necessary to cause each such Revolving Loan Lender to share in such Letter of Credit Obligations ratably (based upon the respective Pro Rate Shares of the Revolving Loan Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 10.01)), provided that at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Revolving Loan Lender shall be required to pay to the L/C Issuer, to the extent not paid to the L/C Issuer by the Borrowers in accordance with the terms of Section 3.01(d) above, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Reference Rate.

               (f) Notwithstanding anything to the contrary set forth in this Agreement, including without limitation Section 3.01(a), a Letter of Credit issued hereunder may be issued for the account of any Subsidiary of a Borrower, provided that such Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such request shall not affect the Borrowers' reimbursement obligations hereunder with respect to such Letter of Credit shall not be affected.

               (g) The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

               (h) The L/C Issuer may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the "UCP") or the International Standby Practices 1998 (the "ISP98"), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or the ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

               (i) (i) In addition to their other obligations under this Section 3.01, the Borrowers hereby agree to pay, and protect, indemnify and save each Revolving Loan Lender harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that such Revolving Loan Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or
(B) the failure of such Revolving Loan Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

                    (ii) As between the Borrowers and the Revolving Loan Lenders (including the L/C Issuer), the Borrowers shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Revolving Loan Lender (including the L/C Issuer) shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of such Revolving Loan Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the L/C Issuer's rights or powers hereunder.

                    (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Revolving Loan Lender (including the L/C Issuer), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Revolving Loan Lender under any resulting liability to the Borrowers or any other Loan Party. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify each Revolving Loan Lender (including the L/C Issuer) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrowers (on behalf of itself and each of the other Loan Parties), including, without limitation, any and all Government Acts. No Revolving Loan Lender (including the L/C Issuer) shall, in any way, be liable for any failure by such Revolving Loan Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Revolving Loan Lender.

                    (iv) Nothing in this Section 3.01(i)is intended to limit the reimbursement obligations of the Borrowers contained in Section 3.01 (d) above. The obligations of the Borrowers under this Section 3.01 (i) shall survive the termination of this Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Revolving Loan Lenders (including the L/C Issuer) to enforce any right, power or benefit under this Agreement.

                    (v) Notwithstanding anything to the contrary contained in this Section 3.01 (i), the Borrowers shall have no obligation to indemnify any Revolving Loan Lender (including the L/C Issuer) in respect of any liability incurred by such Revolving Loan Lender (A) arising solely out of the gross negligence or willful misconduct of the L/C Issuer, as finally determined by a court of competent jurisdiction, or (B) caused by the L/C Issuer's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

               (j) It is expressly understood and agreed that the obligations of the L/C Issuer hereunder to the Revolving Loan Lenders are only those expressly set forth in this Agreement and that the L/C Issuer shall be entitled to assume that the conditions precedent set forth in Section 6.03 and, if applicable,
Section 6.04 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 3.01 shall be deemed to prejudice the right of any Revolving Loan Lender to recover from the L/C Issuer any amounts made available by such Revolving Loan Lender to the L/C Issuer pursuant to this
Section 3.01 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the L/C Issuer.

               (k) In the event of any conflict between this Agreement and any Letter of Credit Application, this Agreement shall control.

               (l) Upon the request of the Administrative Agent, if, as of the Final Maturity Date for Letters of Credit, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrowers shall immediately Cash Collateralize the then outstanding Letter of Credit Obligations (in an amount equal to such outstanding amount determined as of the date of such borrowing or the expiry date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the other Revolving Loan Lenders, as collateral for the Letter of Credit Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Revolving Loan Lenders). Derivatives of such term have corresponding meanings. Each Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the other Revolving Loan Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

          Section 3.02 Letter of Credit Fees.

               (a) Letter of Credit Issuance Fee. In consideration of the issuance of Letters of Credit hereunder, the Borrowers promise to pay to the Administrative Agent for the account of each Revolving Loan Lender a fee (the "Letter of Credit Fee") on such Revolving Loan Lender's Pro Rata Share of the average daily maximum amount available to be drawn under each such Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Revolving Loan LIBOR Rate Margin. The Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

               (b) L/C Issuer Fees. In addition to the Letter of Credit Fee payable pursuant to clause (a) above, the Borrowers promise to pay to the Administrative Agent for the account of the L/C Issuer without sharing by the other Revolving Loan Lenders (i) a letter of credit fronting fee of 0.125% on the average daily maximum amount available to be drawn under each Letter of Credit (other than the Existing Letters of Credit except in connection with renewals, modifications or extensions of the Existing Letters of Credit) computed at a per annum rate for each day from the date of issuance to the date of expiration (which fronting fee shall be payable quarterly in arrears on the first Business Day following the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof)) and (ii) the customary charges from time to time of the L/C Issuer with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit.

                                   ARTICLE IV

                      SECURITY AND ADMINISTRATIVE PRIORITY

          Section 4.01 Pre-Petition Obligations. Each of the Loan Parties hereby acknowledges, confirms and agrees that the Loan Parties are indebted to the Existing Agents and the Existing Lenders for the Pre-Petition Obligations, as of the Filing Date, (a) in an aggregate principal amount of not less than $179,280,473.73 in respect of Pre-Petition Obligations constituting loans under the Existing Credit Agreement and (b) in an aggregate amount of not less than $34,981.45 in respect of Pre-Petition Obligations related to the Existing Letters of Credit, in each case, together with interest, fees and premiums accrued and accruing thereon in respect of such loans, and costs, expenses, fees (including attorneys' fees), indemnities, reimbursement obligations and other charges now or hereafter owed by the Loan Parties to the Existing Agents and the Existing Lenders pursuant to the terms of the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement), all of which are unconditionally owing by the Loan Parties to the Existing Agents and the Existing Lenders, without offset, defense or counterclaim of any kind, nature and description whatsoever.

          Section 4.02 Acknowledgment of Security Interests. As of the Filing Date, each of the Loan Parties hereby acknowledges, confirms and agrees that (a) the Existing Agents and the Existing Lenders have valid, enforceable and perfected first priority and senior liens (subject only to Permitted Liens (as defined in the Existing Credit Agreement) to the extent set forth in the Existing Credit Agreement) upon and security interests in all of the Collateral (as defined in the Existing Credit Agreement) granted pursuant to the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement) as in effect on the Filing Date to secure all of the Pre-Petition Obligations and (b) such Liens are not subject to avoidance, reduction, disallowance, impairment or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law.

          Section 4.03 Binding Effect of Documents. Each of the Loan Parties hereby acknowledges, confirms and agrees that: (a) each of the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement) to which it is a party is in full force and effect as of the date hereof, (b) the agreements and obligations of each of the Loan Parties contained in the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement) constitute the legal, valid and binding obligations of each of the Loan Parties enforceable against it in accordance with their respective terms and the Loan Parties have no valid defense, offset or counterclaim to the enforcement of such obligations and (c) the Existing Agents and the Existing Lenders are and shall be entitled to all of the rights, remedies and benefits provided for in the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement), except as clauses (b) and (c) above are subject to the automatic stay under the Bankruptcy Code upon commencement of the Chapter 11 Cases.

          Section 4.04 Collateral; Grant of Lien and Security Interest.

               (a) As security for the full and timely payment and performance of all of the Obligations, each Loan Party hereby, assigns, pledges and grants to the Collateral Agent, for the benefit of the Agents, the Lenders and the L/C Issuer, a security interest in and to and Lien on all of the property, assets or interests in property or assets of such Person, of any kind or nature whatsoever, real or personal, now existing or hereafter acquired or created, including, without limitation, all property of the "estate" (within the meaning of the Bankruptcy Code) of such Loan Party, and all accounts, inventory, goods, contract rights, instruments, documents, chattel paper, patents, trademarks, copyrights and licenses therefor, general intangibles, payment intangibles, letters of credit, letter-of-credit rights, supporting obligations, machinery and equipment, real property (including all Facilities), fixtures, leases, all (or, in the case of a Foreign Subsidiary, 65%) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and all of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of each Subsidiary of such Loan Party, all of the Capital Stock of all other Persons that are not Subsidiaries directly owned by such Loan Party, money, investment property, deposit accounts, all commercial tort claims and all causes of action arising under the Bankruptcy Code or otherwise (excluding Avoidance Actions and the proceeds thereof and all Avoided Payments), and all cash and non-cash proceeds, rents, products and profits of any of collateral described above (all property of the Loan Parties subject to the security interest referred to in this Section 4.04(a) being hereinafter collectively referred to as the "Collateral").

               (b) Upon entry of the Interim Bankruptcy Court Order or Final Bankruptcy Court Order, as the case may be, the Liens and security interests in favor of the Collateral Agent referred to in Section 4.04(a) hereof shall be valid and perfected Liens and security interests in the Collateral, prior to all other Liens and security interests in the Collateral, other than the Permitted Priority Liens (subject to any action required under foreign law with respect to the Capital Stock of Foreign Subsidiaries solely to the extent that such foreign law is applicable). Such Liens and security interests and their priority shall remain in effect until the Total Commitment shall have been terminated and all Obligations shall have been repaid in cash in full and the outstanding Letters of Credit shall have been terminated or cash collateralized.

               (c) Notwithstanding anything herein to the contrary (i) all proceeds received by the Agents and the Lenders from the Collateral subject to the Liens granted in this Section 4.04 and in each other Loan Document and by the Bankruptcy Court Orders shall be subject to the prior payment of Carve-Out Expenses to the extent set forth in clause "first" and the Rothschild Success Fee to the extent set forth in clause "second", in each case, of the definition of the term "Agreed Administrative Expense Priorities", and (ii) no Person entitled to Carve-Out Expenses shall be entitled to sell or otherwise dispose, or seek or object to the sale or other disposition, of any Collateral.

          Section 4.05 Administrative Priority. Each of the Loan Parties agrees for itself that the Obligations of such Person shall constitute allowed administrative expenses in the

Chapter 11 Cases, having priority over all administrative expenses of and unsecured claims against such Person now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, all administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 726 and 1114 of the
Bankruptcy Code, subject only to the prior payment of Carve-Out Expenses to the extent set forth in clause "first" and the Rothschild Success Fee to the extent set forth in clause "second", in each case, of the definition of the term "Agreed Administrative Expense Priorities".

          Section 4.06 Grants, Rights and Remedies. The Liens and security interests granted pursuant to Section 4.04(a) hereof and the administrative priority granted pursuant to Section 4.05 hereof may be independently granted by the Loan Documents and by other Loan Documents hereafter entered into. This Agreement, the Bankruptcy Court Orders and such other Loan Documents supplement each other, and the grants, priorities, rights and remedies of the Agents and the Lenders hereunder and thereunder are cumulative.

          Section 4.07 No Filings Required. The Liens and security interests referred to herein shall be deemed valid and perfected by entry of the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be, and entry of the Interim Bankruptcy Court Order shall have occurred on or before the date of any Loan and entry of the Final Bankruptcy Court Order shall have occurred on or before the date of the Term Loan or the issuance, renewal or extension of any Letter of Credit. The Collateral Agent shall not be required to file any financing statements, mortgages, notices of Lien or similar instruments in any jurisdiction or filing office, take possession or control of any Collateral, or take any other action in order to validate or perfect the Lien and security interest granted by or pursuant to this Agreement, the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be, or any other Loan Document.

          Section 4.08 Survival. The Liens, lien priority, administrative priorities and other rights and remedies granted to the Agents and the Lenders pursuant to this Agreement, the Bankruptcy Court Orders and the other Loan Documents (specifically including, but not limited to, the existence, perfection and priority of the Liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of Indebtedness by any Loan Party (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of any of the Chapter 11 Cases, or by any other act or omission whatsoever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

               (a) except for the Carve-Out Expenses to the extent set forth in clause "first" and the Rothschild Success Fee to the extent set forth in clause "second", in each case, of the definition of the term "Agreed Administrative Expense Priorities" as set forth in Section 4.05, no costs or expenses of administration which have been or may be incurred in the Chapter 11 Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on parity with any claim of the Agents and the Lenders against any Loan Party in respect of any Obligation;

               (b) the Liens in favor of the Agents and the Lenders set forth in
Section 4.04(a) hereof shall constitute valid and perfected first priority Liens and security interests, subject only to Permitted Priority Liens to which such Liens and security interests may be subordinate and junior, and shall be prior to all other Liens and security interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever (subject to any action required under foreign law with respect to the Capital Stock of Foreign Subsidiaries solely to the extent that such foreign law is applicable); and

               (c) the Liens in favor of the Agents and the Lenders set forth herein and in the other Loan Documents shall continue to be valid and perfected without the necessity that the Collateral Agent file financing statements or mortgages, take possession or control of any Collateral, or otherwise perfect its Lien under applicable non-bankruptcy law.

                                    ARTICLE V

                      FEES, PAYMENTS AND OTHER COMPENSATION

          Section 5.01 Audit and Collateral Monitoring Fees. The Borrowers acknowledge that pursuant to Section 8.01(f), representatives of the Collateral Agent may visit any or all of the Loan Parties and/or conduct audits, inspections, appraisals, valuations and/or field examinations of any or all of the Loan Parties or the Collateral at any time and from time to time in a manner so as to not unduly disrupt the business of the Loan Parties. The Borrowers agree to pay (i) $1,500 per day per examiner plus the examiner's out-of-pocket costs and reasonable expenses incurred in connection with all such visits, audits, inspections, appraisals, valuations and field examinations and (ii) the actual out-of-pocket cost of all visits, audits, inspections, appraisals, valuations and field examinations conducted by a third party on behalf of the Collateral Agent. Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing, the Borrowers shall not be obligated to pay the fees, costs and expenses for more than (x) 2 such audits, inspections and/or field examinations (in the aggregate) of the Loan Parties in any 12 month period during the term of this Agreement, and (y) 2 such appraisals or valuations of the Collateral in any 12 month period during the term of this Agreement.

          Section 5.02 Payments; Computations and Statements. (a) The Borrowers will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent's Account. All payments received by the Administrative Agent after 12:00 noon (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrowers without set-off, counterclaim, deduction or other defense to the Agents, the L/C Issuer and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Agent or Lender to such Agent or Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Administrative Agent will cause to be distributed all interest and fees received from or for the account of the Borrowers not less than once each month and in any event promptly after receipt thereof. The Lenders and the Borrowers hereby authorize the Administrative Agent to, and the Administrative Agent shall, at the direction of the Collateral Agent, from time to time, charge the Loan Account of the Borrowers with any amount due and payable by the Loan Parties under any Loan Document. Each of the Lenders and the Borrowers agrees that the Administrative Agent, at the direction of the Collateral Agent, shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 6.03 have been satisfied. Any amount charged to the Loan Account of the Borrowers shall be deemed a Revolving Loan hereunder made by the Revolving Loan Lenders to the Borrowers, funded by the Administrative Agent on behalf of the Revolving Loan Lenders and subject to
Section 2.02 of this Agreement. The Lenders and the Borrowers confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrowers as herein provided will be made as an accommodation to the Borrowers and solely at the Collateral Agent's discretion as communicated to the Administrative Agent. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of interest for Reference Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. All other computations of interest shall be made on the basis of a 360-day year and the actual number of days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

               (b) The Administrative Agent shall provide the Administrative Borrower, promptly upon the request of the Administrative Borrower after the end of any calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrowers during such month, the amounts and dates of all Loans made to the Borrowers during such month, the amounts and dates of all payments on account of the Loans to the Borrowers during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrowers during such month, any Letters of Credit issued by the L/C Issuer for the account of the Borrowers during such month, specifying the face amount thereof, the amount of charges to the Loan Account and/or Loans made to the Borrowers during such month to reimburse the Revolving Loan Lenders for drawings made under Letters of Credit, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, thirty (30) days after the same is sent, shall be final and conclusive absent manifest error or objection by the Administrative Borrower prior to such date.

          Section 5.03 Sharing of Payments, Etc. Except as provided in Section
2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this
Section 5.03 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

          Section 5.04 Apportionment of Payments. Subject to Section 2.02 hereof and to any written agreements among the Agents and/or the Lenders:

               (a) All payments of principal and interest in respect of outstanding Loans, all payments in respect of the Letters of Credit, all payments of fees (other than the fees set forth in Section 2.06 hereof, fees with respect to Letters of Credit provided for in Section 3.02(b), and the audit and collateral monitoring fee provided for in Section 5.01) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans or Letter of Credit Obligations, as designated by the Person making payment when the payment is made.

               (b) After the occurrence and during the continuance of an Event of Default, the Administrative Agent shall, upon the direction of the Collateral Agent or the Required Lenders, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement,
(i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Agents or the L/C Issuer, until paid in full; (ii) second, ratably to pay the Obligations in respect of any fees and indemnities then due to the Lenders, until paid in full;
(iii) third, to pay interest due in respect of Collateral Agent Advances, until paid in full; (iv) fourth, ratably to pay interest due in respect of the Loans and Obligations consisting of scheduled or periodic payments with respect to Hedging Agreements or Treasury Management Agreements, until paid in full; (v) fifth, to pay principal of Collateral Agent Advances, until paid in full; (vi) sixth, ratably to pay principal of the Loans and Letter of Credit Obligations (or, to the extent such Obligations are contingent, to provide cash collateral in respect of such Obligations) and Obligations consisting of termination or other payments with respect to Hedging Agreements or Treasury Management Agreements, until paid in full; and (vii) seventh, to the ratable payment of all other Obligations then due and payable.

               (c) In each instance, so long as no Event of Default has occurred and is continuing, Section 5.04(b) shall not be deemed to apply to any payment by the Borrowers specified by the Administrative Borrower to the Administrative Agent to be for the payment of Term Loan Obligations then due and payable under any provision of this Agreement or the prepayment of all or part of the principal of the Term Loan in accordance with the terms and conditions of
Section 2.05.

               (d) For purposes of Section 4.04(b), "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including, without limitation, all loan fees, service fees, professional fees, interest, default interest, interest on interest, and expense reimbursements.

               (e) In the event of a direct conflict between the priority provisions of this Section 5.04 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 5.04 shall control and govern.

          Section 5.05 Increased Costs and Reduced Return. (a) If any Lender, any Agent or the L/C Issuer shall have determined that, after the Interim Facility Effective Date, the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer with any directive of, or guideline from, any central bank or other Governmental Authority or the introduction of, or change in, any accounting principles applicable to any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer (in each case, whether or not having the force of law) (each a "Change in Law"), shall (i) subject such Lender, such Agent or the L/C Issuer, or any Person controlling such Lender, such Agent or the L/C Issuer to any tax, duty or other charge with respect to any LIBOR Rate Loan made by such Lender or such Agent or any Letter of Credit issued by the L/C Issuer, or change the basis of taxation of payments to such Lender, such Agent or the L/C Issuer or any Person controlling such Lender, such Agent or the L/C Issuer of any amounts payable hereunder in respect of LIBOR Rate Loans (except for taxes on the overall net income of such Lender, such Agent or the L/C Issuer or any Person controlling such Lender, such Agent or the L/C Issuer), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (other than the Reserve Percentage) against any LIBOR Rate Loan, any Letter of Credit or against assets of or held by, or deposits with or for the account of, or credit extended by, such Lender, such Agent or the L/C Issuer or any Person controlling such Lender, such Agent or the L/C Issuer or (iii) impose on such Lender, such Agent or the L/C Issuer or any Person controlling such Lender, such Agent or the L/C Issuer any other condition regarding any LIBOR Rate Loan or Letter of Credit, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Lender, such Agent or the L/C Issuer of making any LIBOR Rate Loan, issuing, guaranteeing or participating in any Letter of Credit, or agreeing to make any Loan or issue, guaranty or participate in any Letter of Credit, or to reduce any amount received or receivable by such Lender, such Agent or the L/C Issuer hereunder in respect of LIBOR Rate Loans or Letters of Credit, then, within 10 days of demand by such Lender, such Agent or the L/C Issuer, the Borrowers shall pay to such Lender, such Agent or the L/C Issuer such additional amounts as will compensate such Lender, such Agent or the L/C Issuer for such increased costs or reductions in amount.

               (b) If any Lender, any Agent or the L/C Issuer shall have determined that any Change in Law after the Interim Facility Effective Date either (i) affects or would affect the amount of capital required or expected to be maintained by such Lender, such Agent or the L/C Issuer or any Person controlling such Lender, such Agent or the L/C Issuer, and such Lender, such Agent or the L/C Issuer determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, Letters of Credit issued or any guaranty or participation with respect thereto, such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Lender's, such Agent's or the L/C Issuer's such other controlling Person's capital to a level below that which such Lender, such Agent or the L/C Issuer or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, Letters of Credit issued, or any guaranty or participation with respect thereto or any agreement to make Loans, to issue Letters of Credit or such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's other obligations hereunder (in each case, taking into consideration, such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's policies with respect to capital adequacy), then, within 10 days of demand by such Lender, such Agent or the L/C Issuer, the Borrowers shall pay to such Lender, such Agent or the L/C Issuer from time to time such additional amounts as will compensate such Lender, such Agent or the L/C Issuer for such cost of maintaining such increased capital or such reduction in the rate of return on such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's capital.

               (c) All amounts payable under this Section 5.05 shall bear interest from the date that is 10 days after the date of demand by any Lender, any Agent or the L/C Issuer until payment in full to such Lender, such Agent or the L/C Issuer at the Reference Rate. A certificate of such Lender, such Agent or the L/C Issuer claiming compensation under this Section 5.05, specifying the event herein above described and the nature of such event shall be submitted by such Lender, such Agent or the L/C Issuer to the Administrative Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Lender's, such Agent's or the L/C Issuer's reasons for invoking the provisions of this Section 5.05, and shall be final and conclusive absent manifest error.

               (d) The Borrowers shall not be required to compensate a Lender pursuant to this Section 5.05 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Administrative Borrower of the change of law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided, that, if the change of law giving rise to such increased costs or reductions is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

          Section 5.06 Joint and Several Liability of the Borrowers. (a) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each of the Borrowers hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agents, the L/C Issuer and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 5.06), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Section 5.06 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, binding effect or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

               (b) The provisions of this Section 5.06 are made for the benefit of the Agents, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agents, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 5.06 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.

               (c) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agents or the Lenders with respect to any of the Obligations or any Collateral, until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Agents or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations.

                                   ARTICLE VI

                               CONDITIONS TO LOANS

          Section 6.01 Conditions Precedent to Interim Facility. This Agreement shall become effective as of the Business Day (the "Interim Facility Effective Date") when each of the following conditions precedent shall have been satisfied in a manner reasonably satisfactory to the Collateral Agent (and if so indicated below, the Administrative Agent):

               (a) Interim Bankruptcy Court Order. The Interim Bankruptcy Court Order shall have been entered by the Bankruptcy Court and the Agents shall have received a true and complete copy of such order, and such order shall be in full force and effect and shall not have been reversed, modified, amended, stayed or vacated absent prior written consent of the Agents, the Required Lenders and the Borrowers.

               (b) Payment of Fees, Etc. The Borrowers shall have paid on or before the Interim Facility Effective Date, all fees, costs, expenses and taxes then payable pursuant to Section 2.06 and Section 12.04.

               (c) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Section 2.05(c)(ii), ARTICLE VII and in each other Loan Document are true and correct on and as of the Interim Facility Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Interim Facility Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

               (d) Legality. The making of the initial Loans or the issuance of any initial Letters of Credit shall not contravene any law, rule or regulation applicable to any Agent, any Lender or the L/C Issuer.

               (e) Delivery of Documents. The Collateral Agent shall have received on or before the Interim Effective Date the following, each in form and substance reasonably satisfactory to the Collateral Agent (and in the case of items (i), (v) and (xiii) below, the Administrative Agent) and, unless indicated otherwise, dated on or as of the Interim Facility Effective Date:

                    (i) the Fee Letter;

                    (ii) a Pledge Agreement, duly executed by each Loan Party, together with the original stock certificates (to the extent certificated) representing all (or, in the case of a Foreign Subsidiary, 65%) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and all of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of each direct Subsidiary of such Loan Party and all intercompany promissory notes of such Loan Party, accompanied by undated stock powers executed in blank and other proper instruments of transfer; provided, that the possession by Silver Point of such stock certificates, intercompany notes and related documentation as collateral under the Existing Credit Agreement shall be deemed to constitute delivery hereunder;

                    (iii) certified copies of request for copies of information on Form UCC-11 in jurisdictions deemed necessary by the Collateral Agent, listing all effective financing statements which name as debtor any Loan Party, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Collateral Agent, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property in jurisdictions deemed necessary by the Collateral Agent, which results shall not show any such Liens, except Permitted Liens;

                    (iv) a copy of the resolutions of each Loan Party, certified as of the Interim Facility Effective Date by an Authorized Officer thereof, authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

                    (v) a certificate of an Authorized Officer of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

                    (vi) a certificate of the appropriate official(s) of (A) the state of organization of each Loan Party and (B) each state of foreign qualification of each Loan Party other than those states in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, in each case, certifying as of a recent date not more than 30 days prior to the Interim Facility Effective Date as to the subsistence in good standing of such Loan Party in such states;

                    (vii) a copy of the charter and by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational document of each Loan Party, together with all amendments thereto, certified as of the Interim Facility Effective Date by an Authorized Officer of such Loan Party or a certificate of an Authorized Officer of such Loan Party certifying that such documents delivered pursuant to the Existing Credit Agreement remain in full force and effect and have not been amended or otherwise modified;

                    (viii) (A) an opinion of in-house counsel for the Loan Parties, substantially in the form of Exhibit C;

                    (ix) a certificate of an Authorized Officer of each Loan Party, certifying as to the matters set forth in subsection (c) of this Section 6.01;

                    (x) a copy of (A) the Short-Term Budget and the Long-Term Budget, (B) the Financial Statements and (C) the financial projections described in Section 7.01(g)(ii)(B) and (C) hereof, certified as of the Interim Facility Effective Date by an Authorized Officer of the Parent as complying with the representations and warranties set forth in Section 7.01(g);

                    (xi) evidence of the insurance coverage required by Section 8.01, where requested by the Collateral Agent, with such endorsements as to the named insureds or loss payees thereunder as the Collateral Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days' prior written notice to the Collateral Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request;

                    (xii) a certificate of an Authorized Officer of the Administrative Borrower, certifying the names and true signatures of the persons that are authorized to provide Notices of Borrowing, Letter of Credit Applications, LIBOR Notices and all other notices under this Agreement and the other Loan Documents; and

                    (xiii) such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Collateral Agent in form and substance, as the Collateral Agent may reasonably request.

               (f) Material Adverse Effect. No event or development shall have occurred since April 29, 2005 which would have a Material Adverse Effect.

               (g) Priority. The Collateral Agent shall be satisfied that it has been granted, and holds, for the benefit of the Agents, the Lenders, and the L/C Issuer, a perfected, first priority Lien on, and security interest in, all of the Collateral, subject only to Permitted Priority Liens (subject to any action required under foreign law with respect to the Capital Stock of Foreign Subsidiaries solely to the extent that such foreign law is applicable).

               (h) Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans during the Interim Period shall have been obtained and shall be in full force and effect.

               (i) Retention of Professionals. The Borrowers shall have continued the retention of FTI Consulting, Inc. and Rothschild, Inc. (or other advisors reasonably acceptable to the Collateral Agent) and shall have filed such first day motions as are necessary to obtain the approval thereof by the Bankruptcy Court.

               (j) Existing Credit Agreement. The Existing Lenders shall have received adequate protection in respect of the Liens securing the Pre-Petition Obligations in the form of (i) replacement Liens on the Collateral, subject only to the Liens securing the Obligations and the Permitted Priority Liens, (ii) priority administrative expense claim status with respect to the Pre-Petition Obligations, subject only to the super-priority administrative expense claim status of the Obligations to the extent of any diminution in value of the collateral securing the Pre-Petition Obligations caused by the Liens granted hereunder and under the other Loan Documents, and (iii) an order approving payment in cash of (A) on the Interim Facility Effective Date, all interest that has accrued and all expenses that have been incurred under the Existing Credit Agreement as of such date and (B) from and after the Interim Facility Effective Date until the date on which all Pre-Petition Obligations shall have been paid in full in cash, all outstanding letters of credit under the Existing Credit Agreement shall have been terminated or cash collateralized and all commitments under the Existing Credit Agreement shall have been terminated, all interest accruing and all expenses incurred under the Existing Credit Agreement as and when due and payable thereunder, in each case, at the rate of interest in effect under the Existing Credit Agreement immediately prior to the Filing Date.

               (k) Purchase Agreement. The Agents shall have received on or before the Interim Facility Effective Date, a fully executed copy of the Pharma Purchase Agreement, which purchase agreement shall be in full force and effect.

               (l) First Day Motions. The Agents shall have received and be reasonably satisfied with the first day motions filed by the Borrowers with the Bankruptcy Court in the Chapter 11 Cases.

               (m) Commencement of Chapter 11 Cases. The Borrowers shall have commenced the Chapter 11 Cases and no trustee, examiner or receiver shall have been appointed or designated with respect to the Borrowers or their business, properties or assets and no motion shall be pending seeking any such relief or seeking any other relief in the Bankruptcy Court to exercise control over Collateral with an aggregate fair market value in excess of $500,000.

               (n) Proceedings; Receipt of Documents. All proceedings in connection with the making of the initial Loans or the issuance of the initial Letters of Credit and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or such counsel may reasonably request.

          Section 6.02 Conditions Precedent to Final Facility Effectiveness. The obligation of any Agent or any Lender to make any Loan or of the Administrative Agent to assist the Borrowers in establishing or opening any Letter of Credit during the Final Period shall commence as of the Business Day (the "Final Facility Effective Date") when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Collateral Agent:

               (a) Final Bankruptcy Court Order, Etc. The Final Bankruptcy Court Order shall have been signed and entered by the Bankruptcy Court within a date which is 30 days following the date of the entry of the Interim Facility Bankruptcy Court Order, and the Collateral Agents shall have received a true and complete copy of such order, and such order shall be in full force and effect and shall not have been reversed, modified, amended, stayed or vacated absent the prior written consent of the Agents, the Required Lenders and the Borrowers.

               (b) Payment of Fees, Etc. The Borrowers shall have paid on or before such date all fees, costs, expenses and taxes then payable pursuant to
Section 2.06 and Section 12.04.

               (c) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Section 2.05(c)(ii), ARTICLE VII and in each other Loan Document, certificate or other writing delivered to the Agents or the Lenders pursuant hereto or thereto on or prior to the Final Facility Effective Date are true and correct on and as of the Final Facility Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Final Facility Effective Date or would result from the making of Loans or the issuance of any Letter of Credit on such date.

               (d) Legality. The making of the Loans or the issuance of any Letters of Credit on the Final Facility Effective Date shall not contravene any law, rule or regulation applicable to any Agent, any Lender or the L/C Issuer.

               (e) Delivery of Documents. The Collateral Agent shall have received on or before the Final Facility Effective Date the following, each in form and substance reasonably satisfactory to the Collateral Agent and, unless indicated otherwise, dated on or as of the Final Facility Effective Date:

                    (i) a modification to each Mortgage executed in connection with the Existing Credit Agreement, duly executed by each applicable Loan Party, with respect to each Facility;

                    (ii) evidence of the recording of the Modification to each Mortgage in such office or offices as may be necessary or, in the reasonable business judgment of the Collateral Agent, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Agents, the L/C Issuer and the Lenders thereunder;

                    (iii) a Title Insurance Policy with respect to each Mortgage;

                    (iv) an ALTA survey of each Facility, in form and substance satisfactory to the Collateral Agent, certified to the Collateral Agent and to the issuer of each Title Insurance Policy (which survey shall be waived to the extent that the survey prepared in connection with the Existing Credit Agreement with respect to such Facility is acceptable to the issuer of the relevant Title Insurance Policy with respect to such Facility);

                    (v) (A) an appropriate pledge agreement, in form and substance satisfactory to the Collateral Agent, with respect to a pledge of 65% of the Capital Stock of Applied Analytical Industries Deutschland GmbH (the "German Subsidiary"), (B) a legal opinion of foreign counsel of the German Subsidiary in a form satisfactory to the Collateral Agent, which shall cover the enforceability and perfection of the Collateral Agent's security interest in such pledged shares of the German Subsidiary and (C) certificates evidencing any such certificated Capital Stock, if any, together with stock powers, undated and duly executed in blank (unless, such stock powers are deemed unnecessary by the Collateral Agent in its reasonable discretion under the law of the jurisdiction of such German Subsidiary);

                    (vi) an updated Short-Term Budget, together with a certificate of an Authorized Officer stating that such Budget complies with the representations and warranties set forth in Section 7.01(g); and

                    (vii) such depository account, blocked account, lockbox account and similar agreements and other documents, each in form and substance reasonably satisfactory to the Agents, as the Agents may reasonably request with respect to the Borrowers' domestic cash management system (other than with respect to fiduciary accounts of the Loan Parties and deposit accounts of the Loan Parties exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the salaried employees of the Loan Parties).

               (f) Liens; Priority. The Collateral Agent shall be satisfied that it has been granted, and still continues to hold, for the benefit of the Agents, the Lenders, and the L/C Issuer a perfected, first priority Lien on and security interest in all of the Collateral, subject only to Permitted Priority Liens (subject to any action required under foreign law with respect to the Capital Stock of Foreign Subsidiaries solely to the extent that such foreign law is applicable). At the request of the Collateral Agent, the Collateral Agent shall receive UCC, tax and judgment Lien searches and, title reports with respect to all real property of the Borrowers and other appropriate evidence, evidencing the absence of any Liens or mortgages on the Collateral, except Permitted Liens.

               (g) Pre-Petition Obligations. The Pre-Petition Obligations shall have been repaid in full with the proceeds of the Term Loan (it being understood that the Existing Letters of Credit shall be deemed to be issued under this Agreement on the Final Facility Effective Date).

               (h) Material Adverse Effect. No event or development shall have occurred since the Interim Facility Effective Date which would have a Material Adverse Effect.

          Section 6.03 Conditions Precedent to All Loans and Letters of Credit. The obligation of any Agent or any Lender to make any Loan or of the L/C Issuer to issue any Letter of Credit after the Interim Facility Effective Date is subject to the fulfillment, in a manner reasonably satisfactory to the Administrative Agent, as certified to by the Administrative Borrower in the applicable Notice of Borrowing, of each of the following conditions precedent:

               (a) Payment of Fees, Etc. The Borrowers shall have paid all fees, costs, expenses and taxes then payable by the Borrowers pursuant to this Agreement and the other Loan Documents, including, without limitation, Section
2.06 and Section 12.04 hereof.

               (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Administrative Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and the Borrowers' acceptance of the proceeds of such Loan, or the submission by the Borrowers of a Letter of Credit Application with respect to a Letter of Credit, and the issuance of such Letter of Credit, shall each be deemed to be a representation and warranty by each Loan Party on the date of such Loan or the date of issuance of such Letter of Credit that: (i) the representations and warranties contained in Section 2.05(c)(ii), ARTICLE VII and in each other Loan Document are true and correct on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof or at the time of issuance of such Letter of Credit, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made, or the issuance of such Letter of Credit to be issued, on such date and (iii) the conditions set forth in this Section 6.03 have been satisfied as of the date of such request.

               (c) Legality. The making of such Loan or the issuance of such Letter of Credit shall not contravene any law, rule or regulation applicable to any Agent, any Lender or the L/C Issuer.

               (d) Notices. The Administrative Agent shall have received (i) a Notice of Borrowing pursuant to Section 2.02 hereof, (ii) a Letter of Credit Application pursuant to Section 3.01, hereof, if applicable, and (iii) a LIBOR Notice pursuant to Section 2.09 hereof, if applicable.

               (e) Delivery of Documents. The Collateral Agent shall have received such other agreements, instruments, approvals, opinions and other documents, each in form and substance reasonably satisfactory to the Collateral Agent, as the Collateral Agent may reasonably request.

               (f) Proceedings; Receipt of Documents. All proceedings in connection with the making of such Loan or the issuance of such Letter of Credit and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be reasonably satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance reasonably satisfactory to the Collateral Agent, as the Collateral Agent or such counsel may reasonably request.

          Section 6.04 Conditions Subsequent to Effectiveness. The obligation of the Agents or any Lender to maintain the Loans and Letters of Credit after the Interim Facility Effective Date is subject to the fulfillment, on or before the applicable date thereto (unless the Borrowers are diligently pursuing the satisfaction of such condition subsequent and such date is extended in writing by the Collateral Agent in its sole discretion), of each condition subsequent set forth below (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

               (a) the Borrowers shall use commercially reasonable efforts to deliver to the Collateral Agent, within 30 days of the Final Facility Effective Date, a landlord waiver, in form and substance reasonably satisfactory to the Collateral Agent, executed by each landlord with respect to each of the locations at which Collateral with a book value in excess of $250,000 (when aggregated with all other Collateral at the same location) is located (it being understood that in the event the Borrowers are unable to obtain any such landlord waiver, the Administrative Agent shall, at the direction of the Collateral Agent using its reasonable discretion, establish such reserves against Availability as the Collateral Agent deems reasonably necessary with respect to the Collateral at such location).

               (b) the Borrowers shall use commercially reasonable efforts to deliver to the Collateral Agent, within 30 days of the Final Facility Effective Date, a collateral access agreement, in form and substance reasonably satisfactory to the Collateral Agent, executed by each Person who possesses Collateral of any Loan Party with a book value in an aggregate amount in excess of $250,000 (it being understood that in the event the Borrowers are unable to obtain any such collateral access agreement, the Administrative Agent shall, at the direction of the Collateral Agent using its reasonable discretion, establish such reserves against Availability as the Collateral Agent deems reasonably necessary with respect to the Collateral in the possession of such Person); and

               (c) the Borrowers shall use commercially reasonable efforts to deliver to the Collateral Agent, within 30 days of the Final Facility Effective Date, a copy of each letter issued by the applicable State Governmental Authority, evidencing each Facility's compliance with all applicable building codes, fire codes, other health and safety rules and regulations, parking, density and height requirements and other building and zoning laws (it being understood that in the event the Borrowers are unable to obtain any such letter or such letter discloses a material impairment of the use of such Facility, the Administrative Agent shall, at the direction of the Collateral Agent using its reasonable discretion, establish such reserves against Availability as the Collateral Agent deems reasonably necessary with respect to such Facility).

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

          Section 7.01 Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents, the Lenders and the L/C Issuer as follows:

               (a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization other than to the extent that the failure to be in good standing in such state or jurisdiction could not reasonably be expected to have a Material Adverse Effect, (ii) subject to the entry and the terms of the Bankruptcy Court Orders, has all requisite corporate or limited liability company power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

               (b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) subject to the entry and the terms of the Bankruptcy Court Orders, have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law, or any material term of any Material Contract (other than conflicts, breaches and defaults the enforcement of which will be stayed by virtue of the filing of the Chapter 11 Cases), or any order or decree of any court or Governmental Authority (including, without limitation, any order entered in the Chapter 11 Cases), (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

               (c) Governmental Approvals. Except for the entry of the Bankruptcy Court Orders, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party.

               (d) Enforceability of Loan Documents. Subject to the entry of the Bankruptcy Court Orders, this Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.

               (e) Subsidiaries. Schedule 7.01(e) is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital

Stock of such Subsidiaries of the Parent in existence on the date hereof. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule and as otherwise permitted by
Section 8.02(c)(i), all such Capital Stock is owned by the Parent or one or more of its wholly-owned Subsidiaries, free and clear of all Liens (other than Permitted Liens). There are no outstanding debt or equity securities of the Parent or any of its Subsidiaries and no outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent or any of its Subsidiaries, or other obligations of any Subsidiary to issue, directly or indirectly, any shares of Capital Stock of any Subsidiary of the Parent.

               (f) Litigation; Commercial Tort Claims. Except for pre-petition litigation that is stayed by 11 U.S.C. Section 362 or as otherwise set forth in
Schedule 7.01(f) or in the Supplemental Disclosure, (i) there is no action, suit or proceeding pending or threatened in writing affecting any Loan Party or any of its properties before any court or other Governmental Authority or any arbitrator that (A) if such action, suit or proceeding could reasonably be expected to be adversely determined, could reasonably be expected to have a Material Adverse Effect or (B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby (other than (1) any action, suit or proceeding by any Person during the Interim Period objecting to the entry by the Bankruptcy Court of the Final Bankruptcy Court Order or seeking modification thereof from the terms contemplated in the Interim Bankruptcy Court Order and (2) any action, suit or proceeding by any Person objecting to any waiver or amendment of, or consent to the departure from, the terms of this Agreement, in each case, to the extent that such action, suit or proceeding does not result in the reversal, modification, amendment, stay or vacation of either of the Bankruptcy Court Orders without the prior written consent of the Agents and the Borrowers) and (ii) as of the Interim Facility Effective Date, none of the Loan Parties holds any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

               (g) Financial Condition.

                    (i) Except to the extent set forth in Schedule 7.01(g)(i), to the best knowledge of the Parent's management, as of the Interim Facility Effective Date, the Financial Statements, copies of which have been delivered to each Agent and each Lender, fairly present in all material respects the consolidated financial condition of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP, and since the Interim Facility Effective Date no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

                    (ii) On or before the Interim Facility Effective Date, the Parent has heretofore furnished to each Agent and each Lender (A) a Short-Term Budget and a Long-Term Budget, (B) projected quarterly balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for the period from April 1, 2005, through December 31, 2005, and (C) projected annual balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for the Fiscal Years ending in 2005 through 2006, which Budgets and projected financial statements shall be updated from time to time pursuant to Section 8.01(a)(vi). Such Budgets and projections when delivered will be, prepared in good faith by the management of the Parent, based on assumptions believed by the management of the Parent to be reasonable at the time made and upon information believed by the management of the Parent to have been accurate based upon the information available to the management of Parent at the time such Budgets and projections were furnished.

               (h) Compliance with Law, Etc. No Loan Party is in violation of
(i) its organizational documents, (ii) except as set forth on Schedule 7.01(h), any material law, rule, regulation (including, without limitation, the FDA Regulations and the HHS Regulations), judgment or order of any Governmental Authority applicable to it or any of its property or assets (other than immaterial violations for which no penalty or fine in excess of $250,000 is payable, or which are being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from such violation and with respect to which adequate reserves have been set aside for the payment of any penalty or fine arising therefrom in accordance with GAAP, or the enforcement of which are stayed by virtue of the Chapter 11 Cases), or (iii) other than violations occurring as a result of the filing of the Chapter 11 Cases, and other than violations the enforcement of which are stayed by virtue of the filing of the Chapter 11 Cases, any material term of any Material Contract, and no Default or Event of Default has occurred and is continuing.

               (i) ERISA. Except as set forth on Schedule 7.01(i), (i) each Employee Plan is in substantial compliance with ERISA and the Internal Revenue Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and, if requested by any Agent pursuant to Section 8.01(a)(x), delivered to the Agents, is complete and correct in all material respects and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agents, (v) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months, and (vi) no Lien imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Internal Revenue Code. Except as set forth on Schedule 7.01(i), no Loan Party or any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future incur any such withdrawal liability. No Loan Party or any of its ERISA Affiliates nor any fiduciary of any Employee Plan has (i) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code, (ii) failed to pay any required installment or other payment required under Section 412 of the Internal Revenue Code on or before the due date for such required installment or payment, (iii) engaged in a transaction within the meaning of Section 4069 of ERISA or (iv) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Except as set forth on Schedule 7.01(i), there are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Employee Plan or its assets, (ii) any fiduciary with respect to any Employee Plan, or
(iii) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan, in each case, that could reasonably be expected to result in a liability to any Loan Party or any of its ERISA Affiliates in an amount in excess of $500,000. Except as required by Section 4980B of the Internal Revenue Code, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant's termination of employment.

               (j) Taxes, Etc. All Federal, state and local tax returns and other reports required by applicable law to be filed by any Loan Party have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party and which have become due and payable on or prior to the date hereof have been paid, except (i) as of the Interim Facility Effective Date, for amounts contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP (or to the extent that such payment or any enforcement action is stayed as a result of the Chapter 11 Cases) and
(ii) after the Interim Facility Effective Date, as permitted by Section 8.01(c).

               (k) Regulations T, U and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

               (l) Nature of Business. No Loan Party is engaged in any business other than specialty pharmaceutical services with comprehensive drug development capabilities with focus in fee-for-service pharmaceutical services, drug product sales, pharmaceutical product development, pharmaceutical product manufacturing and product life cycle management and ancillary businesses.

               (m) Adverse Agreements, Etc. No Loan Party is a party to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, other than any agreement, instrument, judgment, order, regulation, ruling or other requirement
(i) the enforcement of which is stayed by virtue of the Chapter 11 Cases or (ii) which does not have, or in the future could not reasonably be expected to have, a Material Adverse Effect.

               (n) Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person except for such non-compliance and such permits, licenses, authorizations, entitlements and accelerations, as to which (individually or in the aggregate) a Loan Party or its Subsidiary's failure to maintain or so comply could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.

               (o) Properties. (i) Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition, ordinary wear and tear excepted.

                    (ii) Schedule 7.01(o) sets forth a complete and accurate list, as of the Interim Facility Effective Date, of the location, by state and street address, of all real property owned or leased by each Loan Party and identifies the interest (fee or leasehold) of such Loan Party therein. Except as set forth on Schedule 7.01(o), each Loan Party has, as of the Interim Facility Effective Date, valid leasehold interests in the Leases described on Schedule 7.01(o) to which it is a party. True, complete and correct copies of each such Lease, as in effect on the Interim Facility Effective Date, have been made available to the Collateral Agent prior to the Interim Facility Effective Date.
Schedule 7.01(o) sets forth with respect to each such Lease, as in effect on the Interim Facility Effective Date, the commencement date, termination date, renewal options (if any) and annual base rents. Each such Lease that is a Material Contract is valid and enforceable in accordance with its terms and is in full force and effect (except to the extent that any such Lease is terminated or rejected by a Loan Party or any of its Subsidiaries upon a determination by such Person in its reasonable business judgment that such Lease is no longer material and useful to the conduct of the business of the Parent and its Subsidiaries, taken as a whole). No consent or approval of any landlord or other third party in connection with any such Lease is necessary for any Loan Party to enter into and execute the Loan Documents to which it is a party, except as set forth on Schedule 7.01(o). To the best knowledge of any Loan Party, no other party to any such Lease is in default of its obligations thereunder. Except as set forth on Schedule 7.01(o), no Loan Party (or any other party to any such Lease) has at any time delivered or received any notice of default which remains uncured under any such Lease, except in respect of any default occurring as a result of the filing of the Chapter 11 Cases. As of the Interim Facility Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease, except any such default the enforcement of which is stayed by virtue of the filing of the Chapter 11 Cases.

               (p) Full Disclosure. To the best knowledge of management of each Loan Party, (i) all written information (including, without limitation, all information disclosed in the Parent's public filings with the SEC) and other materials (other than (x) the projections referred to below and (y) any discrepancies between (1) the information disclosed in prior public filings by the Parent with the SEC and (2) the information disclosed by the Parent under the titled sections set forth in Schedule 1.01(G) hereto of the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the information described in this clause (2), the "Supplemental Disclosure"), concerning the Loan Parties and their Subsidiaries (collectively, the "Information") which has been, or is hereafter, made available by, or on behalf of the Loan Parties when furnished was, or delivered will be, when considered as a whole, complete and correct in all material respects and, to the best knowledge of management of the Loan Parties, does not, or will not when delivered, when taken as a whole, contain any untrue statement of material fact, or, when taken as a whole, omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements has been made and (ii) all financial projections concerning the Loan Parties and their Subsidiaries that have been or are hereafter made available to the Lenders were, or when delivered will be, prepared in good faith on the basis of (A) assumptions believed by the management of the Loan Parties to be reasonable and
(B) information believed by the management of the Loan Parties to have been accurate based upon the information available to the management of the Loan Parties at the time such projections were furnished to the Lenders.

               (q) Intentionally Omitted.

               (r) Environmental Matters. Except as set forth on Schedule 7.01(r), (i) the operations of each Loan Party are in material compliance with all Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (v) no property now or formerly owned or operated by a Loan Party has been used as a treatment or disposal site for any Hazardous Material other than in material compliance with Environmental Laws; (vi) no Loan Party has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws which could reasonably be expected to have a Material Adverse Effect; (vii) each Loan Party holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a Loan Party's failure to maintain or comply with could not reasonably be expected to have a Material Adverse Effect; and (viii) no Loan Party has received any notification pursuant to any Environmental Laws that (A) any work, repairs, construction or Capital Expenditures are required to be made in respect as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as could not reasonably be expected to have a Material Adverse Effect. This Section 7.01(r) contains the sole representations and warranties of the Loan Parties with regard to matters arising under Environmental Laws.

               (s) Insurance. Each Loan Party keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required by the Collateral Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 7.01(s) sets forth a list of all insurance maintained by each Loan Party on the Interim Facility Effective Date.

               (t) Use of Proceeds. The proceeds of the Loans shall be used (i) in the case of the Loans made on the Interim Facility Effective Date and the Final Facility Effective Date, (A) to pay for the fees, costs and expenses incurred in connection with the transactions contemplated hereby and (B) for general corporate purposes and to fund ongoing working capital requirements of the Borrowers (including, without limitation, payments of Carve-Out Expenses and administrative expenses of the kind specified in Section 503(b) of the Bankruptcy Code incurred in the ordinary course of business of the Borrowers or otherwise approved by the Bankruptcy Court (and not otherwise prohibited under this Agreement), subject to the priorities set forth in the definition of "Agreed Administrative Expense Priorities" herein) and (ii) in the case of Loans made on the Final Facility Effective Date, to repay the Pre-Petition Obligations in full. The Letters of Credit will be used for general corporate and working capital purposes.

               (u) Location of Bank Accounts. Schedule 7.01(u) sets forth a complete and accurate list as of the Interim Facility Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

               (v) Intellectual Property. Except as set forth on Schedule 7.01(v), each Loan Party owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits for intellectual property rights and other intellectual property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on
Schedule 7.01(v) is a complete and accurate list as of the Interim Facility Effective Date of all such material licenses, permits, patents, patent applications, registered trademarks, trademark applications, registered service marks, tradenames, registered copyrights, and copyright applications of each Loan Party. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements, conflicts, claims and litigation which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               (w) Material Contracts. Set forth on Schedule 7.01(w) is a complete and accurate list as of the Interim Facility Effective Date of all Material Contracts (other than the Loan Documents) of each Loan Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms (except to the extent that any such Material Contract is terminated by a Loan Party or any of its Subsidiaries upon a determination by such Person in its reasonable business judgment that such Material Contract is no longer material and useful to the conduct of the business of the Parent and its Subsidiaries, taken as a whole), (ii) has not been otherwise amended or modified (other than in accordance with Section 8.02(s)), and (iii) is not in default in any material respect due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto, except any such default, the enforcement of which is stayed by virtue of the filing of the Chapter 11 Cases.

               (x) Holding Company and Investment Company Acts. None of the Loan Parties is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

               (y) Employee and Labor Matters. Except as could not reasonably be expected to have a Material Adverse Effect, there is (i) no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or, to the best knowledge of any Loan Party, threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the best knowledge of any Loan Party, threatened against any Loan Party or (iii) to the best knowledge of any Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. No Loan Party or any of its ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party other than payments in respect of severance, employment or consulting agreements that have been rejected by the Loan Parties in the Chapter 11 Cases with the approval of the Bankruptcy Court.

               (z) [Intentionally Omitted]

               (aa) Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN. Schedule 7.01(aa) sets forth a complete and accurate list as of the date hereof of (i) the exact legal name of each Loan Party, (ii) the jurisdiction of organization of each Loan Party, (iii) the organizational identification number of each Loan Party (or indicates that such Loan Party has no organizational identification number),
(iv) each place of business of each Loan Party, (v) the chief executive office of each Loan Party and (vi) the federal employer identification number of each Loan Party.

               (bb) Tradenames. Schedule 7.01(bb) hereto sets forth a complete and accurate list as of the Interim Facility Effective Date of all tradenames, business names or similar appellations used by each Loan Party or any of its divisions or other business units during the past five years.

               (cc) Locations of Collateral. There is no location at which any Loan Party has any Collateral (except for Inventory in transit) other than (i) those locations listed on Schedule 7.01(cc), (ii) any other locations in the United States for which such Loan Party has provided notice to the Agents in accordance with Section 8.01(l) and (iii) any other locations at which any Loan Party has Collateral with a fair market value of less than $50,000, individually for any location, and $500,000, for all such locations. Schedule 7.01(cc) hereto contains a true, correct and complete list, as of the Interim Facility Effective Date, of the legal names and addresses of each warehouse at which Collateral of each Loan Party is stored. None of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.

               (dd) Administrative Priority; Lien Priority.

                    (i) After the Interim Bankruptcy Court Order Entry Date or the Final Bankruptcy Court Order Entry Date, as the case may be, the Obligations of the Loan Parties will constitute allowed administrative expenses in the Chapter 11 Cases, having priority in payment over all other administrative expenses and unsecured claims against the Loan Parties now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, all administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 726
and 1114 of the Bankruptcy Code, subject only to the prior payment of Carve-Out Expenses to the extent set forth in clause "first" and the Rothschild Success Fee to the extent set forth in clause "second", in each case, of the definition of the term "Agreed Administrative Expense Priorities".

                    (ii) Upon entry of the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be, the Lien and security interest of the Collateral Agent on the Collateral shall be a valid and perfected first priority Lien, subject only to Permitted Priority Liens (subject to any action required under foreign law with respect to the Capital Stock of Foreign Subsidiaries solely to the extent that such foreign law is applicable).

                    (iii) On or after the Interim Bankruptcy Court Order Entry Date and prior to the Final Bankruptcy Court Order Entry Date, the Interim Bankruptcy Court Order is in full force and effect, and has not been reversed, modified, amended, stayed or vacated absent the written consent of the Agents, the Required Lenders and the Borrowers, and after the Final Bankruptcy Court Order Entry Date, the Final Bankruptcy Court Order is in full force and effect, and has not been reversed, modified, amended, stayed or vacated absent the written consent of the Agents, the Required Lenders and the Borrowers.

               (ee) Appointment of Trustee or Examiner; Liquidation. No order has been entered in any Chapter 11 Case (i) for the appointment of a Chapter 11 trustee, (ii) for the appointment of an examiner with enlarged powers (beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) under
Section 1106(b) of the Bankruptcy Code or (iii) to convert any Chapter 11 Case to a Chapter 7 case or to dismiss any Chapter 11 Case.

               (ff) FDA Compliance; Notices, etc. Except as set forth in
Schedule 7.01(ff) hereto, each Loan Party and each of its Subsidiaries are, and the products sold by each Loan Party and each of its Subsidiaries are, in compliance with all current applicable statutes, rules, regulations, guidelines, policies, orders or directives administered or issued by the FDA and the Food and Drug Act, except (i) where in such Person's reasonable opinion, such Person and its Subsidiaries will not ultimately be found by the FDA or under the Food and Drug Act to be out of compliance with such statutes, rules, regulations, guidelines, policies, orders or directives, (ii) where failure to so comply could not reasonably be expected to have a Material Adverse Effect, or (iii) with respect to any FDA Form 483-s or warning letters issued by the FDA or pursuant to the Food and Drug Act (the foregoing, together with any such notices as any Loan Party or any of its Subsidiaries may at any time hereafter receive, collectively, the "FDA Notices"), so long as such Person is diligently pursuing corrective action with respect to the same.

               (gg) Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.

               (hh) Representations and Warranties in Documents; No Default. All representations and warranties set forth in this Agreement and the other Loan Documents are true and correct in all respects at the time as of which such representations were made and on the Interim Facility Effective Date. No Event of Default has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.

                                  ARTICLE VIII

                          COVENANTS OF THE LOAN PARTIES

          Section 8.01 Affirmative Covenants. So long as any principal of or interest on any Loan, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:

               (a) Reporting Requirements. Furnish to each Agent and, if requested by any Agent, each Lender:

                    (i) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Parent and its Subsidiaries commencing with the first fiscal quarter of the Parent and its Subsidiaries ending after the Interim Facility Effective Date, either (A) a copy of a report on Form 10-Q, or any successor form, and any amendments thereto, filed by the Parent with the SEC with respect to the immediately preceding fiscal quarter or
(B) consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Parent and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail (and to include, in the case of the consolidated statements of stockholders' equity and cash flows, revenue and volume data for any products acquired and/or marketed by a Loan Party or any of its Subsidiaries to the extent that such product accounts for 7% or more of net revenues of the Parent and its Subsidiaries on a consolidated basis) by product line (to the extent available and in any event including profit and loss information by product line to the gross margin level) and reasonably acceptable to the Collateral Agent and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Parent and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its Subsidiaries furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

                    (ii) as soon as available, and in any event within 90 days after the end of each Fiscal Year of the Parent and its Subsidiaries, commencing with Fiscal Year ending December 31, 2005, either (A) a copy of a report on Form 10-K, or any successor form, and any amendments thereto, filed by the Parent with the SEC with respect to the immediately preceding Fiscal Year or (B) consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Parent and reasonably satisfactory to the Collateral Agent (which opinion shall be without any qualification or exception as to the scope of such audit);

                    (iii) as soon as available, and in any event within 30 days after the end of each fiscal month of the Parent and its Subsidiaries commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Interim Facility Effective Date, internally prepared consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Parent and its Subsidiaries for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

                    (iv) simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i) and (ii) of this Section 8.01(a), a certificate of an Authorized Officer of the Parent
(1) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto.

                    (v) (A) as soon as available and in any event within 15 days after the end of each fiscal month of the Parent and its Subsidiaries commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Interim Facility Effective Date, reports in form and detail satisfactory to the Collateral Agent and certified by an Authorized Officer of the Administrative Borrower as being accurate and complete (1) listing all Accounts Receivable of the Loan Parties as of such day (including an aging thereof) and such other information with respect to such Accounts Receivable as the Collateral Agent may reasonably request and (2) listing all accounts payable of the Loan Parties as of each such day (including an aging thereof) and such other information with respect to such accounts payable as the Collateral Agent may reasonably request, and

                    (B) as soon as available and in any event within 15 days after the end of each fiscal quarter of the Parent and its Subsidiaries commencing with the first fiscal quarter of the Parent and its Subsidiaries ending after the Interim Facility Effective Date, reports in form and detail satisfactory to the Collateral Agent and certified by an Authorized Officer of the Administrative Borrower as being accurate and complete listing all Inventory of the Loan Parties as of each such day, and containing a breakdown of such Inventory in a form reasonably satisfactory to the Collateral Agent and such other information with respect to such Inventory as the Collateral Agent may reasonably request;

                    (vi) (A) as soon as available and in any event not later than the end of each Fiscal Year, financial projections, supplementing and superseding the financial projections referred to in Section 7.01(g)(ii)(B), prepared on a quarterly basis and otherwise in form and substance reasonably satisfactory to the Collateral Agent, for the immediately succeeding Fiscal Year for the Parent and its Subsidiaries, (B) as soon as available and in any event not later than July 31st of each year, financial projections, supplementing and superseding the financial projections referred to in Section 7.01(g)(ii)(C), prepared on a quarterly basis and otherwise in form and substance reasonably satisfactory to the Collateral Agent, for the remaining six-month period in such Fiscal Year,
(C) as soon as available and in any event not later than the date of the Pharma Sale, a Long-Term Budget, supplementing and superceding the Long-Term Budget attached hereto as Schedule 1.01(C), in form consistent with the Long-Term Budget attached hereto as Schedule 1.01(C) and substance reasonably satisfactory to the Agents at the time of delivery thereof, for the remainder of the term of the Agreement, setting forth the cash receipts and disbursements and Revolving Loan and Letter of Credit projections of the Loan Parties after giving effect to the Pharma Sale, (D) on Wednesday of each week, commencing with the Wednesday of the first full week following the Interim Facility Effective Date, a Short-Term Budget, supplementing and superseding the Short-Term Budget previously delivered pursuant to this clause (D) for the prior week, showing actual performance and any variances of actual performance from projected performance, and (E) as soon as available and in any event within 3 Business Days after the end of each Budget Period, a reconciliation, in form and substance reasonably satisfactory to the Agents, of the actual total payments and cash generation/use of the Loan Parties and the actual maximum aggregate principal amount of Revolving Loans and Letter of Credit Obligations for such Budget Period to the budgeted line item amounts set forth in the Long-Term Budget for such Budget Period; all such financial projections to be prepared in good faith on the basis of (1) assumptions believed by the management of the Parent to be reasonable and (2) information believed by the management of the Parent to have been accurate based upon the information available to the management of the Parent at the time such projections are furnished to the Agents and the Lenders;

                    (vii) promptly after submission to any Governmental Authority, to the fullest extent permitted by applicable law, all documents and information furnished to such Governmental Authority (other than to the extent that provision of such documents or information to the Agents and the Lenders would invalidate any privileged status granted by such Governmental Authority with respect to such documents or information, in which case, the Loan Parties shall furnish a summary of the documents or information so provided that does not invalidate such privilege) in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority;

                    (viii) promptly, and in any event within 5 Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Administrative Borrower setting forth the details of such Event of Default or Default or other such event or development and the action which the affected Loan Party proposes to take with respect thereto;

                    (ix) promptly, and in any event within 5 Business Days after any Loan Party knows or has reason to know of any material violation, claim, complaint, charge or receipt of any material violation, claim, complaint or charge of or under the Food and Drug Act or any material applicable statutes, rules, regulations, guidelines, policies orders or directives administered or issued by the FDA, including without limitation receipt by any Loan Party or any of its Subsidiaries of any Product Recall Notice, or any other FDA Notice or amendment to a previous Product Recall Notice or FDA Notice, a statement of an Authorized Officer of the Administrative Borrower setting forth the details of such occurrence and the actions, if any, which such Loan Party proposes to take with respect thereto, and in the case of a written document evidencing such event, together with a true, correct and complete copy of such Product Recall Notice, FDA Notice or amendment or other notice, as the case may be.

                    (x) (A) promptly and in any event within 10 Business Days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that (1) any Reportable Event with respect to any Employee Plan has occurred,
(2) any other Termination Event with respect to any Employee Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, a statement of an Authorized Officer of the Administrative Borrower setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within 10 Business Days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 10 Business Days after the filing thereof with the Internal Revenue Service if requested by any Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within 10 Business Days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within 10 Business Days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under
Section 4241 of ERISA, and (F) promptly and in any event within 10 Business Days after any Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof;

                    (xi) promptly after the commencement thereof but in any event not later than 5 Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

                    (xii) [Intentionally Omitted]

                    (xiii) promptly, and in any event within 5 Business Days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Capital Stock (other than pursuant to a stock option plan or stock incentive plan approved by the Board of Directors of the Parent) of, or all or substantially all of the assets of, any Loan Party;

                    (xiv) promptly after the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness (other than (A) any statements, reports and other information any Loan Party sends to any holders of intercompany Indebtedness, Capitalized Lease Obligations or purchase money Indebtedness and (B) any statements, reports and other information any Loan Party sends to any holders of Indebtedness incurred by it prior to the Filing Date and not required to be delivered to the Agents and the Lenders pursuant to clause (xvii) below) or its securities or files with the SEC or any national (domestic or foreign) securities exchange;

                    (xv) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;

                    (xvi) promptly after the filing thereof, copies of all pleadings, motions, applications, financial information and other papers and documents filed by any Loan Party in the Chapter 11 Cases, which papers and documents shall also be given or served on each Agent's counsel;

                    (xvii) promptly after the sending thereof, copies of all written reports given by any Loan Party to any official or unofficial creditors' committee in the Chapter 11 Cases related to the operations, business, assets, properties or financial condition of the Loan Parties or any of their Subsidiaries (including, without limitation, audits, appraisals, valuations, projections and other financial reports) other than any written reports subject to privilege, provided that such Person may redact any confidential information contained in any such written report if it provides a summary of the nature of the information redacted to each Agent; and

                    (xviii) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as any Agent may from time to time may reasonably request.

               (b) Additional Guaranties and Collateral Security. Cause:

                    (i) each Domestic Subsidiary of any Loan Party not in existence on the Interim Facility Effective Date, to execute and deliver to the Collateral Agent promptly and in any event within 10 Business Days (or, in the case of clause (D) below, 15 Business Days) after the formation, acquisition or change in status thereof (A) a Guaranty guaranteeing the Obligations, (B) a Security Agreement, (C) if such Subsidiary has any Subsidiaries, a Pledge Agreement, together with (x) certificates, if any, evidencing all (or, in the case of a first-tier Foreign Subsidiary of such Subsidiary, 65%) (or such greater percentage that, due to a change in applicable law after the Interim Facility Effective Date, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent or (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg.
Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of the Capital Stock of any Person owned by such Subsidiary, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as the Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, (D) one or more Mortgages creating on any real property of such Subsidiary with a fair market value in excess of $500,000 (which, in the case of a leasehold interest in real property, shall be on a commercially reasonable efforts basis), a perfected, first priority Lien on such real property, a Title Insurance Policy covering such real property, a current ALTA survey thereof and a surveyor's certificate, each in form and substance satisfactory to the Collateral Agent, together with such other agreements, instruments and documents as the Collateral Agent may reasonably require whether comparable to the documents required under Section 8.01(n) or otherwise, and (E) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement, Pledge Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that substantially all property and assets of such Subsidiary shall become Collateral for the Obligations; and

                    (ii) each owner of the Capital Stock of any such Domestic Subsidiary to execute and deliver promptly and in any event within 10 Business Days after the formation or acquisition of such Subsidiary a Pledge Agreement, together with (A) certificates evidencing all of the Capital Stock of such Subsidiary, (B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinion of counsel and such approving certificate of such Subsidiary as the Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (D) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Collateral Agent relating to such shares.

               (c) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable material laws, rules, regulations (including, without limitation, the FDA Regulations and the HHS Regulations), orders, judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing), other than (i) any non-compliance for which no penalty or fine in excess of $250,000 is payable, or which is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from such non-compliance and with respect to which adequate reserves have been set aside for the payment of any penalty or fine arising therefrom in accordance with GAAP, or for which enforcement action is stayed by virtue of the filing of the Chapter 11 Cases and
(ii) any non-compliance existing on the Filing Date and set forth on Schedule 7.01(h), to the extent that such non-compliance, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               (d) Preservation of Existence, Etc. Maintain and preserve, and cause each of its Subsidiaries to (i) maintain and preserve, (A) its existence and (B) its other rights and privileges other than such rights and privileges the failure to so maintain and preserve could not reasonably be expect to have a Material Adverse Effect, and (ii) become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

               (e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

               (f) Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the agents and representatives of any Agent at any time and from time to time during normal business hours, and, so long as no Default or Event of Default shall have occurred and be continuing, upon reasonable prior notice and in a manner that does not materially interfere with the business or operations of the Loan Parties, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, Phase I Environmental Site Assessments (and, if reasonably requested by the Collateral Agent based upon the results of any such Phase I Environmental Site Assessment, a Phase II Environmental Site Assessment) or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 8.01(f).

               (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are material to its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases material to its business to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except any non-compliance resulting in a default, the enforcement of which is stayed by the Chapter 11 Cases.

               (h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Agents, the L/C Issuer and the Lenders, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Collateral Agent may reasonably require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent within 10 Business Days after receipt thereof and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days' prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrowers' expense and without any responsibility on the Collateral Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

               (i) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business other than those permits, licenses, authorizations, approvals, entitlements and accreditations the lack of which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

               (j) Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Collateral Agent any documentation of such compliance which the Collateral Agent may reasonably request; (iii) provide the Agents written notice within 5 Business Days of any notice of Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Subsidiaries and take any Remedial Actions required to abate said Release; and (iv) provide the Agents with written notice promptly and in any event within 10 Business Days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could have a Material Adverse Effect. This Section 8.01(j) and Section 8.02(r) contain the sole covenants of each Loan Party with regard to matters arising under Environmental Laws.

               (k) Further Assurances. Subject to the terms of the Bankruptcy Court Orders and the requirements of the Bankruptcy Court and applicable law, take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens (subject only to Permitted Liens) any of the Collateral or any other property of any Loan Party and its Subsidiaries (to the extent consistent with the terms of this Agreement and the other Loan Documents), (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Agent, each Lender and the L/C Issuer the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law and subject to the terms of the Bankruptcy Court Orders and the requirements of the Bankruptcy Court, each Loan Party (i) authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office,
(ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof. The assurances contemplated by this Section 8.01(k) shall be given under applicable non-bankruptcy law (to the extent not inconsistent with the Bankruptcy Code and the Bankruptcy Court Orders and not in violation of applicable non-bankruptcy law) as well as the Bankruptcy Code, it being the intention of the parties that any Agent may request assurances under applicable non-bankruptcy law, and such request shall be complied with (if otherwise made in good faith by such Agent) whether or not any of the Bankruptcy Court Orders are in force and whether or not dismissal of the Chapter 11 Cases or any other action by the Bankruptcy Court is imminent, likely or threatened.

               (l) Change in Collateral; Collateral Records. (i) Give the Collateral Agent not less than 10 days' prior written notice of any change in the location of any Collateral (other than Collateral in transit), other than with respect to (A) locations set forth on Schedule 7.01(cc) and (B) locations of any Collateral with an aggregate fair market value of less than $50,000, individually for any location, and $500,000, for all such locations, (ii) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Collateral Agent for the benefit of the Agents, the L/C Issuer and the Lenders from time to time, solely for the Collateral Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent may reasonably require, designating, identifying or describing the Collateral.

               (m) Subordination. Cause all Indebtedness now or hereafter owed by it to any other Loan Party or any of its Subsidiaries to be Subordinated Indebtedness.

               (n) After Acquired Real Property. Upon the acquisition by it or any of its Domestic Subsidiaries after the date hereof of any interest (whether fee or leasehold) in any real property (wherever located) (each such interest being an "After Acquired Property") (x) with a Current Value (as defined below) in excess of $250,000 in the case of a fee interest, or (y) requiring the payment of annual rent exceeding in the aggregate $100,000 in the case of leasehold interest, promptly so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and, in the case of a fee interest in After Acquired Property, either an appraisal or such Loan Party's good-faith estimate of the current value of such After Acquired Property (for purposes of this Section, the "Current Value"). The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage and the other documents referred to below or in the case of leasehold, a leasehold Mortgage. Within 15 Business Days of receipt of such notice requesting a Mortgage, the Person which has acquired such After Acquired Property shall furnish to the Collateral Agent the following, each in form and substance satisfactory to the Collateral Agent: (i) a Mortgage with respect to such After Acquired Property and related assets located at the After Acquired Property (which, in the case of a leasehold interest in After Acquired Property, shall be on a commercially reasonable efforts basis), each duly executed by such Person and in recordable form; (ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to create and perfect a valid and enforceable first priority lien on the property purported to be covered thereby or to otherwise protect the rights of the Agents, the L/C Issuer and the Lenders thereunder, (iii) a Title Insurance Policy, (iv) a survey of such After Acquired Property, certified to the Collateral Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to the Collateral Agent, (v) Phase I Environmental Site Assessments with respect to such After Acquired Property, certified to the Collateral Agent by a company reasonably satisfactory to the Collateral Agent,
(vi) in the case of a leasehold interest, a certified copy of the lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, and (vii) such other documents or instruments (including opinions of counsel) as the Collateral Agent may reasonably require. The Borrowers shall pay all fees, costs and expenses, including reasonable attorneys' fees, costs and expenses, and all title insurance charges and premiums, in connection with each Loan Party's obligations under this Section 8.01(n).

               (o) Fiscal Year. Cause the Fiscal Year of the Parent and its Subsidiaries to end on December 31st of each calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

               (p) Payments Current. Make (i) all royalty and other payments due and payable under each Licensing Agreement prior to the time when the other party thereto may terminate any such Licensing Agreement and (ii) all deferred payments when due in connection with any Acquisition, in each case, except for payments contested in good faith and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP and payments with respect to which enforcement action is stayed by virtue of the filing of the Chapter 11 Cases.

               (q) Retention of Advisors. Continue at all times the retention of FTI Consulting, Inc. and Rothschild, Inc. pursuant to the agreements between such financial advisors and the Parent entered into prior to the Filing Date (or other financial advisors reasonably acceptable to the Collateral Agent).

               (r) Pharma Sale.

                    (i) Within 1 day of the Interim Facility Effective Date, provide the Agents with a draft motion (the "Sale Procedure Motion") to be filed with the Bankruptcy Court for approval of a sale procedure reasonably acceptable to the Agents with respect to the

Pharma Sale. The Sale Procedure Motion, and the order approving such procedure (the "Sale Procedure Order"), shall be in form and substance reasonably satisfactory to the Agents. Without limiting the generality of the foregoing, the sale and bidding procedure sought by the Sale Procedure Motion and approved by the Sale Procedure Order shall expressly provide that the Net Cash Proceeds of the Pharma Sale shall be paid to the Administrative Agent for the benefit of the Agents, the Lenders and the L/C Issuer at the close of the Pharma Sale in accordance with the terms of this Agreement.

                    (ii) Within 5 days of the Interim Facility Effective Date, file the Sale Procedure Motion with the Bankruptcy Court for approval of the Pharma Sale.

                    (iii) Within 45 days of the Interim Facility Effective Date (or such longer period as may otherwise be agreed to in writing by the Collateral Agent), obtain entry of the Sale Procedure Order approving the Sale Procedure Motion.

                    (iv) Not later than September 30, 2005, receive the Net Cash Proceeds of the Pharma Sale.

                    (v) Take all commercially reasonable steps necessary or desirable to obtain any and all required regulatory and/or third party approvals for the Pharma Sale.

               (s) Landlord Waivers; Collateral Access Agreements. (i) At any time any Collateral with a book value in excess of 250,000 (when aggregated with all other Collateral at the same location) is located on any real property of a Loan Party (whether such real property is now owned or is acquired after the Interim Facility Effective Date) which is not owned by a Loan Party, use commercially reasonable efforts to obtain written subordinations or waivers, in form and substance reasonably satisfactory to the Collateral Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral (it being understood that in the event the Loan Parties are unable to obtain any such written subordination or waiver the Administrative Agent shall, at the direction of the Collateral Agent using its reasonable discretion, establish such reserves against Availability as the Collateral Agent deems necessary with respect to any such Collateral); and

                    (ii) At any time any Collateral with a book value in excess of 250,000 (when aggregated with all other Collateral at the same location) is located on any premises not owned by a Loan Party, use commercially reasonable efforts to obtain written access agreements, in form and substance reasonably satisfactory to the Collateral Agent, providing access to Collateral located on such premises in order to remove such Collateral from such premises during an Event of Default (it being understood that in the event the Loan Parties are unable to obtain any such written access agreements, the Administrative Agent shall, at the direction of the Collateral Agent using its reasonable discretion, establish such reserves against Availability as the Collateral Agent deems necessary with respect to any such Collateral).

          Section 8.02 Negative Covenants. So long as any principal of or interest on any Loan, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

               (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income; other than, as to all of the above, Permitted Liens. For the avoidance of doubt, this Section 8.02(a) does not prohibit an assignment or transfer permitted by Section 8.02(c)(ii).

               (b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

               (c) Fundamental Changes; Dispositions. Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that

                    (i) (A) any Borrower may be merged into or consolidated with, or may convey, sell or transfer all of its business, property or assets to, another Borrower and (B) any direct or indirect wholly-owned Subsidiary of any Loan Party (other than a Borrower) may be merged into, or may convey, sell or transfer all of its business, property or assets to, such Loan Party or another direct or indirect wholly-owned Subsidiary of such Loan Party, or may consolidate with, or may convey, sell or transfer all of its business, property or assets to, another direct or indirect wholly-owned Subsidiary of such Loan Party, or may be liquidated with its assets contributed to such Loan Party or another direct or indirect wholly-owned Subsidiary of such Loan Party, so long as (1) no other provision of this Agreement would be violated thereby, (2) such Loan Party gives the Agents at least 20 days' prior written notice of such merger or consolidation, (3) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (4) the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation and (5) if either Subsidiary is a Loan Party, the surviving Subsidiary, if any, is joined as a Loan Party hereunder and is a party to a Security Agreement and the Capital Stock of which Subsidiary is the subject of a Pledge Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation;

                    (ii) any Loan Party and its Subsidiaries may (A) sell Inventory in the ordinary course of business, (B) sell or license intellectual property, know-how, developed pharmaceutical products, drug delivery technologies and pharmaceutical product development, research and testing results in the ordinary course of business, (C) dispose of equipment in the ordinary course of business, (D) sell, lease, license or otherwise transfer property or assets to any Loan Party, provided that the Loan Parties shall cause to be executed and delivered such documents, instruments and certificates in connection therewith as the Collateral Agent may reasonably request, (E) sell, lease, license or otherwise transfer property or assets in exchange transactions in which a Loan Party or any of its Subsidiaries receives consideration with a fair market value at least equal (as determined by the Parent's board of directors) to the fair market value of the property or assets sold, leased, licensed or otherwise transferred, which consideration consists of property or assets that are used or useful in the same or a similar line of business as the Loan Parties; provided that (1) if the transferring Person is a Loan Party, a Loan Party shall be the party receiving the property or assets comprising such consideration, (2) with respect to the consideration received, the Loan Parties shall cause to be executed and delivered such documents, instruments and certificates in connection therewith as the Collateral Agent may reasonably request, (3) if the property or assets being transferred constitutes Collateral, the property or assets received as consideration shall also become Collateral in accordance with Section 8.01(k) and (4) if the property or assets being transferred in any such transaction has a fair market value in excess of $500,000, then, prior to the consummation of such transaction, the Administrative Borrower shall have received the prior consent of the Required Lenders, (F) sell or otherwise dispose of other property or assets for cash in an aggregate amount not less than the fair market value of such property or assets, (G) in the case of any direct or indirect Foreign Subsidiary of any Loan Party, sell, lease, license or otherwise transfer property or assets to any other direct or indirect wholly-owned Foreign Subsidiary of any Loan Party, and (H) make Investments permitted by Section 8.02(e); provided that, in the case of clauses (C) and (F) above, the Net Cash Proceeds of such Dispositions (x) do not exceed $500,000 in the aggregate during the term of this Agreement and (y) are paid to the Administrative Agent for the benefit of the Agents, the L/C Issuer and the Lenders if required pursuant to the terms of Section 2.05(c)(iii); and

                    (iii) the Borrowers may consummate the Pharma Sale on terms no less favorable than the terms set forth in the Pharma Purchase Agreement and otherwise in accordance with the terms of the Sale Procedure Motion and the Sale Procedure Order, provided that the Net Cash Proceeds received by the Borrowers as a result thereof are not less than the amount calculated as the "Potential Net Deal Proceeds" on the schedule entitled "Estimated Sources and Uses of Proceeds Analysis - Proposed Pharmaceuticals Sales Transaction" provided by the Borrowers to the Agents on May 8, 2005 (subject to the contingencies described in Footnote 1 thereto to the extent that such contingencies actually occur).

               (d) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in
Section 7.01(l).

               (e) Loans, Advances, Investments, Etc. Make or commit or agree to make any loan, advance, guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) Investments existing on the date hereof, as set forth on Schedule 8.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, (ii) loans, advances or other Investments by (A) a Loan Party or a Foreign Subsidiary to or in a Loan Party, in each case, made in the ordinary course of business, and (B) a Loan Party to or in the German Subsidiary made in the ordinary course of business and not exceeding in the aggregate for all Loan Parties to the German Subsidiary at any one time outstanding $500,000 (excluding advances of payroll in the ordinary course of business, which advances are permitted hereunder), (iii) loans and advances by a Loan Party or any of its Subsidiaries to its officers, directors, employees, agents, customers, suppliers or manufacturers for moving, entertainment, travel and other expenses in the ordinary course of business and not exceeding in the aggregate for all Loan Parties and their Subsidiaries at any one time outstanding (A) prior to the consummation of the Pharma Sale, $750,000 and (B) thereafter, $350,000, (iv) Permitted Investments, (v) Investments consisting of Capital Stock, obligations, securities or other property received by any Loan Party in settlement of accounts receivable or other Indebtedness (created in the ordinary course of business) from bankrupt obligors, (vi) Investments consisting of Indebtedness permitted by Section 8.02(b), and (vii) other Investments by a Loan Party not permitted under any of clauses (i) through (vi) of this

Section 8.02(e) in an aggregate amount for all Loan Parties and their Subsidiaries not to exceed $500,000 at any time.

               (f) Lease Obligations. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Capitalized Lease Obligations which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Interim Facility Effective Date owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed the amounts set forth in subsection
(g) of this Section 8.02, and (B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed $5,000,000.

               (g) Capital Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase made or Capitalized Lease entered into after the Filing
Date) that would cause the aggregate amount of all such Capital Expenditures arising from purchases made or Capitalized Leases entered into by the Loan Parties and their Subsidiaries during the period from and after the Filing Date through each date set forth below to exceed the amount set forth opposite such date:

 Period Ending       Amount
---------------   ----------
August 31, 2005   $2,500,000
May 11, 2006      $5,000,000

               (h) Restricted Payments. (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding, (iv) return any Capital Stock to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement (other than employment or consulting agreements with shareholders or other equity holders of any Loan Party or any of its Subsidiaries that are approved by the Board of Directors of the Parent) to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party; provided, however, (A) any Subsidiary of any Borrower may pay dividends to such Borrower or any wholly-owned

Subsidiary of such Borrower and (B) the Parent may pay dividends in the form of common Capital Stock, provided that, at the election of the Collateral Agent, which the Collateral Agent may and, upon the direction of the Required Lenders, shall make by notice to the Administrative Borrower, no such payment shall be made if an Event of Default shall have occurred and be continuing or would result from the making of any such payment.

               (i) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

               (j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, (ii) transactions with another Loan Party, (iii) intercompany transactions among the Loan Parties and their Subsidiaries expressly permitted by this Agreement, (iv) compensation and benefits to officers and directors to the extent approved by the Board of Directors of the Parent (or a committee of independent members thereof), and (v) the transactions set forth on Schedule 8.02(j).

               (k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 8.02(k) shall prohibit or restrict compliance with:

                    (A) this Agreement and the other Loan Documents;

                    (B) any agreements in effect on the date of this Agreement and described on Schedule 8.02(k);

                    (C) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances) or order of the Bankruptcy Court;

                    (D) in the case of clause (iv) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; or

                    (E) in the case of clause (iv) any agreement, instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto.

               (l) Limitation on Issuance of Capital Stock. Issue or sell or enter into any agreement or arrangement for the issuance and sale of, or permit any Subsidiary of the Parent to issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants.

               (m) Modifications, Organizational Documents and Certain Other Agreements; Etc.

                    (i) amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN, except that a Loan Party may (A) change its name, jurisdiction of organization, organizational identification number or FEIN in connection with a transaction permitted by
Section 8.02(c) and (B) change its name upon at least 30 days prior written notice by the Administrative Borrower to the Agents of such change and so long as, at the time of such written notification, such Person provides any financing statements or fixture filings necessary to perfect and continue perfected the Collateral Agent's Liens; or

                    (ii) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (v) that either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               (n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

               (o) Compromise of Accounts Receivable. Compromise or adjust any Account Receivable (or extend the time of payment thereof) or grant any discounts, allowances or credits or permit any of its Subsidiaries to do so other than (i) as set forth on Schedule 8.02(o) or (ii) in the ordinary course of its business and consistent with industry practice.

               (p) Properties. Permit any property (other than property with an aggregate fair market value of less than $500,000) to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Collateral Agent does not have a valid and perfected first priority Lien.

               (q) ERISA. (i) Engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in
Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of
Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law;
(iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

               (r) Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in compliance in all material respects with Environmental Laws.

               (s) Certain Agreements. Agree to any material amendment or other material change to or material waiver of any of its rights under the Xanodyne Agreement, any other Pharma Purchase Agreement or any other Material Contract that is materially adverse to the Agents, the L/C Issuer and the Lenders.

               (t) Excess Cash. Accumulate or maintain cash in bank accounts (in excess of checks outstanding against such accounts and amounts necessary to meet minimum balance requirements), cash equivalents or Permitted Investments of the Loan Parties and their Subsidiaries in an aggregate amount in excess of $1,000,000 (excluding amounts deposited into accounts subject to a control agreement in favor of the Collateral Agent, fiduciary accounts of the Parent or any of its Subsidiaries and deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Loan Party's or any of its Subsidiaries' salaried employees) for a period of more than 3 consecutive Business Days.

               (u) Bankruptcy Court Orders; Administrative Priority; Lien Priority; Payment of Claims.

                    (i) At any time, seek, consent to or suffer to exist any reversal, modification, amendment, stay or vacation of any of the Bankruptcy Court Orders, except for modifications and amendments agreed to by the Agents and the Required Lenders;

                    (ii) at any time, suffer to exist a priority for any administrative expense or unsecured claim against any of the Loan Parties (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 330, 331, 503(b), 506(c),

507(a), 507(b), 546(c), 726 and 1114 of the Bankruptcy Code equal or superior to the priority of the Agent and the Lenders in respect of the Obligations, except as provided in Section 4.05 and for the Carve-Out Expenses having priority of payment over the Obligations to the extent set forth in clause "first" and the Rothschild Success Fee to the extent set forth in clause "second", in each case, of the definition of the term "Agreed Administrative Expense Priorities";

                    (iii) at any time, suffer to exist any Lien on the Collateral having a priority equal or superior to the Lien in favor of the Collateral Agent for the benefit of the Agents, the Lenders and the L/C Issuer in respect of the Collateral, except for Permitted Priority Liens; and

                    (iv) prior to the date on which the Obligations have been paid in full in cash, the Loan Parties shall not pay any administrative expense claims except (A) (1) the Priority Professional Expenses then due and payable and (2) other payments then due and payable to the extent set forth in sub-clause (i) of clause "first" of the definition of the term "Agreed Administrative Expense Priorities", (B) the Rothschild Success Fee then due and payable to the extent set forth in clause "second" of the definition of the term "Agreed Administrative Expense Priorities", (C) the Obligations then due and payable hereunder, and (D) Carve-Out Expenses (other than Priority Professional Expenses) and other administrative expense and professional claims then due and payable in the ordinary course of the business of the Loan Parties or their respective Chapter 11 Cases, in each case, to the extent and having the order of priority set forth in the definition of the term "Agreed Administrative Expense Priorities". Notwithstanding the order of priority set forth in the definition of the term "Agreed Administrative Expense Priorities", the Borrowers may pay the administrative expense and professional claims described in clause (D) of this Section 8.02(u)(iv) in the ordinary course of the business of the Loan Parties or their respective Chapter 11 Cases so long as no Event of Default under this Agreement or a default by any Loan Party in any of its obligations under any of the Bankruptcy Court Orders shall have occurred and be continuing either before or after giving effect to such payment.

                    (v) Payments. Make any payment of principal or interest or otherwise on account of any Indebtedness or trade payable incurred prior to the Filing Date other than (i) to the Existing Agents and the Existing Lenders in respect of the Pre-Petition Obligations and (ii) to the Persons and in respect of the obligations set forth in Schedule 8.02(v), in the case of this clause
(ii), after prior written notice of any payment made pursuant to item 2 or 3 of
Schedule 8.02(v) has been given by the Loan Parties to the Collateral Agent and subject to the approval of the Bankruptcy Court.

                                   ARTICLE IX

                      MANAGEMENT, COLLECTION AND STATUS OF
                    ACCOUNTS RECEIVABLE AND OTHER COLLATERAL

          Section 9.01 Collection of Accounts Receivable; Management of Collateral. (a) On or prior to the Interim Facility Effective Date, the Loan Parties shall assist the Administrative Agent in (i) establishing, and, during the term of this Agreement, maintaining one or more lockboxes in the name of the Administrative Agent and identified on Schedule 9.01 hereto (collectively, the "Lockboxes") with the financial institutions set forth on Schedule 9.01 hereto or such other financial institutions selected by the Loan Parties and acceptable to the Administrative Agent in its sole discretion (each being referred to as a "Lockbox Bank"), and (ii) establishing, and during the term of this Agreement, maintaining an account (a "Collection Account" and, collectively, the "Collection Accounts") in the name of the Administrative Agent with each Lockbox Bank. The Loan Parties shall irrevocably instruct their Account Debtors, with respect to Accounts Receivable of the Loan Parties, to remit all payments to be made by checks or other drafts to the Lockboxes and to remit all payments to be made by wire transfer or by Automated Clearing House, Inc. payment as directed by the Administrative Agent and shall instruct each Lockbox Bank to deposit all amounts received in its Lockbox to the Collection Account at such Lockbox Bank on the day received or, if such day is not a Business Day, on the next succeeding Business Day. Until the Administrative Agent has advised the Loan Parties to the contrary after the occurrence and during the continuance of an Event of Default, the Loan Parties may and will enforce, collect and receive all amounts owing on the Accounts Receivable of the Loan Parties for the Administrative Agent's benefit and on the Administrative Agent's behalf, but at the Loan Parties' expense; such privilege shall terminate, at the election of any Agent, upon the occurrence and during the continuance of an Event of Default. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by the Loan Parties from any of their Account Debtors, as proceeds from Accounts Receivable of the Loan Parties, or as proceeds of any other Collateral, shall be held by the Loan Parties in trust for the Agents, the L/C Issuer and the Lenders and upon receipt be deposited by the Loan Parties in original form and no later than the next Business Day after receipt thereof into a Collection Account. The Loan Parties shall not commingle such collections with the Loan Parties' own funds or the funds of any of their Subsidiaries or Affiliates or with the proceeds of any assets not included in the Collateral. Prior to the occurrence of an Event of Default, all funds received in the Collection Accounts shall be processed by the respective Lockbox Banks in accordance with the instructions of officers or agents of the Borrowers in accordance with prior practice. After the occurrence and during the continuance of an Event of Default, the Collateral Agent may give notice to the respective Lockbox Banks that all funds received in the Collection Account shall be sent by wire transfer or Automated Clearing House, Inc. payment to the Administrative Agent's Account for application at the end of each Business Day to reduce the then outstanding Obligations, conditional upon final payment to the Administrative Agent. No checks, drafts or other instruments received by the Administrative Agent shall constitute final payment to the Administrative Agent unless and until such checks, drafts or instruments have actually been collected.

               (b) After the occurrence and during the continuance of an Event of Default, the Collateral Agent or its designee may, and at the request of the Required Lenders, the Collateral Agent shall, send a notice of assignment and/or notice of the Collateral Agent's security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter the Collateral Agent or its designee shall have the sole right to collect the Accounts Receivable and/or take possession of the Collateral and the books and records relating thereto. The Loan Parties shall not, without prior written consent of the Collateral Agent, grant any extension of time of payment of any Account Receivable, compromise or settle any Account Receivable for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, in the absence of a continuing Event of Default, as permitted by Section 8.02(o).

               (c) Subject to the entry and the terms of the Bankruptcy Court Orders, each Loan Party hereby appoints the Collateral Agent or its designee on behalf of the Collateral Agent as the Loan Parties' attorney-in-fact with power exercisable during the continuance of an Event of Default to endorse any Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts Receivable, to sign any Loan Party's name on any invoice or bill of lading relating to any of the Accounts Receivable, drafts against Account Debtors with respect to Accounts Receivable, assignments and verifications of Accounts Receivable and notices to Account Debtors with respect to Accounts Receivable, to send verification of Accounts Receivable, and to notify the Postal Service authorities to change the address for delivery of mail addressed to any Loan Party to such address as the Collateral Agent or such designee may designate and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), or for any error of judgment or mistake of fact or law not constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction; this power being coupled with an interest is irrevocable until all of the Loans, Letter of Credit Obligations and other Obligations under the Loan Documents are paid in full and all of the Loan Documents are terminated.

               (d) Nothing herein contained shall be construed to constitute any Agent as agent of any Loan Party for any purpose whatsoever, and the Agents shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents, by anything herein or in any assignment or otherwise, do not assume any of the obligations under any contract or agreement assigned to any Agent and shall not be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

               (e) If any Account Receivable includes a charge for any tax payable to any Governmental Authority, each Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the Loan Parties' account and to charge the Loan Parties therefor. The Loan Parties shall notify the Agents if any Account Receivable includes any taxes due to any such Governmental Authority and, in the absence of such notice, the Agents shall have the right to apply the full proceeds of such Account Receivable and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Account Receivable.

               (f) Notwithstanding any other terms set forth in the Loan Documents, the rights and remedies of the Agents, the L/C Issuer and the Lenders herein provided, and the obligations of the Loan Parties set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Document or as provided by law.

          Section 9.02 Accounts Receivable Documentation. The Loan Parties will at such intervals as the Collateral Agent may reasonably require, execute and deliver confirmatory written assignments of the Accounts Receivable to the Agents and furnish such further schedules and/or information as any such Agent may reasonably require relating to the Accounts Receivable. The items to be provided under this Section 9.02 are to be in form reasonably satisfactory to the Collateral Agent and are to be executed and delivered to the Agents from time to time solely for their convenience in maintaining records of the Collateral. The Loan Parties' failure to give any of such items to the Agents shall not affect, terminate, modify or otherwise limit the Collateral Agent's Lien on the Collateral. The Loan Parties shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Loan Parties' industry, and shall not re-bill any Accounts Receivable, except in the ordinary course of business, without promptly disclosing the same to the Agents and providing the Agents with a copy of such re-billing, identifying the same as such. If the Loan Parties become aware of anything materially detrimental to any of the Loan Parties' material customers' credit, the Loan Parties will promptly advise the Agents thereof.

          Section 9.03 Status of Accounts Receivable and Other Collateral. With respect to Collateral of any Loan Party at the time the Collateral becomes subject to the Collateral Agent's Lien, each Loan Party covenants, represents and warrants: (a) such Loan Party shall be the sole owner, free and clear of all Liens (except for Permitted Liens), and shall be fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) to the best knowledge of any Loan Party, each Account Receivable with an invoice amount in excess of $250,000 shall be a good and valid account representing a bona fide indebtedness incurred or an amount owed by the Account Debtor therein named; (c) none of the transactions underlying or giving rise to any Account Receivable shall violate any applicable state or federal laws or regulations, and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms (subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditor's rights generally); (d) except as set forth on
Schedule 8.02(o), no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by such Loan Party at or before the time such Account Receivable is created; (e) all agreements, instruments and other documents relating to any Account Receivable shall be true and correct and in all material respects what they purport to be; (f) such Loan Party shall maintain books and records pertaining to said Collateral in such detail, form and scope as the Agents shall reasonably require; (g) such Loan Party shall promptly notify the Collateral Agent if any Account Receivable with an invoice amount in excess of $250,000 arises out of contracts with any Governmental Authority, and will execute any instruments and take any steps required by the Collateral Agent in order that all monies due or to become due under any such contract shall be assigned to the Collateral Agent and notice thereof given to such Governmental Authority under the Federal Assignment of Claims Act or any similar state or local law; (h) such Loan Party will, immediately upon learning thereof, report to the Agents any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectibility of any of the Collateral with a value in excess of $250,000; (i) if any amount payable under or in connection with any Account Receivable with an invoice amount in excess of $250,000 is evidenced by a promissory note or other instrument, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Collateral Agent for the benefit of the Agents, the L/C Issuer and the Lenders as additional Collateral; (j) such Loan Party shall conduct a physical count of its Inventory at such intervals as any Agent reasonably may request (but, absent an Event of Default, not more than 2 times in any 12 month period during the term of this Agreement) and such Loan Party shall promptly supply the Agents with a copy of such count accompanied by a report of the value (based on the lower of cost (on a first in first out basis) and market value) of such Inventory; and (k) such Loan Party is not and shall not be entitled to pledge any Agent's or any Lender's credit on any purchases or for any purpose whatsoever.

          Section 9.04 Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent or its designee may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent or its designee who shall have full authority to do all acts necessary to protect the Agents' and the Lenders' interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent or its designee may reasonably request to preserve the Collateral. All costs and expenses incurred by the Collateral Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrowers and charged to the Loan Account.

                                   ARTICLE X

                                EVENTS OF DEFAULT

          Section 10.01 Events of Default. If any of the following Events of Default shall occur and be continuing:

               (a) any Borrower shall fail to pay any principal of or interest on any Loan, any Collateral Agent Advance, or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

               (b) any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document shall have been incorrect in any material respect when made or deemed made;

               (c) any Loan Party shall:

                    (i) fail to perform or comply with any covenant or agreement contained in Section 6.04, Section 8.01(a)(vi)(D), Section 8.01(a)(viii),
Section 8.01(a)(xvi), Section 8.01(a)(xvii), Section 8.01(c), Section 8.01(d)(i)(A), Section 8.01(f), Section 8.01(h) (other than with respect to the delivery of insurance policies thereunder), Section 8.01(o), or Section 8.01(q),
Section 8.01(r), Section 8.02 or ARTICLE IX, or any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Agreement to which it is a party, any Pledge Agreement to which it is a party, or any Mortgage to which it is a party;

                    (ii) fail to perform or comply with any covenant or agreement contained in Section 8.01(a) (other than Section 8.01(a)(vi)(D),
Section 8.01(a)(viii), Section 8.01(a)(xvi) and Section 8.01(a)(xvii)), Section 8.01(g), Section 8.01(i), Section 8.01(j), Section 8.01(k), Section 8.01(l),
Section 8.01(n) or Section 8.01(p), and such failure continues for 5 Business Days; or

                    (iii) fail to perform or comply with any covenant or agreement contained in Section 8.01(b), Section 8.01(d)(i)(B), Section 8.01(d)(ii), Section 8.01(e), Section 8.01(h) (with respect to the delivery of insurance policies thereunder), Section 8.01(m) or Section 8.01(s) and such failure continues for 10 Business Days;

               (d) any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this
Section 10.01, such failure continues for 15 Business Days;

               (e) an order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court appointing, or any Loan Party shall file an application for an order with respect to any Chapter 11 Case seeking the appointment of, (i) a trustee under Section 1104, or (ii) an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code;

               (f) an order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court converting such Chapter 11 Case to a Chapter 7 case;

               (g) an application shall be made by any Borrower for an order by the Bankruptcy Court, or an order shall be entered by the Bankruptcy Court, confirming a plan of reorganization in any of the Chapter 11 Cases which does not (i) contain a provision for termination of the Total Commitment and payment in full in cash of all Obligations of the Borrowers hereunder and under the other Loan Documents and the termination or cash collateralization of the outstanding Letters of Credit on or before the effective date of such plan or plans upon entry thereof and (ii) provide for the continuation of the Liens and security interests granted to the Collateral Agent for the benefit of the Agents, the Lenders and the L/C Issuer and priorities until such plan effective date;

               (h) an order shall be entered by the Bankruptcy Court dismissing any of the Chapter 11 Cases which does not contain a provision for termination of the Total Commitment, and payment in full in cash of all Obligations of the Borrowers hereunder and under the other Loan Documents upon entry thereof and the termination or cash collateralization of the outstanding Letters of Credit;

               (i) an order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court without the express prior written consent of the Agents and the

Lenders, (i) to revoke, reverse, stay, modify, supplement or amend any of the Bankruptcy Court Orders, (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority as to the Loan Parties equal or superior to the priority of the Agents and the Lenders in respect of the Obligations, except for allowed administrative expenses to the extent set forth in clause "first" and the Rothschild Success Fee to the extent set forth in clause "second", in each case, of the definition of the term "Agreed Administrative Expense Priorities", or
(iii) to grant or permit the grant of a Lien on the Collateral other than a Permitted Lien;

               (j) an application for any of the orders described in clauses (e) through (i) above shall be made by a Person other than the Borrowers and such application is not contested by the Borrowers in good faith and the relief requested is granted in an order that is not stayed pending appeal;

               (k) an order shall be entered by the Bankruptcy Court that is not stayed pending appeal granting relief from the automatic stay to any creditor of any Loan Party with respect to any claim in an amount equal to or exceeding $500,000 in the aggregate;

               (l) (i) any Loan Party shall attempt to invalidate, reduce or otherwise impair the Liens or security interests of any Agent and/or the Lenders, claims or rights against such Person or to subject any Collateral to assessment pursuant to Section 506(c) of the Bankruptcy Code, (ii) any Lien or security interest created by this Agreement or the Bankruptcy Court Orders shall, for any reason, cease to be valid or (iii) any action is commenced by any Loan Party which contests the validity, perfection or enforceability of any of the Liens and security interests of any Agent and/or the Lenders created by any of the Bankruptcy Court Orders, this Agreement, any Mortgage, any Security Agreement, and any Pledge Agreement or any other security agreement;

               (m) the determination of any Loan Party, whether by vote of such Person's board of directors or otherwise, to suspend the operation of such Person's business in the ordinary course, liquidate all or substantially all of such Person's assets, or to conduct any sales of all or substantially all of such Person's assets, or the filing of a motion or other application in the Chapter 11 Cases, seeking authority to do any of the foregoing, in each case, other than in connection with the Pharma Sale;

               (n) the Bankruptcy Court Orders or any Security Agreement, any Pledge Agreement, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid, perfected and first priority Lien (subject to any action required under foreign law with respect to the Capital Stock of Foreign Subsidiaries solely to the extent that such foreign law is applicable) in favor of the Collateral Agent for the benefit of the Agents, the L/C Issuer and the Lenders on any Collateral purported to be covered thereby, except to the extent permitted by the terms thereof;

               (o) any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, other than the US Trustee for the Chapter 11 Cases, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

               (p) except to the extent permitted by the terms of any Loan Document, any bank (other than any Agent) at which any deposit account, blocked account, or lockbox account of any Loan Party containing deposits in excess of $100,000 is maintained shall fail to comply with any of the terms of any deposit account, blocked account, lockbox account or similar agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of any Loan Party shall fail to comply with any of the terms of any investment property control agreement to which such Person is a party;

               (q) one or more judgments, orders or awards (or any settlement of any claim that, if breached, could result in a judgment, order or award) for the payment of money exceeding $500,000 in the aggregate shall be rendered against any Loan Party or any of its Subsidiaries and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement that have not been stayed by the automatic stay in the Chapter 11 Cases, or (ii) there shall be a period of 20 consecutive days after entry thereof during which a stay of enforcement of any such judgment, order, award or settlement, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment, order, award or settlement shall not give rise to an Event of Default under this subsection (q) if and for so long as (A) the amount of such judgment, order, award or settlement is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment, order, award or settlement;

               (r) the Loan Parties and their Subsidiaries are enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of their business, taken as a whole, for more than fifteen (15) days;

               (s) any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

               (t) any cessation of a substantial part of the business (other than the business of the Pharmaceuticals Division of the Loan Parties as a result of the Pharma Sale) of the Loan Parties and their Subsidiaries, taken as a whole, for a period which materially and adversely affects the ability of such Person to continue its business on a profitable basis;

               (u) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Loan Party or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

               (v) the indictment of any Loan Party or any of its Subsidiaries under any criminal statute, or commencement of criminal or civil proceedings against any Loan Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of the Loan Parties and their Subsidiaries, taken as whole;

               (w) any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $500,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Loan Party's or any of its ERISA Affiliates' annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount exceeding $500,000;

               (x) any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by any Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $500,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of
the Internal Revenue Code, the liability is in excess of such amount);

               (y) any Loan Party or any of its Subsidiaries shall be liable for any Environmental Liabilities and Costs the payment of which could reasonably be expected to have a Material Adverse Effect;

               (z) any Loan Party or any of its Subsidiaries shall (i) receive a Product Recall Notice or (ii) fail to be in substantial compliance with the Food and Drug Act and all current applicable statutes, rules, regulations, guidelines, policies, orders or directives administered or issued by the FDA, to the extent that such failure could reasonably be expected to (a) have a Material Adverse Effect or (b) result in or account for a 10% or greater decrease in the Parent's and its Subsidiaries' total sales from the preceding Fiscal Year;

               (aa) a Change of Control shall have occurred;

               (bb) an event or development occurs which could reasonably be expected to have a Material Adverse Effect; or

               (cc) a Material Adverse Deviation shall have occurred;

          then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Administrative Borrower and subject to the terms of the Bankruptcy Court Orders, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans and

Obligations then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans and Obligations, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without further order of, or application to, the Bankruptcy Court (except as otherwise expressly provided in the Bankruptcy Court Orders), presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law (including, but not limited to, the Bankruptcy Code and the Uniform Commercial Code, hereunder and under the other Loan Documents. Subject to Section 5.04(b), the L/C Issuer may, after the occurrence and during the continuation of any Event of Default, require the Borrowers to deposit with the Administrative Agent with respect to each Letter of Credit then outstanding cash in an amount equal to 110% of the greatest amount for which such Letter of Credit may be drawn. Such deposits shall be held by the Administrative Agent as security for, and to provide for the payment of, the Letter of Credit Obligations.

                                   ARTICLE XI

                                     AGENTS

          Section 11.01 Appointment. (a) Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints and authorizes the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent's inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Collateral Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and (viii) subject to Section 11.03 of this Agreement, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of Loans; provided, however, that the L/C Issuer shall not be required to refuse to honor a drawing under any Letter of Credit and the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

               (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent", "Collateral Agent" or "Agents" as used in this Article XI and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

          Section 11.02 Nature of Duties. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders have instructed such Agent to act or refrain from acting pursuant hereto.

          Section 11.03 Rights, Exculpation, Etc. No Agent-Related Person shall be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agent-Related Persons (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts;
(iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agent-Related Persons shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 5.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agent-Related Persons may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agent-Related Persons are permitted or required to take or to grant, and if such instructions are promptly requested, the Agent-Related Persons shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent-Related Person as a result of such Agent-Related Person acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

          Section 11.04 Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

          Section 11.05 Indemnification. To the extent that any Agent-Related Person or the L/C Issuer is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify such Agent-Related Person and the L/C Issuer from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent or the L/C Issuer in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent-Related Person or the L/C Issuer under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 11.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from such Agent-Related Person's or the L/C Issuer's gross negligence or willful misconduct. The obligations of the Lenders under this
Section 11.05 shall survive the payment in full of the Loans and the termination of this Agreement.

          Section 11.06 Agents Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

          Section 11.07 Successor Agent. (a) Each Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Administrative Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below. Any resignation by Bank of America as Administrative Agent shall also constitute its resignation as L/C Issuer.

               (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent; provided, that, so long as no Event of Default shall have occurred and be continuing, if such successor Agent is not the other Agent hereunder (or any of its Affiliates or Related Funds), such appointment shall be made with the consent of the Administrative Borrower (which consent shall not be unreasonably withheld, delayed or conditioned). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation hereunder as an Agent, the provisions of this ARTICLE XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

               (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent, with the consent of the other Agent shall then appoint a successor Agent who shall serve as an Agent until such time, if any, as the Required Lenders, with the consent of the other Agent, appoint a successor Agent as provided above;

provided, that, so long as no Event of Default shall have occurred and be continuing, if such successor Agent is not the other Agent hereunder (or any of its Affiliates or Related Funds), such appointment shall be made with the consent of the Administrative Borrower (which consent shall not be unreasonably withheld, delayed or conditioned).

               (d) In the case of the resignation of the Administrative Agent from the performance of all its functions and duties hereunder and under the other Loan Documents, if no successor Administrative Agent accepts appointment as Administrative Agent within said thirty (30) Business Day period, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Collateral Agent shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as a successor Administrative Agent is appointed in accordance with this Section 11.07.

          Section 11.08 Collateral Matters.

               (a) The Collateral Agent may from time to time make such disbursements and advances ("Collateral Agent Advances") which the Collateral Agent, in its reasonable business judgment, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans, Letter of Credit Obligations and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, fees, costs and expenses as described in Section 12.04. The Collateral Agent Advances shall be repayable on demand and be secured by the Collateral and shall bear interest at a rate per annum equal to the rate of interest then applicable to the Loans, except that no such Collateral Agent Advance shall be eligible to be a LIBOR Rate Loan. The Collateral Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 5.02. The Collateral Agent shall notify the Administrative Agent, each Lender and the Administrative Borrower in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance. Without limitation to its obligations pursuant to Section 11.05, each Lender agrees that it shall make available to the Collateral Agent, upon the Collateral Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Collateral Agent Advance. If such funds are not made available to the Collateral Agent by such Lender, the Collateral Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

               (b) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Commitment and payment and satisfaction of all Loans, Letter of Credit Obligations, and all other Obligations which have matured and which the Collateral Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or (subject to Section 12.02) if approved, authorized or ratified in writing by the Required Lenders; or to subordinate any Lien on any property granted to the Collateral Agent to the holder of any Lien on such property permitted by clauses (e) or (h) of the definition of Permitted Liens. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 11.08(b).

               (c) Without in any manner limiting the Collateral Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 11.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 11.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents, the L/C Issuer and the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's reasonable business judgment, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

               (d) The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 11.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

          Section 11.09 Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents, the L/C Issuer and the Lenders as secured party. Should the Administrative Agent, the L/C Issuer or any Lender obtain possession or control of any such Collateral, the Administrative Agent, the L/C Issuer or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent's request therefor shall deliver possession or control of such Collateral to the Collateral Agent or in accordance with the Collateral Agent's instructions. In addition, the

Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

          Section 11.10 Senior Subordinated Note Intercreditor Agreement. The Administrative Agent and each Lender hereby grants to the Collateral Agent all requisite authority to enter into or otherwise become bound by the Senior Subordinated Note Intercreditor Agreement and to bind the Administrative Agent and the Lenders thereto by the Collateral Agent's entering into or otherwise becoming bound thereby, and no further consent or approval on the part of the Administrative Agent or any Lender is or will be required in connection with the performance of the Senior Subordinated Note Intercreditor Agreement.

          Section 11.11 Other Agents; Arrangers and Manager. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger," or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                  ARTICLE XII

                                 MISCELLANEOUS

          Section 12.01 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to any Loan Party, at the following address:

          aaiPharma Inc.
          2320 Scientific Park Drive
          Wilmington, North Carolina 28405
          Attention: Chief Financial Officer
          Telephone: 704-254-7000
          Telecopier: 910-815-2387

          with a copy to:

          Robinson, Bradshaw & Hinson, P.A.
          101 North Tryon Street, Suite 1990
          Charlotte, North Carolina 28246
          Attention: Matthew S. Churchill, Esq.
          Telephone: 704-377-2536
          Telecopier: 704-373-3988
          if to the Administrative Agent, to it at the following addresses:

          for payments and requests for credit extensions:

          Bank of America, N.A.
          Mail Code: TX1-492-14-12
          90 Main Street, 14th Floor
          Dallas, Texas 75202-3714
          Attention: Stephen Keilers
          Telephone: 214-209-2627
          Telecopier: 214-290-8367

          for copies of executed Assignment and Acceptances:

          Bank of America, N.A.
          Mail Code: NC1-001-15-01
          One Independence Center
          101 North Tryon Street
          Charlotte, North Carolina 28255
          Attention: GCIB Assignment Desk
          Telephone: 704-386-7259
          Telecopier: 704-409-0080

          payment instructions:

          Bank of America, N.A.
          Mail Code: TX1-492-14-12
          90 Main Street, 14th Floor
          Dallas, Texas 75202-3714
          ABA#: 111-000-012
          Account #: 129-100-0883
          Attention: Credit Services / Stephen Keilers
          Ref: aaiPharma

          for all other notices:

          Bank of America, N.A.
          Mail Code: CA5-701-05-19
          1455 Market Street, 5th Floor
          San Francisco, California 94103
          Attention: Annie Cuenco
          Telephone: 415-436-4008
          Telecopier: 415-503-5007
          if to the Collateral Agent, to it at the following address:

          Silver Point Finance, LLC
          Two Greenwich Plaza
          Greenwich, Connecticut 06830
          Attention: David Sawyer
          Telephone: 203-542-4206
          Telecopier: 203-542-4306

          with copies to:

          in the case of any Agent:

          Schulte Roth & Zabel LLP
          919 Third Avenue
          New York, New York 10022
          Attention: Frederic L. Ragucci, Esq.
          Telephone: 212-756-2000
          Telecopier: 212-593-5955

          in the case of the Administrative Agent:

          Moore & Van Allen, PLLC
          100 N. Tryon Street, Suite 4700
          Charlotte, North Carolina 28202
          Attention: C. Wayne McKinzie, Esq.
          Telephone: 704-331-1061
          Telecopier: 704-331-1159

          if to the L/C Issuer, to it at the following address:

          Bank of America, N.A.
          Mail Code: CA9-703-19-23
          333 South Beaudry Avenue, 19th Floor
          Los Angeles, California 90017-1466
          Attention: Sandra Leon
          Telephone: 213-345-5231
          Telecopier: 213-345-0265

          with a copy to:

          Moore & Van Allen, PLLC
          100 N. Tryon Street, Suite 4700
          Charlotte, North Carolina 28202
          Attention: C. Wayne McKinzie, Esq.
          Telephone: 704-331-1061
          Telecopier: 704-331-1159
          if to any Lender, to it at such address as shall be designated by it in a written notice to the other parties complying as to delivery with the terms of this Section 12.01 or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01. All such notices and other communications shall be effective, (i) if mailed, when received or three days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to any Agent or the L/C Issuer pursuant to ARTICLE II, ARTICLE III or Section
12.07 shall not be effective until received by such Agent or the L/C Issuer, as the case may be.

Nothing in this Agreement or in any other Loan Document shall be construed to limit or affect the obligation of the Borrowers or any other Person to serve upon the Agents and the Lenders in the manner prescribed by the Bankruptcy Code any pleading or notice required to be given to the Agents and the Lenders pursuant to the Bankruptcy Code.

          Section 12.02 Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders or by the Collateral Agent with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans or Obligations payable to any Lender (provided that only the consent of the Required Lenders shall be required to waive the applicability of any post-default increase in interest rates), reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any scheduled payment of principal of, or any payment of interest or fees on, the Loans or Letter of Credit Obligations payable to any Lender, in each case without the written consent of such Lender, (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder, (iii) amend the definition of "Required Lenders", "Pharma Sale" or "Pro Rata Share", (iv) release all or a substantial portion of the Collateral or subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Lenders (except as otherwise provided in this Agreement and the other Loan Documents as in effect on the date hereof), or release any Borrower or any Guarantor, (v) amend, modify or waive
Section 2.05(c)(iv), Section 2.05(d)(iv), Section 5.04, Section 8.02(c)(iii) or this Section 12.02 of this Agreement, or (vi) modify, waive, release or subordinate the superpriority claim status of the Obligations (except as permitted in this Agreement and the Loan Documents), in each case, without the written consent of each Lender. Notwithstanding the foregoing (a) no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents and (b) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer, affect the rights or duties of the L/C Issuer (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

          Section 12.03 No Waiver; Remedies, Etc. No failure on the part of any Agent, the L/C Issuer or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents, the L/C Issuer and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents, the L/C Issuer and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents, the L/C Issuer and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

          Section 12.04 Expenses; Taxes; Attorneys' Fees. The Borrowers will pay on demand, all out-of-pocket costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (c) through (m) below, each Lender) (other than the fees and out-of-pocket costs and expenses incurred by Silver Point prior to the Filing Date in connection with its retention of Capstone Corporate Recovery LLC, which out-of-pocket costs and expenses shall be paid by the Borrowers to the extent required by the Fee/Expense Side Letter, dated as of April 29, 2005, between the Parent and Silver Point), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable out-of-pocket fees, costs, client charges and expenses of counsel for each Agent (and, in the case of clauses (c) through (m) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals (it being understood that, to the extent applicable with respect to visits, audits, inspections, valuations and field examinations, the limitations set forth in
Section 5.01 shall apply to this Section 12.04), arising from or relating to:
(a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to
Section 8.01(b) or the review of any of the agreements, instruments and documents referred to in Section 8.01(f) and the use of Intralinks or other similar information transmission systems in connection with the Loan Documents),
(b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent, the L/C Issuer or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents' or the Lenders' claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent, the L/C Issuer or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document,
(h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (k) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility owned or operated by any Loan Party, (l) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien, or (m) the receipt by any Agent, the L/C Issuer or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (w) the Borrowers agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by any Agent, the L/C Issuer or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrowers agree to save each Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions,
(x) the Borrowers agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, (y) the Borrowers agree to pay all fees and reasonable out-of-pocket expenses incurred by the Collateral Agent after the Filing Date in connection with its retention of Capstone Corporate Recovery LLC, and (z) if the Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers.

          Section 12.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent, the L/C Issuer or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent, the L/C Issuer or such Lender to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent, the L/C Issuer or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent, the L/C Issuer or such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents, the L/C Issuer and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents, the L/C Issuer and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

          Section 12.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 12.07 Assignments and Participations.

               (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns (including, except for the right to request Loans, any trustee succeeding to the rights of the Loan Parties pursuant to Chapter 11 of the Bankruptcy Code or pursuant to any conversion to a case under Chapter 7 of the Bankruptcy Code); provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

               (b) Each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans made by it and its Pro Rata Share of Letter of Credit Obligations); provided, however, that (i) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (x) an Affiliate of such Lender or a Related Fund of such Lender or
(y) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or a multiple of $1,000,000 in excess thereof), (ii) the parties to each such assignment shall execute and deliver to the Collateral Agent (and, in the case of an assignment by a Lender of all or a portion of its Revolving Credit Commitment and its Revolving Loans, the Administrative Agent), for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to an Affiliate of such Lender or Related Fund of such Lender), (iii) except as provided in Section 12.07(b)(iv), any such assignment shall be made with the written consent of (x) in the case of an assignment by a Lender to one or more other lenders or other entities of all or a portion of its Term Loan Commitment and the Term Loan made by it, the Collateral Agent and (y) in the case of an assignment by a Lender to one or more other lenders or other entities of all or a portion of its Revolving Credit Commitment and the Revolving Loans made by it, each Agent, in each case, which consent shall not be unreasonably withheld, and
(iv) no written consent of any Agent shall be required in connection with any assignment by a Lender to an Affiliate of such Lender or a Related Fund of such Lender. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the delivery thereof to the Collateral Agent (and the Administrative Agent, if applicable) (or such shorter period as shall be agreed to by the Collateral Agent (and the Administrative Agent, if applicable) and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Collateral Agent shall provide to the Administrative Agent and the Parent a copy of any Assignment and Acceptance accepted by it under this Section 12.07(b). Notwithstanding anything contained to the contrary in this Section 12.07(b) or any Assignment and Acceptance, the Administrative Agent shall not be required to recognize any assignee lender as a Lender under this Agreement until the second Business Day following the date of its receipt of a copy of such Assignment and Acceptance from the Collateral Agent in accordance with Section 12.01. Notwithstanding anything contained to the contrary in this Section 12.07(b), a Lender may assign any or all of its rights under the Loan Documents to an Affiliate of such Lender or a Related Fund of such Lender without delivering an Assignment and Acceptance to the Collateral Agent (and the Administrative Agent, if applicable); provided, that (x) the Borrowers and the Agents may continue to deal solely and directly with such assigning Lender in connection with the interest so assigned until such Lender and its assignee shall have executed and delivered an Assignment and Acceptance to the Collateral Agent (and the Administrative Agent, if applicable) for recordation and (y) the failure of such assigning Lender to deliver an Assignment and Acceptance to the Collateral Agent (and the Administrative Agent, if applicable) or any other Person shall not affect the legality, validity or binding effect of such assignment.

               (c) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

               (d) The Collateral Agent shall, on behalf of the Borrowers, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans (the "Registered Loans") and Letter of Credit Obligations owing to each Lender from time to time. Other than in connection with an assignment by a Lender to an Affiliate of such Lender or a Related Fund of such Lender, the entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. In the case of any assignment by a Lender to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender shall maintain a comparable register.

               (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any promissory notes subject to such assignment, the Collateral Agent shall, if the Collateral Agent (and the Administrative Agent, if applicable) consents to such assignment and if such Assignment and Acceptance has been completed (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

               (f) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

               (g) In the event that any Lender sells participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

               (h) Any foreign Person who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 2.08(d).

               (i) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments, the Loans made by it and its Pro Rata Share of the Letter of Credit Obligations); provided, that (i) such Lender's obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such

Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans or Letter of Credit Obligations,
(B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 11.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.08 and Section 5.05 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender.

               (j) In the event (i) any Lender delivers to the Administrative Borrower any notice in accordance with Section 2.08(c), Section 2.09(d), or
Section 5.05(b), (ii) any Lender defaults in its obligations to fund a Revolving Loan pursuant to this Agreement, or (iii) any Lender (a "Non-Consenting Lender") refuses to consent to an amendment, modification or waiver of this Agreement that, pursuant to Section 12.02, requires the consent of all of the Lenders or all of the Lenders directly affected thereby, then, provided that no Default or Event of Default has occurred and is continuing at such time, the Borrowers may, at their own expense (such expense to include any transfer fee payable to the Collateral Agent under Section 12.07(b) ), require such Lender to transfer and assign in whole or in part, without recourse (in accordance with and subject to the terms and conditions of Section 12.07), all or part of its interests, rights and obligations under this Agreement to any assignee which shall assume such assigned obligations, provided that (A) such assignee shall be acceptable to the Collateral Agent (and in the case of an assignment of a Revolving Credit Commitment or Revolving Loans, the Administrative Agent), (B) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority, (C) the Borrowers or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder (including, without limitation, any amounts owing pursuant to Section 2.09(d), or Section 5.05(b)) and (D) in the event such Lender is a Non-Consenting Lender, each assignee shall consent, at the time of such assignment, to each matter in respect of which such Lender was a Non-Consenting Lender and the Borrowers also require each other Lender that is a Non-Consenting Lender to assign its interests, rights and obligations under this.

          Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier or electronic transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.


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
          Section 12.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, EXCEPT AS GOVERNED BY THE BANKRUPTCY CODE.

          Section 12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE BANKRUPTCY COURT, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE BANKRUPTCY COURT. EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF THE BANKRUPTCY COURT AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADMINISTRATIVE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION
12.01. THE LOAN PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS, THE L/C ISSUER AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          Section 12.11 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY

SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT, THE L/C ISSUER OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT, THE L/C ISSUER OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE L/C ISSUER AND THE LENDERS ENTERING INTO THIS AGREEMENT.

          Section 12.12 Consent by the Agents, the L/C Issuer and Lenders. Except as otherwise expressly set forth herein or in any other Loan Document to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of any Agent, the L/C Issuer or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent, the L/C Issuer or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent, the L/C Issuer or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

          Section 12.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

          Section 12.14 Reinstatement; Certain Payments. If any claim is ever made upon any Agent, any Lender or the L/C Issuer for repayment or recovery of any amount or amounts received by such Agent, such Lender or the L/C Issuer in payment or on account of any of the Obligations, such Agent, such Lender or the L/C Issuer shall give prompt notice of such claim to each other Agent and Lender and the Administrative Borrower, and if such Agent, such Lender or the L/C Issuer repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent, such Lender or the L/C Issuer or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Agent, such Lender or the L/C Issuer with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Agent, such Lender or the L/C Issuer hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Agent, such Lender or the L/C Issuer.

          Section 12.15 Indemnification.

               (a) General Indemnity. In addition to each Loan Party's other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Agent, each Lender and the L/C Issuer and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Interim Facility Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent's or any Lender's furnishing of funds to the Borrowers or the L/C Issuer's issuing of Letters of Credit for the account of the Borrowers under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans, or the Letter of Credit Obligations, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

               (b) Environmental Indemnity. Without limiting Section 12.15(a) hereof, each Loan Party agrees to, jointly and severally, defend, indemnify, and hold harmless the Indemnitees against any and all Environmental Liabilities and Costs, arising out of (i) any Releases or threatened Releases (x) at any property presently or formerly owned or operated by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest, or (y) of any Hazardous Materials generated and disposed of by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (ii) any violations of Environmental Laws; (iii) any Environmental Action relating to any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest;
(iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; and (v) any breach of any warranty or representation regarding environmental matters made by the Loan Parties in
Section 7.01(r) or the breach of any covenant made by the Loan Parties in
Section 8.01(j). Notwithstanding the foregoing, the Loan Parties shall not have any obligation to any Indemnitee under this subsection (b) regarding any potential environmental matter covered hereunder which is caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

               (c) The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The indemnities set forth in this Section 12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

          Section 12.16 Parent as Agent for Borrowers. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for the Borrowers (the

"Administrative Borrower") which appointment shall remain in full force and effect unless and until the Agents shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide to the Agents and receive from the Agents all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agents, the L/C Issuer nor the Lenders shall incur liability to the Borrowers as a result hereof. Each of the Borrowers expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Agents, the L/C Issuer and the Lenders to do so, and in consideration thereof, each of the Borrowers hereby jointly and severally agrees to indemnify the Indemnitees and hold the Indemnitees harmless against any and all liability, expense, loss or claim of damage or injury, made against such Indemnitee by any of the Borrowers or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of the Borrowers as herein provided,
(b) the Agents, the L/C Issuer and the Lenders relying on any instructions of the Administrative Borrower, or (c) any other action taken by any Agent, the L/C Issuer or any Lender hereunder or under the other Loan Documents. Notwithstanding the foregoing, the Loan Parties shall not have any obligation to any Indemnitee under this Section 12.16 for any liability, expense, loss or claim of damage or injury which is caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

          Section 12.17 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, including, without limitation, the Letter of Credit Fee, the Unused Line Fee and the fees set forth in the Fee Letter, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

          Section 12.18 Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent, the L/C Issuer and each Lender and when the conditions precedent set forth in Section 6.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent, the L/C Issuer and each Lender, and their respective successors and assigns (including, except for the right to request Loans, any trustee succeeding to the rights of the Loan Parties pursuant to Chapter 11 of the Bankruptcy Code or pursuant to any conversion to a case under Chapter 7 of the Bankruptcy Code), except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Agents, the L/C Issuer and each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof.

          Section 12.19 Interest. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent, the L/C Issuer or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent, the L/C Issuer or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent, the L/C Issuer or any Lender that is contracted for, taken, reserved, charged or received by such Agent, the L/C Issuer or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent, the L/C Issuer or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent, the L/C Issuer or such Lender, as applicable, to the Borrowers); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent, the L/C Issuer or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent, the L/C Issuer or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent, the L/C Issuer or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent, the L/C Issuer or such Lender to the Borrowers). All sums paid or agreed to be paid to any Agent, the L/C Issuer or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent, the L/C Issuer or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent, the L/C Issuer or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent, the L/C Issuer or such Lender pursuant to this Section
12.19 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent, the L/C Issuer or such Lender would be less than the amount of interest payable to such Agent, the L/C Issuer or such Lender computed at the Highest Lawful Rate applicable to such Agent, the L/C Issuer or such Lender, then the amount of interest payable to such Agent, the L/C Issuer or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent, the L/C Issuer or such Lender until the total amount of interest payable to such Agent, the L/C Issuer or such Lender shall equal the total amount of interest which would have been payable to such Agent, the L/C Issuer or such Lender if the total amount of interest had been computed without giving effect to this Section 12.19.

          For purposes of this Section 12.19, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agents, the L/C Issuer and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

          The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

          Section 12.20 Confidentiality. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any Agent, the L/C Issuer or any Lender (it being understood that such Person will be informed of the confidential nature of such information and instructed to keep it confidential),
(iii) to examiners, auditors, accountants or Securitization Parties, (iv) in connection with any litigation to which any Agent, the L/C Issuer or any Lender is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 12.20. Each Agent, the L/C Issuer and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification; provided that each Loan Party acknowledges that each Agent and each Lender may make disclosure as required or requested by any Governmental Authority having or asserting jurisdiction over such Agent, the L/C Issuer or Lender or representative thereof and that each Agent and each Lender may be subject to review by Securitization Parties or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information (it being understood that such Person will be informed of the confidential nature of such information and instructed to keep it confidential).

          Section 12.21 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

          Section 12.22 USA Patriot Act Notice.

          Each Lender, the Collateral Agent (for itself and not on behalf of any Lender) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender, the Collateral Agent or the Administrative Agent, as applicable, to identify the Borrowers in accordance therewith.

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                                     -128-

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    BORROWERS:

                                    AAIPHARMA INC., as a debtor and a
                                    debtor-in-possession


                                    By: /s/ Ludo J. Reynders
                                        ----------------------------------------
                                    Name: Ludo J. Reynders
                                    Title: President and Chief Executive Officer


                                    APPLIED ANALYTICAL INDUSTRIES LEARNING
                                    CENTER, INC., as a debtor and a
                                    debtor-in-possession


                                    By: /s/ Gregory S. Bentley
                                        ----------------------------------------
                                    Name: Gregory S. Bentley
                                    Title: Vice President


                                    AAI TECHNOLOGIES, INC., as a debtor and a debtor-in-possession


                                    By: /s/ Gregory S. Bentley
                                        ----------------------------------------
                                    Name: Gregory S. Bentley
                                    Title: Vice President


                                    AAI PROPERTIES, INC., as a debtor and a
                                    debtor-in-possession


                                    By: /s/ Gregory S. Bentley
                                        ----------------------------------------
                                    Name: Gregory S. Bentley
                                    Title: Vice President


                                    AAI JAPAN, INC., as a debtor and a
                                    debtor-in-possession


                                    By: /s/ Gregory S. Bentley
                                        ----------------------------------------
                                    Name: Gregory S. Bentley
                                    Title: Vice President

                                    KANSAS CITY ANALYTICAL SERVICES, INC.,
                                    as a debtor and a debtor-in-possession


                                    By: /s/ Gregory S. Bentley
                                        ----------------------------------------
                                    Name: Gregory S. Bentley
                                    Title: Vice President


                                    AAI DEVELOPMENT SERVICES, INC., as a debtor and a debtor-in-possession


                                    By: /s/ Gregory S. Bentley
                                        ----------------------------------------
                                    Name: Gregory S. Bentley
                                    Title: Vice President


                                    AAIPHARMA LLC, as a debtor and a
                                    debtor-in-possession


                                    By: /s/ Gregory S. Bentley
                                        ----------------------------------------
                                    Name: Gregory S. Bentley
                                    Title: Vice President


                                    AAI DEVELOPMENT SERVICES, INC., as a debtor and a debtor-in-possession


                                    By: /s/ Gregory S. Bentley
                                        ----------------------------------------
                                    Name: Gregory S. Bentley
                                    Title: Vice President

                                    COLLATERAL AGENT:

                                    SILVER POINT FINANCE, LLC,
                                    as Collateral Agent


                                    By: /s/ Frederick H. Fogel
                                        ----------------------------------------
                                    Name: Frederick H. Fogel
                                          --------------------------------------
                                    Title: Authorized Signatory
                                           -------------------------------------


                                    ADMINISTRATIVE AGENT:

                                    BANK OF AMERICA, N.A.,
                                    as Administrative Agent


                                    By: /s/ Annie Cuenco
                                        ----------------------------------------
                                    Name: Annie Cuenco
                                          --------------------------------------
                                    Title: Assistant Vice President
                                           -------------------------------------

                                    LENDERS:

                                    BANK OF AMERICA, N.A.,
                                    as L/C Issuer


                                    By: /s/ Timothy L. Ison
                                        ----------------------------------------
                                    Name: Timothy L. Ison
                                          --------------------------------------
                                    Title: Vice President
                                           -------------------------------------


                                    BANK OF AMERICA, N.A.,
                                    as a Lender


                                    By: /s/ Jonathan M. Barnes
                                        ----------------------------------------
                                    Name: Jonathan M. Barnes
                                          --------------------------------------
                                    Title: Associate
                                           -------------------------------------


                                    SEA PINES FUNDING LLC,
                                    as a Lender


                                    By: /s/ Meredith J. Koslick
                                        ----------------------------------------
                                    Name: Meredith J. Koslick
                                          --------------------------------------
                                    Title: Assistant Vice President
                                           -------------------------------------


                                    TRS THEBE LLC,
                                    as a Lender


                                    By: /s/ Alice L. Wagner
                                        ----------------------------------------
                                    Name: Alice L. Wagner
                                          --------------------------------------
                                    Title: Vice President
                                           -------------------------------------


                                    SIL LOAN FUNDING LLC,
                                    as a Lender


                                    By: /s/ Jennifer M. Parker
                                        ----------------------------------------
                                    Name: Jennifer M. Parker
                                          --------------------------------------
                                    Title: Attorney in Fact
                                           -------------------------------------

                                    SPCP GROUP LLC,
                                    as a Lender


                                    By: /s/ Frederick H. Fogel
                                        ----------------------------------------
                                    Name: Frederick H. Fogel
                                          --------------------------------------
                                    Title: Authorized Signatory
                                           -------------------------------------


                                    SPF CDO I, LLC,
                                    as a Lender


                                    By: /s/ Frederick H. Fogel
                                        ----------------------------------------
                                    Name: Frederick H. Fogel
                                          --------------------------------------
                                    Title: Authorized Signatory
                                           -------------------------------------


                                    GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                    as a Lender


                                    By: /s/ Mark DeNotale
                                        ----------------------------------------
                                    Name: Mark DeNotale
                                          --------------------------------------
                                    Title: Authorized Signatory
                                           -------------------------------------